Exhibit 99.1

ASPEN INSURANCE HOLDINGS LIMITED

Notice of 2009 Annual General Meeting of Shareholders
and
Proxy Statement

ASPEN INSURANCE HOLDINGS LIMITED
Maxwell Roberts Building
1 Church Street
Hamilton HM11
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2009

To our Shareholders:

The annual general meeting of shareholders (the “Shareholders”) of Aspen Insurance Holdings Limited (the “Company”) will be held at the offices of the Company, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda on April 29, 2009 at 12.00 p.m. Bermuda time (the “Annual General Meeting”) for the following purposes:

1.	To re-elect Mr. Richard Houghton, Mr. Julian Cusack and Mr. Glyn Jones as Class II directors of the Company;

2.	To re-appoint KPMG Audit Plc, London, England, to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and to authorize the Board of Directors through the Audit Committee to set the remuneration for the independent registered public accounting firm;

3.	To adopt the amended and restated Bye-Laws of the Company to reflect the changes described in Appendix I;

4.	To adopt the amendments to the Memorandum of Association of the Company to reflect the changes to the Bermuda Companies Act. The proposed changes are outlined in Appendix II;

5.	To act on various matters concerning the Company’s non-U.S. subsidiaries; and

6.	To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

The Company will also lay before the meeting the financial statements of the Company for the year ended December 31, 2008 pursuant to the provisions of the Bermuda Companies Act of 1981 and the Company’s Bye-Laws.

The close of business on March 2, 2009 has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual General Meeting, a complete list of Shareholders entitled to vote at the Annual General Meeting will be open for examination by any Shareholder during ordinary business hours at the offices of the Company at Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda.

Shareholders are urged to complete, date, sign and return the enclosed proxy card to Aspen Insurance Holdings Limited, c/o BNY Mellon Shareowner Services, P. O. Box 3862, South Hackensack, NJ 07606, in the accompanying envelope, which does not require postage if mailed in the United States. Shareholders who appear on the Company’s register may also vote their ordinary shares by telephone or over the Internet. Signing and returning a proxy card will not prohibit you from attending the Annual General Meeting. Please note that the person designated as your proxy need not be a shareholder. Persons who hold their ordinary shares in a brokerage account or through a nominee will also likely have the added flexibility of directing the voting of their ordinary shares by telephone or over the Internet.

By Order of the Board of Directors,

Heather Kitson
Secretary

Hamilton, Bermuda
March 20, 2009

ASPEN INSURANCE HOLDINGS LIMITED
Maxwell Roberts Building
1 Church Street
Hamilton HM11
Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
April 29, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be
Held on April 29, 2009

The proxy statement and annual report to security holders are available at www.aspen.bm

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Aspen Insurance Holdings Limited (the “Company”) to be voted at our annual general meeting of shareholders (the “Shareholders”) to be held at the offices of the Company, Maxwell Roberts Building, 1 Church Street, Hamilton HM11 Bermuda on April 29, 2009 at 12:00 p.m. Bermuda time, or at such other meeting upon any postponement or adjournment thereof (the “Annual General Meeting”). Directions to the meeting may be obtained by contacting the Company at 441-295-8201. This Proxy Statement, the Notice of Annual General Meeting of Shareholders and the accompanying form of proxy are being first mailed to Shareholders on or about March 20, 2009. These proxy materials, along with a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are also available for viewing at www.aspen.bm.

As of March 2, 2009, the record date for the determination of persons entitled to receive notice of, and to vote at, the Annual General Meeting, there were 81,541,970 ordinary shares of the Company, par value U.S. 0.15144558¢ per share (the “ordinary shares”), issued and outstanding. The ordinary shares are our only class of equity securities outstanding and entitled to vote at the Annual General Meeting.

Holders of ordinary shares are entitled to one vote on each matter to be voted upon by the Shareholders at the Annual General Meeting for each share held. Pursuant to our Bye-Laws 63 to 67, the voting power of all ordinary shares is adjusted to the extent necessary so that there is no 9.5% U.S. Shareholder. For the purposes of our Bye-Laws, a 9.5% U.S. Shareholder is defined as a United States Person (as defined in the Internal Revenue Code of 1986, as amended, of the United States (the “Code”)) whose “controlled shares” (as defined below) constitute nine and one-half percent or more of the voting power of all ordinary shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

Because the applicability of the voting power reduction provisions to any particular Shareholder depends on facts and circumstances that may be known only to the Shareholder or related persons, the Company requests that any holder of ordinary shares with reason to believe that it is a 9.5% U.S. Shareholder (as described above) contact the Company promptly so that the Company may determine whether the voting power of such holder’s ordinary shares should be reduced. By submitting a proxy, unless the Company has otherwise been notified or made a determination with respect to a holder of ordinary shares, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% U.S. Shareholder.

In order to determine the number of controlled shares owned by each Shareholder, we are authorized to require any Shareholder to provide such information as the Board may deem necessary for the purpose of determining whether any Shareholder’s voting rights are to be adjusted pursuant to the Company’s Bye-Laws. We may, in our reasonable discretion, disregard the votes attached to ordinary shares of any Shareholder failing to respond to such a request or submitting incomplete or inaccurate information. “Controlled shares”

will include, among other things, all ordinary shares that a person is deemed to beneficially own directly, indirectly or constructively (as determined pursuant to Sections 957 and 958 of the Code).

The presence of one or more Shareholders in person or by proxy holding at least 50% of the voting power (that is the number of maximum possible votes of the Shareholders entitled to attend and vote at a general meeting, after giving effect to the provision of our Bye-Laws 63 to 67) of all of the issued and outstanding ordinary shares of the Company throughout the meeting shall form a quorum for the transaction of business at the Annual General Meeting.

Pursuant to our Bye-Laws 63 to 67, it is currently expected that there will be no adjustments to the voting power, since there does not appear to be any Tentative 9.5% U.S. Shareholder (as defined in our Bye-Laws). Therefore, every Shareholder will be entitled to one vote per each matter to be voted upon for each ordinary share held by such Shareholder.

The Company’s Bye-Law 84 provides that, if the Company is required or entitled to vote at a general meeting of any of its subsidiaries organized under the laws of a jurisdiction outside the United States of America (each, a “Non-U.S. Subsidiary”), the Board shall refer the subject matter of the vote to the Shareholders of the Company on a poll and seek authority from the Shareholders in a general meeting of the Company for the Company’s corporate representative or proxy to vote in favor of the resolutions proposed by such Non-U.S. Subsidiary. The Board shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by the Non-U.S. Subsidiary.

At the Annual General Meeting, Shareholders will be asked to take the following actions:

1.  To vote FOR the re-election of Mr. Richard Houghton, Mr. Julian Cusack and Mr. Glyn Jones as Class II directors of the Company;

2.  To vote FOR the appointment of KPMG Audit Plc, London, England, to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and to authorize the Board through the Audit Committee (the “Audit Committee”) to set the remuneration for the independent registered public accounting firm;

3.  To vote FOR the amendment and restatement to the Bye-Laws of the Company to reflect the changes described in Appendix I of this Proxy Statement;

4.  To vote FOR the amendments to the Company’s Memorandum of Association to reflect the changes described in Appendix II of this Proxy Statement;

5.  To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance UK Limited (“Aspen U.K.”), an indirect wholly-owned insurance company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote:

(a) for the election of Messrs. Glyn Jones, Christopher O’Kane, Richard Bucknall, Ian Cormack, Richard Houghton, Stephen Rose and Oliver Peterken and Ms. Heidi Hutter as company directors to the board of directors of Aspen U.K.;

(b) for the amendments to the Articles of Association of Aspen U.K. described in Appendix III;

6.  To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance UK Services Limited (“Aspen Services”), an indirect wholly-owned services company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote:

(a) for the election of Messrs. Christopher O’Kane, Richard Houghton and Stephen Rose as company directors to the board of directors of Aspen Services;

(b) for the amendments to the Articles of Association of Aspen Services described in Appendix III;

7.  To vote FOR the resolutions proposed by the Company in respect of Aspen (UK) Holdings Limited (“Aspen (UK) Holdings”), a wholly-owned intermediary holding company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote:

(a) for the election of Messrs. Christopher O’Kane, Richard Houghton and Stephen Rose as company directors to the board of directors of Aspen (UK) Holdings;

(b) for the amendments to the Articles of Association of Aspen (UK) Holdings described in Appendix III;

8.  To vote FOR the resolutions proposed by the Company in respect of AIUK Trustees Limited (“AIUK Trustees”), an indirect wholly-owned company which administers Aspen U.K.’s pension, organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote:

(a) for the election of Messrs. Stephen Rose, John Henderson, Christopher Woodman and Michael Cain and Ms. Katharine Wade as company directors to the board of directors of AIUK Trustees;

(b) for the amendments to the Articles of Association of AIUK Trustees described in Appendix III;

9.  To vote FOR the resolutions proposed by the Company in respect of Aspen Underwriting Limited (“AUL”), a wholly-owned company organized under the laws of England and Wales, which acts as the corporate member of Aspen’s Syndicate 4711 at Lloyd’s, as an instruction for the Company’s representatives or proxies to vote FOR:

(a) the election of Ms. Karen Green and Mr. Christopher O’Brien as company directors for election to the board of directors of AUL;

(b) for the amendments to the Articles of Association of AUL described in Appendix III;

10.  To vote FOR the resolutions proposed by the Company in respect of Aspen Managing Agency Limited (“AMAL”), a wholly-owned company organized under the laws of England and Wales, which acts as the managing agent of Aspen’s Syndicate 4711 at Lloyd’s, as an instruction for the Company’s representatives or proxies to vote FOR:

(a) the election of Messrs. Richard Bucknall, John Hobbs, James Ingham-Clark, Robert Long, Christopher O’Brien, Mathew Yeldham, Ms. Karen Green and Ms. Heidi Hutter as company directors for election to the board of directors of Aspen Managing Agency Limited;

(b) for the amendments to the Articles of Association of AMAL described in Appendix III;

11.  To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance Limited (“Aspen Bermuda”), a wholly-owned insurance company organized under the laws of Bermuda, as an instruction for the Company’s representatives or proxies to vote FOR:

(a) the election of Messrs. Christopher O’Kane, Julian Cusack, James Few, Oliver Peterken, and David Skinner, Ms. Karen Green and Ms. Heather Kitson as company directors for election to the board of directors of Aspen Bermuda for 2009 and the authorization of the board of directors of Aspen Bermuda to appoint any individual as an alternate director or as a director to fill any casual vacancy created from time to time (provided the number of directors does not exceed 11) of Aspen Bermuda for 2009 and to fix the remuneration of such directors;

(b) the appointment of KPMG as the auditor of Aspen Bermuda for the fiscal year ended December 31, 2009 and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm;

(c) the amendments to the Bye-Laws of Aspen Bermuda to reflect the changes described in Appendix IV of this Proxy Statement; and

(d) the amendments to the Memorandum of Association of Aspen Bermuda to reflect the changes described in Appendix V of this Proxy Statement.

Aspen U.K., Aspen Services, Aspen (UK) Holdings, AUL, AMAL and AIUK Trustees are collectively referred to as the “U.K. Subsidiaries” and Aspen Bermuda, together with the U.K. Subsidiaries are collectively referred to as the “Non-U.S. Subsidiaries”.

At the Annual General Meeting, Shareholders will also receive the report of our independent registered public accounting firm and may be asked to consider and take action with respect to such other matters as may properly come before the Annual General Meeting.

Proposals 3, 6, 8, 10, 12, 14 and 16 require an affirmative vote of three-fourths of the voting power of the votes cast at the Annual General Meeting (taking into account Bye-Laws 63 to 67). All other proposals require an affirmative vote of the majority of the voting power of the votes cast at the Annual General Meeting (taking into account Bye-Laws 63 to 67).The Company intends to conduct all voting at the Annual General Meeting by poll as requested by the Chairman of the meeting, in accordance with our Bye-Laws.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with the Companies Act 1981 of Bermuda and Bye-Law 140 of the Company, the Company’s financial statements for the year ended December 31, 2008 will be presented at the Annual General Meeting. The Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by Shareholders, and no such approval will be sought at the meeting.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE BOARD HAS DESIGNATED THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY AS PROXIES. Such persons designated as proxies serve as officers of the Company. Any Shareholder desiring to appoint another person to represent him or her at the Annual General Meeting may do so either by inserting such person’s name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Secretary of the Company at the address indicated above, before the time of the Annual General Meeting. It is the responsibility of the Shareholder appointing such other person to represent him or her to inform such person of this appointment.

Each ordinary share represented by a properly executed proxy which is returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in a properly executed proxy, it will be voted FOR each of the proposals described herein and set forth on the accompanying form of proxy, and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual General Meeting. If a Shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the Shareholder appointing him or her. Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking such proxy, by executing and delivering a later-dated proxy, or by voting in person at the Annual General Meeting. Attendance at the Annual General Meeting by a Shareholder who has executed and delivered a proxy to us shall not in and of itself constitute a revocation of such proxy. For ordinary shares held in “street name” by a broker, bank or other nominee, new voting instructions must be delivered to the broker, bank or nominee prior to the Annual General Meeting.

Because the Company is currently a foreign private issuer, to the extent that beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, member brokerage firms of The New York Stock Exchange, Inc. (the “NYSE”) that hold ordinary shares in street name for such beneficial owners may not vote in their discretion upon any of the proposals. Any “broker non-votes” and abstentions will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before the Annual General Meeting. Generally, “broker non-votes” occur when ordinary shares held for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote the ordinary shares on a particular proposal. If a quorum is not present, the Shareholders who are represented may adjourn the Annual General Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the adjourned meeting.

We will bear the cost of solicitation of proxies. We have engaged Mellon Investor Services LLC to be our proxy solicitation agent. For these services, we will pay Mellon Investor Services LLC a fee of approximately $8,500, plus expenses. Further solicitation may be made by our directors, officers and employees personally, by telephone, Internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the ordinary shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual General Meeting to the beneficial owners of ordinary shares which such persons hold of record.

MANAGEMENT

Board of Directors of the Company

Pursuant to provisions that were in our bye-laws and a shareholders’ agreement by and among us and certain shareholders prior to our initial public offering in 2003, certain of our shareholders had the right to appoint or nominate and remove directors to serve on our Board of Directors. Mr. Cormack was appointed director by Candover Investments plc, its subsidiaries and funds under management. Dr. Rosenthal was nominated as director by the Blackstone Group, respectively, each a founding shareholder. After our initial public offering, no specific shareholder has the right to appoint or nominate or remove one or more directors pursuant to an explicit provision in our bye-laws or otherwise.

Our bye-laws provide for a classified Board of Directors, divided into three classes of directors, with each class elected to serve a term of three years. Our incumbent Class I Directors were elected at our 2008 annual general meeting and are scheduled to serve until our 2011 annual general meeting. Our incumbent Class II Directors were re-elected at our 2006 annual general meeting and will be subject for re-election at our 2009 annual general meeting, except for Dr. Rosenthal who will not be standing for re-election at the next scheduled annual general meeting. Our incumbent Class III Directors were elected at our 2007 annual general meeting and are scheduled to serve until our 2010 annual general meeting.

As of February 15, 2009, we had the following directors on our Board of Directors and committees:

					Corporate
					Governance
Name	Age	Director Since	Audit	Compensation	& Nominating	Investment	Risk

Class I Directors:
Christopher O’Kane	54	2002
Heidi Hutter	51	2002	✓				Chair
David Kelso	56	2005	✓			✓	✓
John Cavoores	51	2006		✓			✓
Liaquat Ahamed	56	2007				Chair	✓
Class II Directors:
Julian Cusack	58	2002				✓	✓
Norman L. Rosenthal	57	2002	✓		✓
Glyn Jones	56	2006			Chair	✓
Richard Houghton	43	2007				✓
Class III Directors:
Ian Cormack	61	2003	Chair				✓
Matthew Botein	35	2007		✓	✓	✓
Richard Bucknall	60	2007	✓	Chair

Glyn Jones.  With effect from May 2, 2007, Mr. Jones was appointed as Chairman. Mr. Jones has been a director since October 30, 2006. He also has served as a non-executive director of Aspen U.K. since December 4, 2006. As of July 25, 2008, Mr. Jones has served as Chairman of Hermes Fund Managers. Mr. Jones is also the Chairman of Towry Law. Mr. Jones was most recently the Chief Executive Officer of Thames River Capital. From 2000 to 2004, he served as Chief Executive Officer of Gartmore Investment Management in the U.K. Prior to Gartmore, Mr. Jones was Chief Executive of Coutts NatWest Group and Coutts Group, which he joined in 1997, and was responsible for strategic leadership, business performance and risk management. In 1991 he joined Standard Chartered, later becoming the General Manager of Global Private Banking. Mr. Jones was a consulting partner with Coopers & Lybrand/Deloitte Haskins & Sells Management Consultants from 1981 to 1990.

Christopher O’Kane.  Mr. O’Kane has been our Chief Executive Officer and a director since June 21, 2002. He is also currently the Chief Executive Officer of Aspen U.K. and was Chairman of Aspen Bermuda

until December 2006. Prior to the creation of Aspen Holdings, from November 2000 until June 2002, Mr. O’Kane served as a director of Wellington and Chief Underwriting Officer of Lloyd’s Syndicate 2020 where he built his specialist knowledge in the fields of property insurance and reinsurance, together with active underwriting experience in a range of other insurance disciplines. From September 1998 until November 2000, Mr. O’Kane served as one of the underwriting partners for Syndicate 2020. Prior to joining Syndicate 2020, Mr. O’Kane served as deputy underwriter for Syndicate 51 from January 1993 to September 1998. Mr. O’Kane has over twenty-five years of experience in the insurance industry, beginning his career as a Lloyd’s broker.

Richard Houghton.  Mr. Houghton joined us as our Chief Financial Officer on April 30, 2007 and has been a director since May 2, 2007. He was previously at Royal Bank of Scotland Group plc (“RBS”), where he was Chief Operating Officer, RBS Insurance from 2005 to March 2007, responsible for driving operational efficiency across the finance, IT, risk, HR, claims and actuarial functions of this division. Previously, he was Group Finance Director, RBS Insurance from 2004 to 2005. Mr. Houghton was also Group Finance Director of Ulster Bank, another subsidiary of RBS from 2003 to 2004. He began his professional career as an accountant at Deloitte & Touche where he spent 10 years working in audit, corporate finance and recovery. He is a Fellow of the Institute of Chartered Accountants in England and Wales.

Liaquat Ahamed.  Mr. Ahamed has been a director since October 31, 2007. Mr. Ahamed has a background in investment management with leadership roles that include heading the World Bank’s investment division. From 2004, Mr. Ahamed has been an adviser to the Rock Creek Group, an investment firm based in Washington D.C. From 2001 to 2004, Mr. Ahamed was the Chief Executive Officer of Fischer Francis Trees & Watts, Inc., a subsidiary of BNP Paribas specializing in institutional single and multi-currency fixed income investment portfolios. Mr. Ahamed is a Board member of the Rohatyn Group, and a member of the Board of Trustees at the Brookings Institution.

Matthew Botein.  Mr. Botein has been a director since July 25, 2007. Mr. Botein joined Highfields Capital Management, a Boston-based investment management firm in 2003 and has been a Managing Director since January 1, 2006 and a member of its Management Committee since January 1, 2007. Prior to joining Highfields, he was a Principal in the private equity department of The Blackstone Group from March 2000 to March 2003. He currently serves on the Boards of Cyrus Reinsurance Holdings Limited and Cyrus Reinsurance Holdings II Limited, “sidecars” Highfields formed with XL Capital (as well as their operating subsidiaries), Integro Limited, an insurance broker and Private National Mortgage Acceptance Company, LLC. He previously was a member of our Board from our formation until 2003.

Richard Bucknall.  Mr. Bucknall has been a director since July 25, 2007 and a director of Aspen U.K. since January 14, 2008 and a director of AMAL since February 28, 2008. Mr. Bucknall recently retired from Willis Group Holdings Limited where he was Vice Chairman from February 2004 to March 2007 and Group Chief Operating Officer from January 2001 to December 2006, in which role he was responsible for leading the development of Willis’ international network and played a crucial role in various strategic acquisitions. He was also previously Chairman/Chief Executive Officer of Willis Limited from May 1999 to March 2007. Mr. Bucknall is currently a non-executive director of FIM Services Limited, and a director of Kron AS. He is a Fellow of the Chartered Insurance Institute.

John Cavoores.  Mr. Cavoores has been a director since October 30, 2006. Mr. Cavoores is currently an advisor to Blackstone, previously one of our principal shareholders, advising on current portfolio investments and new opportunities. Mr. Cavoores has over 27 years of experience in the insurance industry and served as President and Chief Executive Officer of OneBeacon Insurance Company, a subsidiary of the White Mountains Insurance Group, from 2003 to 2005. Mr. Cavoores currently serves as a director of Cyrus Reinsurance Holdings and Alliant Insurance Holdings. Among his other positions, Mr. Cavoores was President of National Union Insurance Company, a subsidiary of AIG. He spent 19 years at Chubb Insurance Group, where he served as Chief Underwriting Officer, Executive Vice President and Managing Director of overseas operations, based in London.

Ian Cormack.  Mr. Cormack has been a director since September 22, 2003 and has served also as a non-executive director of Aspen U.K. since 2003. From 2000 to 2002, he was Chief Executive Officer of AIG Inc.’s

insurance financial services and asset management division in Europe. From 1997 to 2000, he was Chairman of Citibank International plc and Co-Head of the Global Financial Institutions Client Group at Citigroup. He was also Country Head of Citicorp in the United Kingdom from 1992 to 1996. Mr. Cormack is also a director of Pearl Assurance Group Ltd., Pearl Assurance, London Life Assurance, National Provident Assurance, Europe Arab Bank Ltd. and Qatar Financial Centre Authority. Mr. Cormack is also a non-executive chairman of Aberdeen Growth Opportunities Venture Capital Trust 2 plc. He also serves as chairman of Entertaining Finance Ltd., Bank Training and Development Ltd., Carbon Reductions Ltd and deputy chairman of the Qatar Insurance Platform. He previously served as Chairman of CHAPS, the high value clearing system in the United Kingdom, as a member of the Board of Directors of Clearstream (Luxembourg) and as a member of Millennium Associates AG’s Global Advisory Board. He was previously a non-executive director of MphasiS BFL Ltd. (India). He was a member of the U.K. Chancellor’s City Advisory Panel from 1993 to 1998.

Julian Cusack, Ph.D .  Mr. Cusack has been our Chief Operating Officer since May 1, 2008, and has been a director since June 21, 2002. He has also been the Chief Executive Officer of Aspen Bermuda since 2002 and was appointed Chairman of Aspen Bermuda in December 2006. Previously Mr. Cusack was our Chief Financial Officer from June 21, 2002 to April 30, 2007. From 2002 until March 31, 2004, he was also Finance Director of Aspen U.K. Mr. Cusack previously worked with Wellington where he was Managing Director of Wellington Underwriting Agencies Ltd. (“WUAL”) from 1992 to 1996, and in 1994 joined the Board of Directors of Wellington Underwriting Holdings Limited. He was Group Finance Director of Wellington Underwriting plc from 1996 to 2002. Mr. Cusack is also a director of Hardy Underwriting Bermuda Limited.

Heidi Hutter.  Ms. Hutter has been a director since June 21, 2002 and has served as a non-executive director of Aspen U.K. since June 2002. On February 28, 2008, Ms. Hutter was appointed as a director and Chair of AMAL. She has served as Chief Executive Officer of Black Diamond Group, LLC since 2001 and Manager of Black Diamond Capital Partners since 2005. Ms. Hutter has over twenty-eight years of experience in property/casualty reinsurance. Ms. Hutter began her career in 1979 with Swiss Reinsurance Company in New York, where she specialized in the then new field of finite reinsurance. From 1993 to 1995, she was Project Director for the Equitas Project at Lloyd’s which became the largest run-off reinsurer in the world. From 1996 to 1999, she served as Chief Executive Officer of Swiss Re America and was a member of the Executive Board of Swiss Re in Zurich. She was previously a director of Aquila, Inc. Ms. Hutter also serves as a director of Amerilife Group Holdings LLC.

David Kelso.  Mr. Kelso has been a director since May 26, 2005. He was a founder, in 2003, of Kelso Advisory Services and currently serves as its Senior Financial Advisor. He also currently serves as a director of ExlService Holdings, Inc., Assurant Inc. and Sound Shore Fund Inc. From 2001 to 2003, Mr. Kelso was an Executive Vice President of Aetna, Inc. From 1996 to 2001, he was the Executive Vice President, Chief Financial Officer and Managing Director of Chubb Corporation. From 1992 to 1996, he first served as the Executive Vice President and Chief Financial Officer and later served as the Executive Vice President, Retail and Small Business Banking, of First Commerce Corporation. From 1982 to 1992, he was a Partner and the Head of North American Banking Practice of Gemini Consulting Group.

Norman L. Rosenthal, Ph.D.  Dr. Rosenthal has been a director since June 21, 2002. His term expires on April 29, 2009, the next scheduled annual general meeting at which he will not be standing for re-election. He is also currently President of Norman L. Rosenthal & Associates, Inc., a management consulting firm which specializes in the property and casualty insurance industry. Previously, Dr. Rosenthal was a managing director and senior equity research analyst at Morgan Stanley & Co. following the property and casualty insurance industry. He joined Morgan Stanley’s equity research department covering the insurance sector in 1981 and remained there until 1996. Dr. Rosenthal also currently serves on the Boards of Directors of The Plymouth Rock Company, Securis Investment Partners & Funds, Palisades Safety and Insurance Management Corporation and the High Point Safety and Insurance Management Company and Arthur J. Gallagher. Dr. Rosenthal previously served on the Boards of Directors of Mutual Risk Management Ltd. from 1997 to 2002, and Vesta Insurance Group from 1996 to 1999.

Committees of the Board of Directors

Audit Committee:  Messrs. Cormack, Bucknall, Kelso, Rosenthal and Ms. Hutter. The Audit Committee has general responsibility for the oversight and supervision of our accounting, reporting and financial control practices. The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board of Directors as to their selection and reviews the plan, fees and results of their audit. Mr. Cormack is Chairman of the Audit Committee. The Audit Committee held four meetings during 2008. The Board of Directors considers Mr. Kelso to be our “audit committee financial expert” as defined in the applicable regulations. The Board of Directors has made the determination that Mr. Kelso is independent.

Compensation Committee:  Messrs. Bucknall, Botein, and Cavoores. The Compensation Committee oversees our compensation and benefit policies and programs, including administration of our annual bonus awards and long-term incentive plans. It determines compensation of the Company’s Chief Executive Officer, executive directors and key employees. Mr. Bucknall is the Chairman of the Compensation Committee. The Compensation Committee held five meetings during 2008.

Investment Committee:  Messrs. Ahamed, Jones, Botein, Cusack, Houghton and Kelso. The Investment Committee is an advisory committee to the Board of Directors which formulates our investment policy and oversees all of our significant investing activities. Mr. Ahamed is Chairman of the Investment Committee. The Investment Committee held four meetings during 2008.

Corporate Governance and Nominating Committee:  Messrs. Jones, Botein and Rosenthal. The Corporate Governance and Nominating Committee, among other things, establishes the Board of Directors’ criteria for selecting new directors and oversees the evaluation of the Board of Directors and management. Mr. Jones is the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held four meetings during 2008.

Risk Committee:  Ms. Hutter, Messrs. Ahamed, Cavoores, Cormack, Cusack and Kelso. The Risk Committee’s responsibilities include the establishment of our risk management strategy, approval of our risk management framework, methodologies and policies, and review of our approach for determining and measuring our risk tolerances. Ms. Hutter is the Chair of the Risk Committee. The Risk Committee held four meetings during 2008.

Executive Officers

The table below sets forth certain information concerning our executive officers as of February 15, 2009:

Name	Age	Position

Christopher O’Kane(1)	54	Chief Executive Officer of Aspen Holdings and Aspen U.K.
Richard Houghton(1)	43	Chief Financial Officer of Aspen Holdings
Julian Cusack(1)	58	Chief Operating Officer of Aspen Holdings, Chief Executive Officer and Chairman of Aspen Bermuda
Brian Boornazian	48	President, Aspen Re and President, Aspen Re America
Michael Cain	36	Group General Counsel
James Few	37	Managing Director, Aspen Re, Head of Property Reinsurance, Chief Underwriting Officer of Aspen Bermuda
Karen Green	41	Group Head of Strategy and Office of the CEO, Managing Director of AMAL
Emil Issavi	36	Head of Casualty Reinsurance
Oliver Peterken	52	Group Chief Risk Officer
Kate Vacher	37	Director of Underwriting
Nathan Warde	47	Head of U.S. Insurance, President Aspen Insurance U.S. and CEO of Aspen Specialty
Chris Woodman	47	Group Head of Human Resources
Matthew Yeldham	40	Head of International Insurance

(1)	Biography available above under “— Directors” above.

Brian Boornazian.  Mr. Boornazian was appointed Head of Reinsurance in May 2006 and is President, Aspen Re since June 2008. Since October 2005, Mr. Boornazian has also served as President of Aspen Re America. From January 2004 to October 2005, he was President of Aspen Re America, Property Reinsurance. Prior to joining us, from 1999 to January 2004, Mr. Boornazian was at XL Re America, where during his tenure there he acted in several capacities and was Senior Vice President, Chief Property Officer, responsible for property facultative and treaty, as well as marine, and Chief Marketing Officer.

Michael Cain.  Mr. Cain has served as our Group General Counsel since March 3, 2008. Prior to joining us, Mr. Cain served as Corporate Counsel and Company Secretary to Benfield Group Limited from 2002 to 2008. Previously, Mr. Cain worked at Barlow Lyde & Gilbert and Ashurst, law firms in London.

James Few.  Mr. Few is Managing Director, Aspen Re since June 2008 and has been our Head of Property Reinsurance since June 1, 2004 and Aspen Bermuda’s Chief Underwriting Officer since November 1, 2004. Before joining Aspen Bermuda, he had been an underwriter at Aspen U.K. since June 21, 2002. Mr. Few previously worked as an underwriter with Wellington from 1999 until 2002 and from 1993 until 1999 was an underwriter and client development manager at Royal & Sun Alliance.

Karen Green.  Ms. Green joined us in March 2005 as Head of Strategy and Office of the CEO. In March 2008, Ms. Green was also appointed as Managing Director of AMAL, the managing agency of our Lloyd’s Syndicate 4711. From 2001 until 2005, Ms. Green was a Principal with MMC Capital Inc. (now Stone Point Capital), a global private equity firm (formerly owned by Marsh and McLennan Companies Inc.). Prior to MMC Capital, Ms. Green was a director at GE Capital in London from 1997 to 2001, where she co-ran the Business Development team (responsible for mergers and acquisitions for GE Capital in Europe).

Emil Issavi.  Mr. Issavi was appointed Head of Casualty Reinsurance in July 2008. Since July 2006, Mr. Issavi has also served as Head of Casualty Treaty of Aspen Re America. Prior to joining us, from 2002 to July 2006, Mr. Issavi was at Swiss Re America, where during his tenure there he was Senior Treaty Account Executive responsible for various Global and National Property Casualty clients. Mr. Issavi began his reinsurance career at Gen Re as a Casualty Facultative Underwriter.

Oliver Peterken.  Mr. Peterken has served as our Chief Risk Officer since May 9, 2005. Prior to joining us, Mr. Peterken led Willis Re’s international catastrophe risk modeling and actuarial services from 1995, during which time he was Managing Director of Willis Consulting Limited from 1998 to 2005. From 1987 to 1994 he held various management roles in finance and strategy at the Prudential Corporation Plc.

Kate Vacher.  Ms. Vacher is our Director of Underwriting. Previously, she was our Head of Group Planning from April 2003 to May 2006 and Property Reinsurance Underwriter since joining Aspen U.K. on September 1, 2002. Ms. Vacher joined Aspen Bermuda on December 1, 2004. Ms. Vacher previously worked as an underwriter with Wellington Syndicate 2020 from 1999 until 2002 and from 1995 until 1999 was an assistant underwriter at Syndicate 51.

Nathan Warde.  Mr. Warde was appointed President of Aspen Insurance U.S. in April 2007 and is the Chief Executive Officer of Aspen Specialty. As Head of U.S. Insurance, he is responsible for leading the Company’s insurance operations in the U.S. and the strategic development of our excess and surplus lines business. Mr. Warde was previously Executive Vice President of Worldwide Property at Arch Capital Group Ltd from February 2006 to April 2007 and Senior Vice President, E&S Property from May 2002 to February 2006. Prior to joining Arch in 2002, Mr. Warde worked with Royal Specialty Underwriting Inc (RSUI) as Vice President, Team Leader from July 1997 to May 2002 and Assistant Vice President from August 1992 to July 1997, Philadelphia Reinsurance Corporation (a subsidiary of NRG) as Assistant Secretary from July 1987 to August 1992 and Hartford Insurance Group as Supervising Underwriter from November 1986 to July 1987.

Chris Woodman.  Since July 2005, Mr. Woodman has served as Group Head of Human Resources. Prior to joining us, he was employed by Fidelity International from March 1995 to March 2005. He joined them as a Human Resources Manager, and was subsequently Human Resources Director, Research and Trading on secondment to Fidelity Management and Research Company in Boston, MA. He then returned to the United Kingdom as Director, Human Resources for the Investment and Institutional business at Fidelity International. Most recently, he was Managing Director, Human Resources, COLT Telecom from January 2003 to February 2005 on secondment from Fidelity International.

Matthew Yeldham.  Mr. Yeldham is our Head of International Insurance and is the active underwriter of Syndicate 4711. Mr. Yeldham joined us in October 2007 and is responsible for all international insurance and specialty reinsurance products. Mr. Yeldham joined Wellington in 1992 working for Lloyd’s Syndicate 672 IC Agnew & Others, and in 2002 was appointed Director of WUAL, with responsibility for casualty and marine underwriting. He went on to become Deputy Chief Underwriting Officer at Wellington in 2006 and then Deputy Active Underwriter of Catlin Syndicate 2003 (the largest syndicate at Lloyd’s) following Catlin’s acquisition of Wellington in 2006.

Non-Management Directors

The Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management directors meet independent of management. The non-management directors include all our independent directors and Mr. Jones, our Chairman. The non-management directors held four executive sessions during 2008. Mr. Jones, our Chairman, presided at each executive session. Shareholders of the Company and other interested parties may communicate their concerns to the non-management directors by sending written communications by mail to Mr. Jones, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829. In 2008, we held one executive session comprised solely of independent directors.

Attendance at Meetings by Directors

The Board of Directors conducts its business through its meetings and meetings of the committees. Each director is expected to attend each of our regularly scheduled meeting of the Board of Directors and its constituent committees on which that director serves and our annual general meeting of shareholders. All directors attended the annual general meeting of shareholders in 2008. Four meetings of the Board of Directors were held in 2008. All of the directors attended at least 75% of the meetings of the Board of Directors and meetings of all committees on which they serve.

Code of Ethics, Corporate Governance Guidelines and Committee Charters

We adopted a code of business conduct and ethics that applies to all of our employees including our Chief Executive Officer and Chief Financial Officer. We have also adopted corporate governance guidelines. We have posted the Company’s code of ethics and corporate governance guidelines on the Investor Relations page of the Company’s website at www.aspen.bm.

The charters for each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are also posted on the Investor Relations page of our website at www.aspen.bm. Shareholders may also request printed copies of our code of business conduct and ethics, the corporate governance guidelines and the committee charters at no charge by writing to Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton, HM11, Bermuda.

Differences between NYSE Corporate Governance Rules and the Company’s Corporate Governance Practices

The Company currently qualifies as a foreign private issuer, and as such is not required to meet all of the NYSE Corporate Governance Standards. The following discusses the differences between the NYSE Corporate Governance Standards and the Company’s corporate governance practices.

The NYSE Corporate Governance Standards require that all members of compensation committees and nominating and corporate governance committees be independent. As of the date of this report, all members of the Compensation Committee are independent and all but one member of our Corporate Governance and Nominating Committee are independent. As described above, Mr. Jones, our Chairman, a member and Chairman of the Corporate Governance and Nominating Committee, is not deemed to be an independent director due to his greater level of involvement with the management of the Company and his greater compensation as Chairman of the Company, which is different from the standard director compensation.

The NYSE Corporate Governance Standards requires chief executive officers of U.S. domestic issuers to certify to the NYSE that he or she is not aware of any violation by the company of NYSE corporate governance listing standards. Because as a foreign private issuer we are not subject to the NYSE Corporate Governance Standards applicable to U.S. domestic issuers, the Company need not make such certification.

Boards of Directors of Non-U.S. Subsidiaries

As of March 15, 2009, we had the following directors on the board of directors of the Non-U.S. Subsidiaries.

Aspen U.K.

			Director
Name	Age	Position	Since

Glyn Jones(1)	57	Chairman	2006
Christopher O’Kane(1)	54	Chief Executive Officer	2002
Stephen Rose	44	Chief Financial Officer	2007
Richard Bucknall(1)	60	Director	2007
Ian Cormack(1)	61	Director	2003
Heidi Hutter(1)	51	Director	2002
Oliver Peterken(2)	52	Director	2006
Richard Houghton(1)	43	Director	2008

(1)	Biography available above under “— Board of Directors of the Company.”

(2)	Biography available above under “— Executive Officers of the Company.”

Stephen Rose.  Mr. Rose joined Aspen U.K. in March 2006 as a director of the company and as the U.K. Chief Financial Officer. Mr. Rose is a chartered accountant, who trained with KPMG and has worked extensively in financial services. Before joining Aspen, Mr. Rose was a Finance Director of U.K. Business Banking at Barclays Bank. Mr. Rose has extensive experience of reporting in a highly regulated environment, and is responsible for all aspects of statutory and management performance reporting for Aspen U.K.

Aspen (UK) Holdings

			Director
Name	Age	Position	Since

Christopher O’Kane(1)	54	Director	2003
Richard Houghton(1)	43	Director	2008
Stephen Rose(2)	44	Director	2008

(1)	Biography available above under “— Board of Directors of the Company.”

(2)	Biography available above under “— Board of Directors of Non-U.S. Subsidiaries — Aspen U.K.”

Aspen Insurance UK Services Limited

			Director
Name	Age	Position	Since

Christopher O’Kane(1)	54	Director	2002
Richard Houghton(1)	43	Director	2008
Stephen Rose(2)	44	Director	2008

(1)	Biography available above under “— Board of Directors of the Company.”

(2)	Biography available above under “— Board of Directors of Non-U.S. Subsidiaries — Aspen U.K.”

Aspen Insurance UK Trustees Limited

			Director
Name	Age	Position	Since

John Henderson	54	Director	2007
Stephen Rose(2)	44	Director	2008
Christopher Woodman(1)	47	Director	2005
Michael Cain(1)	37	Director	2009
Katharine Wade	36	Director	2009

(1)	Biography available above under “— Executive Officers of the Company.”

(2)	Biography available above under “— Board of Directors of Non-U.S. Subsidiaries — Aspen U.K.”

John Henderson.  Mr. Henderson is Head of the U.K.’s Marine and Energy business unit. From 2000 Mr. Henderson was deputy, then from 2001 to 2004, Active Underwriter of Syndicate 1861 at Lloyd’s. From 1996 to 2001, Mr. Henderson was Liability Underwriter then Head of Marine and Energy Underwriting at Commercial Union (now Aviva).

Katharine Wade.  Ms. Wade joined the U.K. finance team in August 2007. Ms. Wade started her career with Peters, Elworthy and Moore and qualified as a Chartered Accountant in 1998. In 1999, Ms. Wade joined PricewaterhouseCoopers working in the insurance/reinsurance division of their Bermuda Office. Subsequently in 2002, she joined the ACE European Group in their reinsurance division, Tempest Re, and developed a finance department for the United Kingdom and Europe and subsequently took position as the Chief Financial Officer, for Tempest Re Europe.

Aspen Managing Agency Limited

			Director
Name	Age	Position	Since

Heidi Hutter(1)	51	Chair	2008
Richard Bucknall(1)	60	Director	2008
Karen Green(2)	41	Managing Director	2008
Matthew Yeldham(2)	40	Active Underwriter	2008
John Hobbs	56	Director	2008
James Ingham-Clark	50	Director and Compliance Officer	2008
Christopher O’Brien	44	Finance Director	2008
Robert Long	45	Director	2008

(1)	Biography available above under “— Board of Directors of the Company.”

(2)	Biography available above under “— Executive Officers of the Company.”

John Hobbs.  Mr. Hobbs has been a non-executive director of AMAL since July 24, 2008. Mr. Hobbs recently retired from Ernst & Young UK where he was a Partner from 1986 to 2007. During that period he was an audit partner specializing in the property/casualty insurance industry and later moved into the firm’s risk management area, being the firm’s Compliance Partner from 1997 to 2002. From 2003 till 2007 he was seconded to Ernst & Young Global to work on the firm’s professional indemnity insurance program and was the Global Director of Claims Management. Mr. Hobbs is a Fellow of the Institute of Chartered Accountants in England and Wales.

James Ingham-Clark.  Mr. Ingham-Clark joined Aspen in November 2008 and is the Risk and Compliance Officer for AMAL. Mr. Ingham-Clark trained with Ernst and Whinney, qualifying as a Chartered Accountant in 1988. He has over 28 years experience in the Lloyd’s market in both finance and compliance. Before joining Aspen, Mr. Ingham-Clark ran his own consultancy for two and a half years and before that spent 6 years with Heritage Managing Agency.

Christopher O’Brien.  Mr. O’Brien joined the Aspen finance team in December 2006 and is AMAL’s Finance Director. Mr. O’Brien started his career with Ernst & Young and qualified as a Chartered Accountant in 1991. He has subsequently held a number of senior finance positions in the Lloyd’s insurance sector including Head of Finance for Amlin plc and Assistant Finance Director for Wellington Underwriting plc.

Robert Long.  Mr. Long joined Aspen’s US casualty treaty underwriting team in January 2005. Mr. Long started in the reinsurance industry in 1986 as an underwriting assistant at Syndicate 183 in Lloyd’s. In 2000 he was appointed active underwriter. In 2002, he joined Converium to work in their Zurich office to head up the North American Casualty team. He is a graduate of University College Oxford, has a doctorate from City University Business School and holds an FCII.

Aspen Underwriting Limited

			Director
Name	Age	Position	Since

Karen Green(1)	41	Director	2008
Christopher O’Brien(2)	44	Director	2008

(1)	Biography available above under “— Executive Officers of the Company.”

(2)	Biography available above under “— Board of Directors of Non-U.S. Subsidiaries — Aspen Managing Agency Limited.”

Aspen Bermuda

			Director
Name	Age	Position	Since

Christopher O’Kane(1)	54	Director	2002
Julian Cusack(1)	58	Chairman and Chief Executive Officer	2002
James Few(2)	37	Director	2004
David Skinner	55	Director	2004
Karen Green(2)	41	Director	2006
Oliver Peterken(2)	52	Director	2006
Heather Kitson	34	Director	2007

(1)	Biography available above under “— Board of Directors of the Company.”

(2)	Biography available above under “— Executive Officers of the Company.”

David Skinner.  Mr. Skinner has been Head of Corporate Finance since July 2004 and has been the Chief Financial Officer of Aspen Bermuda since December 21, 2004. Before joining Aspen Bermuda, he held a number of senior financial positions at Ace Limited, which he joined in January 1998, becoming Director of Capital Planning at Ace Limited in April 2002. Mr. Skinner previously worked as a senior manager-Finance and Planning at the Bank of Butterfield in Hamilton, Bermuda from September 1990 until December 1997.

Heather Kitson.  Ms. Kitson has been General Counsel of Aspen Bermuda since January 2005. She is qualified as a solicitor of The Supreme Court of England and Wales and a barrister and attorney of The Supreme Court of Bermuda. Prior to joining Aspen Bermuda, Ms. Kitson worked as a solicitor at the law firm Ince & Co, specializing in insurance and reinsurance litigation.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program for our Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”) and the three other most highly-compensated named executive officers (“NEOs”) for 2008.

Our compensation programs and plans have been designed to reward executives who contribute to the continuing success of the Company. The Compensation Committee of our Board of Directors (the “Compensation Committee”) has responsibility for approving the compensation program for our NEOs.

Our compensation policies are designed with the goal of maximizing shareholder value creation over the long-term. The basic objectives of our executive compensation program are to:

•	attract and retain highly skilled executives;

•	link compensation to achievement of the Company’s financial and strategic goals by having a significant portion of compensation be performance-based;

•	create commonality of interest between management and shareholders by tying substantial elements of compensation directly to changes in shareholder value;

•	maximize the financial efficiency of the overall program to the Company from a tax, accounting, and cash flow perspective;

•	ensure compliance with the highest standards of corporate governance; and

•	encourage executives to work hard for the success of the business and work effectively with clients and colleagues for the benefit of the business as a whole.

We encourage a performance-based culture throughout the Company, and at senior levels we have developed an approach to compensation that aligns the performance and contribution of the executive to the results of the Company. Fixed pay, such as salary, is balanced by variable compensation, such as bonuses and equity-based awards. All employees, including senior executives, are set challenging goals and targets both at an individual and team level, which they are expected to achieve, taking into account the dynamics that occur within the market and business environment. Equity awards are intended to encourage prudent risk-sharing with shareholders and align executive pay with the value created for shareholders.

Executive Compensation Program

The Company’s compensation program consists of the following five elements which are common to the market for executive talent and which are used by our competitors to attract, reward and retain executives.

•	base salary;

•	annual cash bonuses;

•	long-term incentive awards;

•	other stock plans; and

•	benefits and perquisites.

We seek to consider together all elements that contribute to the total compensation of NEOs rather than consider each element in isolation. This process ensures that judgments made in respect of any individual element of compensation are taken in the context of the total compensation that an individual receives, particularly the balance between base salary, cash bonus and stock programs. We actively seek market intelligence on all aspects of compensation and benefits.

Market Intelligence.  We believe that shareholders are best served when the compensation packages of senior executives are competitive but fair. By fair we mean that the executives will be able to understand that the compensation package reflects their market value, their personal contribution to the business and aligns their interests with the interests of shareholders. We seek to create a total compensation opportunity for NEOs with the potential to deliver actual total compensation at the upper quartile of peer companies for high performance relative to competitors and the Company’s internal business targets. However, total compensation may be below the upper quartile depending on the individual executive and other facts and circumstances as determined by the Compensation Committee.

The Company competes with companies based in Bermuda, the U.S. and the U.K., and we seek to understand the competitive practices in those different markets and the extent to which they apply to our senior executives. We review external market data to ensure that our compensation levels are competitive. Our sources of information include:

•	research of peer company annual reports on Form 10-K and similar filings for companies in our sector in the markets in which we operate;

•	publicly available compensation surveys from reputable survey providers;

•	advice and tailored research from our compensation consultants; and

•	experience from recruiting senior positions in the market place.

To assist in making competitive comparisons, the Compensation Committee retained Frederic W. Cook & Co. (“Cook”) and Hewitt New Bridge Street LLP (“Hewitt New Bridge Street”) (formerly known as New Bridge Street Consultants LLP) as independent advisors to the Compensation Committee and to provide information regarding the compensation practices of our peer group (as defined below) against which we compete. The consultants were appointed in 2006 by the Compensation Committee following a selection process led by one of our independent directors. Cook is primarily used for advice to the Compensation Committee in respect of U.S. compensation practices and Hewitt New Bridge Street is primarily used for advice in respect of U.K. compensation practices. They work together in affiliation on our account. They report to the Chair of the Compensation Committee and work with management under the direction of the Chair. They have been asked to provide overviews of our competitors’ compensation programs taken from public filings and to comment on management proposals on compensation awards for NEOs and recommendations on proposals relating to the long-term incentive programs and the funding of the employee bonus pool. We also participate in publicly available surveys produced by Hewitt New Bridge Street, Watson Wyatt and PricewaterhouseCoopers. These surveys are used to provide additional data on salaries, bonus levels and long-term incentive awards of other companies in our industry. Together with data provided by the independent advisors drawn from public filings of competitors, the survey data is used to assess the competitiveness of the compensation packages provided to our NEOs. We have also sought advice on specific ad hoc technical benefit issues from PricewaterhouseCoopers who provide services only to management in respect of advice on international compensation, taxation and benefits issues.

In conjunction with Cook and Hewitt New Bridge Street, we have identified peer groups which consist of the following:

U.S. & Bermuda
Allied World Assurance Company Holdings Limited
Arch Capital Group Ltd.
Axis Capital Holdings Ltd.
Endurance Specialty Holdings Ltd.
Everest Re Group, Ltd.
IPC Holdings, Ltd.
Max Re Capital Ltd.
Montpelier Re Holdings Ltd.
PartnerRe Ltd.
Platinum Underwriters Holdings, Ltd.
RenaissanceRe Holdings Ltd.
Transatlantic Holdings, Inc.

U.K.
Amlin Plc
Beazley Group Plc
Brit Insurance Holdings Plc
Catlin Group Limited
Hiscox Ltd
Lancashire Insurance Group

The peer groups consist of companies in the U.S., Bermuda and the U.K. that operate in our industry and can be seen as direct competitors in some or most of our lines of business and operate on a broadly similar scale in respect of market capitalization. We also compete with the companies in the peer groups for talent and, thus, review compensation data available from publicly available sources when considering the competitiveness of the compensation of our executives.

Cash Compensation

Base Salary.  We pay base salaries to provide executives with a predictable level of compensation over the year to enable executives to meet their personal expenses and undertake their roles. Salaries are reviewed annually. The Compensation Committee reviews the compensation recommendations made by management, including base salary, of the most senior employees in the Company, excluding the CEO but including the other NEOs. In the case of the CEO, the Chair of the Compensation Committee develops any recommended changes to base salary and is provided with information and advice by Cook and Hewitt New Bridge Street.

When reviewing base salaries, we consider a range of factors including:

•	the performance of the business;

•	the performance of the executives in their roles against their stated objectives over the previous year;

•	the historical context of the executive’s compensation awards;

•	the responsibilities of the role;

•	the experience brought to the role by the executive;

•	the function undertaken by the role; and

•	analysis of the market data from competitors and more general market data from labor markets in which we operate.

Executive officers typically have employment agreements with the Company that specify their initial base salary. This base salary cannot be reduced unilaterally by the employer without breaching the contract. Generally, base salaries are subject to review on an annual basis, with any changes effective as of April 1 of the relevant year. Even though we conduct an annual review of base salaries, we are not legally obligated to increase salaries; however, we are not contractually able to decrease salaries either. We are generally mindful of our overall goal to pay base salaries for experienced executives at around the median percentiles of the peer groups and the market for similar roles. We do not apply this principle mechanistically, but take into account the factors outlined above and the total compensation opportunity for each individual. We ideally use the median since we wish to remain competitive against peers (though we also take into account levels of experience, contributions and other factors as described above), but aim, where possible, for compensation that is above the median to be delivered by variable pay (such as long-term incentives and bonuses) and linked to performance to achieve overall upper quartile compensation if the required levels of performance are delivered.

Our annual salary review process is not meant to be a ‘cost of living’ increase and takes into account the performance of the individual and the performance of the individual’s team, the individual’s contribution to the Company, market competitiveness and internal equity.

For purposes of this discussion, compensation paid in British Pounds has been translated into U.S. Dollars at the exchange rate of $1.8524 to £1, i.e., the average exchange rate for 2008.

For 2008, the base salary for Chris O’Kane, our CEO, was increased from £416,000 ($770,598) per annum to £450,000 ($833,580), effective April 1, 2008, an increase of 8.2%. The Compensation Committee took into account Mr. O’Kane’s contribution to the Company’s performance against plan for 2007, which included above-plan financial performance. They also took into account that his base salary was between the lower quartile and the median against market data for the U.S./Bermuda peer group and below the lower quartile for the U.K. peer group. Mr. O’Kane’s base salary is benchmarked against both the U.S./Bermuda and the U.K. peer groups in light of his position as a CEO of a U.S. listed company. The Compensation Committee agreed that given Mr. O’Kane’s level of responsibility and experience, it would be reasonable to increase his base salary bringing him closer to the median of U.S./Bermuda data although still at the lower quartile against the U.K. data.

For 2008, the base salary for Richard Houghton, our CFO, was increased from £320,000 ($592,768) per annum to £330,000 ($611,292) effective April 1, 2008, an increase of 3.1% and was further increased to £350,000 ($648,340), an increase of 9.4% in May 2008, reflecting the increase to Mr. Houghton’s responsibilities following the resignation of Stuart Sinclair (former Chief Operating Officer (“COO”)), whereby Mr. Houghton assumed responsibility for the Claims, Facilities, Human Resources and IT functions alongside his existing role. This increase was evaluated against compensation levels for “pure” Chief Financial Officer roles using market data for both the U.K. and the U.S./Bermuda peer groups, with Mr. Houghton’s base salary benchmarked at the upper quartile of the U.S/Bermuda data and between the median and upper quartile of the U.K. data. The Compensation Committee took into account Mr. Houghton’s overall responsibility for Group Finance functions including, Treasury and Investment Strategy, as well as the Claims, Facilities, Human Resources and IT functions, which expanded his role from that of a pure CFO, and going forward we will benchmark Mr. Houghton’s salary based on both the role of CFO and COO. On this basis, we believe that his base pay in the upper quartile against “pure” Chief Financial Officer roles accurately reflects the remit for his expanded role within Aspen.

For 2008, the base salary for Julian Cusack, our COO and Chairman and CEO of Aspen Bermuda, was increased effective April 1, 2008 from $312,000 per annum to $440,000 per annum, an increase of 41.0%. Mr. Cusack’s base salary had previously been established based on a newly configured role, which we anticipated would develop over time. In practice, Mr. Cusack made a significant contribution to key areas of the business which included his continuing Chairmanship of the Reserving Committee, his evaluation and assessment of several business opportunities as well as providing leadership to the Bermuda business. On this basis, the Compensation Committee approved an increase bringing Mr. Cusack’s salary above the median for a Bermuda-based Division CEO, but representative of his skills, experience, knowledge and contribution to the Company as a whole.

Mr. Cusack’s base salary was further increased in May 2008 to £350,000 ($648,340), following the resignation of Stuart Sinclair, whereby Mr. Cusack assumed responsibility for the Actuarial, Legal and Risk Management functions alongside his existing role. In this role, Mr. Cusack will continue to be based in Bermuda, but will be required to spend at least six months of his time in the U.K. This increase was evaluated against COO compensation levels using market data for both the U.K. and U.S./Bermuda peer groups, where Mr. Cusack’s base salary is around the median of the U.K. data, and above the upper quartile for U.S./Bermuda peers. When approving this increase for Mr. Cusack the Compensation Committee also took into consideration the impact of the requirement of his new role that he spends at least six months of the year in London.

For 2008, the base salary for Brian Boornazian, President, Aspen Re and President, Aspen Re America, was increased from $440,000 per annum to $470,000 per annum, effective April 1, 2008, an increase of 6.8%. The Compensation Committee took into account his contribution as head of reinsurance in delivering results in excess of the business plan in 2007 and contributing significantly to the Company’s profits referred to above. Notwithstanding the increase, his base salary falls between the lower quartile and median for his position against the U.S./Bermuda peer group. The Compensation Committee viewed this increase as appropriate taking into account Mr. Boornazian’s total compensation, internal equity considerations and prior year awards.

For 2008, the base salary for James Few, Managing Director, Aspen Re, was increased from $440,000 per annum to $450,000, per annum effective April 1, 2008, an increase of 2.3%. Under Mr. Few’s leadership, the property reinsurance team outperformed against its business plan and made a major contribution to the Company’s profitability in 2007. Notwithstanding the increase, his base salary falls at the lower quartile for his position against the U.S./Bermuda peer group. The Compensation Committee viewed this increase as appropriate taking into account Mr. Few’s total compensation and internal equity considerations.

Annual Cash Bonuses.  The Company operates a discretionary bonus plan. Annual cash bonuses are intended to reward executives for our consolidated annual performance and for individual achievements and contributions to the success of the business over the previous fiscal year. The Compensation Committee approves the bonus pool, following recommendations from management and with information and advice from its independent advisors. The Compensation Committee has determined that the bonus pool available to employees should normally be based on a percentage of the Company’s net income. We believe that the use of Return on Equity (“ROE”) and net income is an appropriate method for determining the size of the bonus pool since it is directly linked to the profitability of the business and aligned with shareholders’ interests. In 2009, in light of the financial crisis and the various factors that could impact performance, the Compensation Committee will evaluate and assess whether other equitable methods for determining appropriate levels of bonus funding would be more appropriate. In certain circumstances when ROE is below or above expected levels, the Compensation Committee may exercise its discretion in approving a bonus pool taking into consideration various factors, including retention, overall corporate performance relative to peers, and individual and team performance.

For 2007 a target funding percentage of 5% of net income was used. For 2008, this was increased to a range of 6% to 7% of net income for expected levels of ROE performance. However, for 2008, based on the Company’s achievement of a positive ROE in a particularly difficult and tumultuous year, the Compensation Committee exercised its discretion and determined that it would be appropriate to allocate a bonus pool of $9,000,000 to compensate employees who met or exceeded individual or team objectives in such year. Given the reduction of net income in 2008 compared to 2007, the size of the bonus pool approved in 2008 was 38% of the size of the bonus pool in 2007. In 2007, the Compensation Committee approved a bonus pool of $23.7 million, representing 119% of all bonus potentials.

The Compensation Committee reviews management’s approach to distributing the bonus pool and specifically approves the bonuses for the senior executives including the NEOs. We benchmark our bonus payouts with our competitive peer groups (listed earlier) and other market data from the surveys referred to earlier, to establish our position in the market. We use this information to assist us in developing a methodology for establishing the size of the bonus pool required for the Company as a whole and to establish individual bonus potentials for all employees, including the CEO and the other NEOs. Our NEOs have bonus potentials in the range of 60% to 150% of base salary. The bonus potentials are indicative and do not set a minimum or a maximum limit. For example, in a loss-making year, employees may not get any bonuses. Conversely, in profitable years, employees may receive bonuses in excess of their bonus potentials. The bonus potentials for NEOs are based on carefully considered business plans and objectives.

Once the bonus pool is established, underwriting and functional teams are allocated portions of the bonus pool based on their team performance. Individuals, including the NEOs, are allocated bonuses based on their individual contribution to the business. Accomplishment of set objectives established at the individual’s annual performance review, such as financial goals, enhanced efficiencies, development of talent in their organizations and expense reductions, and any other material achievements are taken into account when assessing an individual’s contribution. In the case of the CEO, the Chairman assesses his performance against the Company’s business plan and other objectives established by the Board and makes compensation recommendations to the Compensation Committee. The Compensation Committee determines the CEO’s bonus without recommendation from management.

The specific bonus decisions for the NEOs are described below.

Chris O’Kane, our CEO, has a bonus potential of 150% of base salary, which for 2008 equated to £675,000 ($1,250,370). He was not awarded a bonus for 2008 based on the Company’s overall performance and the achievement of an ROE significantly below plan.

Richard Houghton, our CFO, has a bonus potential of 100% of base salary, which for 2008 equated to £350,000 ($648,340). He was not awarded a bonus for 2008 based on the Company’s overall performance and the achievement of an ROE significantly below plan.

Julian Cusack, our COO, has a bonus potential of 100% of base salary, which for 2008 equated to £350,000 ($648,340). He was not awarded a bonus for 2008 based on the Company’s overall performance and the achievement of an ROE significantly below plan.

Brian Boornazian, President, Aspen Re and President Aspen Re America, has a bonus potential of 135% of his base salary, which equates to $634,500. He was awarded $245,000 or 38.6% of his potential for 2008. This reflected the positive contribution of the property and casualty reinsurance segments to the Company’s results, taking into account losses from Hurricane Ike, the third costliest hurricane in history, and the impact of the global financial crisis.

James Few, Managing Director, Aspen Re, has a bonus potential of 115% of his base salary, which equates to $517,500. He was awarded a bonus of $205,000 or 39.6% of his potential for 2008. This reflected the positive contribution from property reinsurance, which had a profitable combined ratio of 91.1% for the year despite losses of $128.3 million (net of reinstatement premiums) associated from Hurricanes Ike and Gustav.

Equity Compensation

We believe that a substantial portion of each NEO’s compensation should be in the form of equity awards and that such awards serve to align the interests of NEOs and our shareholders. The opportunities for executives to build wealth through stock ownership both attract talent to the organization and also contribute to retaining that talent. Vesting schedules require executives to stay with the organization for defined periods before they are eligible to exercise options or receive shares. This multi-year requirement also provides a measure to ensure that excessive risks are not taken, by linking incentive compensation to share prices which would be negatively impacted. Performance conditions are used to ensure that the share awards are linked to the performance of the business.

Long-Term Incentive Awards.  The Company operates a long term incentive program (“LTIP”) for key employees under which annual grants are made. We have traditionally used a combination of both performance shares and options for LTIP grants. However, for 2008, the Compensation Committee approved awards issued solely in performance shares. This change reflected market practice whereby companies were moving away from granting options to granting share-based awards due to changes in accounting treatment in recent years and also to conserve the rate at which shares available under plans are used. We also believe that performance shares provide stronger retention for executives across the cycle and provide strong incentives for executives to meet the performance conditions required for vesting. We believe that shares should remain subject to performance criteria to ensure that executives do not receive share awards if the business does not achieve pre-determined levels of performance. The performance criteria are based on a carefully considered business plan.

In 2008, the Compensation Committee reviewed and approved changes to the way in which employees were considered eligible for an LTIP grant. With effect from 2008, in addition to seniority and performance which had been the key drivers for eligibility in the past, employees will also be considered based on their longer-term potential. Eligible employees are allocated to one of five categories and target award levels have been established for each category.

The number of performance shares and options available for grant each year are determined by the Compensation Committee. The Compensation Committee takes into account the number of available shares remaining under the 2003 Share Incentive Plan, the number of employees who will be participating in the plan, market data from competitors in respect of the percentage and grant value of outstanding shares made available for annual grants to employees and the need to retain and motivate key employees. In 2008, 587,095 performance shares were granted to 126 employees (including the CEO).

In the case of the 2008 performance shares, the awards are subject to a three-year total vesting period and have a separate annual ROE test for each year. Each year, one-third of the grant will be available for vesting based on the following:

•	if the ROE achieved in any given year is less than 10%, then the portion of the performance shares subject to the conditions of that year will be forfeited;

•	if the ROE achieved in any given year is between 10% and 15%, then the percentage of the performance shares eligible for vesting in that year will be between 10%-100% on a straight-line basis; and

•	if the ROE achieved in any given year is between 15% and 25%, then the percentage of the performance shares eligible for vesting in that year will be between 100%-200% on a straight-line basis; provided, however, that if the ROE for such year is greater than 15% and the average ROE for such year and the previous year is less than 10%, then only 100% of the shares eligible for vesting in such year shall vest.

Awards deemed to be eligible for vesting (i.e., with achievement of 10% ROE or more) will be “banked” and all shares that ultimately vest will be issued following the completion of the total three-year vesting period and approval of the 2010 ROE. The performance share awards are designed to reward executives based on the Company’s performance by ensuring that a minimum 10% ROE threshold is established before shares can be banked. On the other hand, if we achieve an ROE above 15%, executives are rewarded and will bank additional shares. This approach aligns executives with the interests of shareholders and encourages management to focus on delivering strong results. A cap of 25% ROE is seen as a responsible maximum, given that returns above this level may encourage a level of risk-taking beyond the parameters of our business model.

With respect to the one-third of the 2008 performance share grant subject to the 2008 ROE test, 0% are eligible for vesting based on our 2008 ROE of 3.3% and as such 195,698 shares will be forfeited. In addition, with respect to the one-fourth of the 2007 performance share grant subject to the 2008 ROE test, 0% are eligible for vesting based on our 2008 ROE of 3.3% and as such 109,801 shares will be forfeited.

The 2008 grants for the NEOs under the LTIP were as follows:

Chris O’Kane, our CEO, was awarded 57,416 performance shares with a fair value of $1,405,257. The Compensation Committee took into account that this level of award was below the lower quartile of the U.S./Bermuda peer group proxy data awards to Chief Executive Officers, but above the upper quartile of the U.K. peer group, and was therefore reasonable and competitive on average. It was also considered critical to the long-term success of the Company’s business to motivate and retain Mr. O’Kane’s services.

Richard Houghton, our CFO, was awarded 26,794 performance shares with a fair value of $655,783. Mr. Houghton’s award was benchmarked below the median of the U.S./Bermuda peer group proxy data and between median and upper quartile when compared to U.K. peer group data for Chief Financial Officers. This award is reflective of Mr. Houghton’s level of seniority in the Company and, given that he joined Aspen in 2007 and has received relatively modest awards to date, the importance of retaining him.

Julian Cusack, our COO and Chairman and CEO of Aspen Bermuda, was awarded 26,794 performance shares with a fair value of $655,783. The award was designed to retain Mr. Cusack in his new role of COO. Mr. Cusack’s award was benchmarked against the positions of COO, and Division CEO (his Bermuda role) both of which reflect the award being between the lower quartile and the median. The Compensation Committee viewed this level of award as appropriate taking into account Mr. Cusack’s prior equity awards and his total compensation.

Brian Boornazian, our President, Aspen Re, was awarded 28,708 performance shares with a fair value of $702,628. This award reflected Mr. Boornazian’s strong contribution to the profitability of the Company in

2007 and his continued value to the business of the Company in the long-term. Mr. Boornazian’s award was between the lower quartile and median in comparison to U.S./Bermuda peer group proxy data. This level of award was appropriate taking into account Mr. Boornazian’s prior equity awards.

James Few, our Managing Director, Aspen Re, was awarded 22,966 performance shares with a fair value of $562,093. This award reflected Mr. Few’s leadership of the property reinsurance team globally which exceeded its business plan targets in 2007. Mr. Few’s award is below the lower quartile in comparison to U.S./Bermuda peer group proxy data. However, when taken into context with prior year awards, an award of this level was considered appropriate.

While the bulk of our performance share awards to NEOs have historically been made pursuant to our annual grant program, the Compensation Committee retains the discretion to make additional awards at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise. We refer to such grants as “ad hoc” awards. No “ad hoc” grants were made to NEOs in 2008.

Other Stock Grants.  The Company awards time-vesting restricted share units (“RSUs”) selectively to employees under certain circumstances. RSUs vest solely based on continued service and are not subject to performance conditions. Typically, RSUs are used to compensate newly hired executives for loss of stock value from awards that were forfeited when they left their previous company. The RSUs granted vest in one-third tranches over three years. No RSU awards were made to NEOs in 2008.

Employee Stock Purchase Plans.  Plans were established following shareholder approval for an Employee Share Purchase Plan, a U.K. Sharesave Plan and an International Plan. Alongside employees, NEOs are eligible to participate in the appropriate plan in operation in their country of residence. Participation in the plans is entirely optional. In respect of the U.K. Sharesave Plan, employees can save up to £250 per month over a three-year period, at the end of which they will be eligible to purchase Company shares at the option price of £11.73 ($18.90) (the price was determined based on the average of the highest and lowest stock price on November 4, 2008). In respect of the Employee Share Purchase Plan, employees can save up to $500 per month over a two-year period, at the end of which they will be eligible to purchase Company shares at the option price of $16.08 (the price was determined on based on the average of the highest and lowest stock price on December 4, 2008).

Stock Trading Guidelines.  Although the Company does not have formal share ownership guidelines, the Compensation Committee approved the introduction of more stringent stock trading guidelines for senior executives in 2008. These guidelines are intended to work in conjunction with our established “Policy on Insider Trading and Misuse of Inside Information”, which among other things, prohibits buying or selling puts or call, pledging of shares, short sales and trading of Company shares on a short term basis. These stock trading guidelines also are designed to encourage share ownership in the Company. The stock trading guidelines apply to all members of the Group Executive Committee and adhere to the following key principles:

•	All Company shares owned by Group Executive Committee members will be held in own name or joint with spouse;

•	All Company shares owned by Group Executive Committee members should be held in a Merrill Lynch brokerage account or other Company approved account;

•	Executive directors should inform the CEO and the Chairman if they plan to trade Aspen shares, and should provide detailed reasons for sale upon request;

•	Other Group Executive Committee members should obtain permission to trade from the CEO and provide detailed reasons for sale upon request;

•	The Compensation Committee will be informed on a quarterly basis of all trading of stock by all Aspen employees;

•	It is recommended that sales by Group Executive Committee members be undertaken using SEC Rule 10b5-1 trading programs, where possible with the additional cost of administration connected with such trades to be paid by the Company;

•	It is prohibited for Company shares to be used as collateral for loans or for Company stock to be purchased on margin or pledged in a margin account; and

•	The CEO should inform the Chairman of any decision by him to sell stock.

In reviewing any request to trade, the CEO, and the Chairman in the case of executive directors, will take into consideration;

•	the amount of stock that an executive holds, the duration of the period over which that stock has been held and the amount of stock being requested to be sold;

•	the nature of the role held by the executive;

•	any reasons related to hardship, retirement planning, divorce etc. that would make a sale of stock required;

•	the history of trading by the executive;

•	the remaining stock holdings left after the sale; and

•	the market conditions and other factors which relate to the Company’s trading situation at the proposed time of sale.

Benefits and Perquisites

Perquisites.  Our Bermudian-based NEOs receive various perquisites provided by or paid by the Company. James Few, Managing Director, Aspen Re, and Julian Cusack, our COO and Chairman and CEO of Bermuda, operate outside of their home country and are based in Bermuda. They are provided with the perquisites outlined below, which are consistent with competitive practices in the Bermuda market and have been necessary for recruitment and retention purposes.

Housing Allowance.  Non-Bermudians are restricted by law from owning certain property in Bermuda. This has led to a housing market that is largely based on renting to expatriates who work on the island. Housing allowances are a near universal practice for expatriates and also, increasingly, for local Bermudians in key positions. We base our housing allowances on market information available through local benefits surveys and from information available from the housing market. The allowance is based on the level of the position compared with market data.

Club Membership.  This benefit is common practice in the Bermudian market place and enables the expatriate to settle into the community. We also offer this benefit to some of our other executive officers based in non-Bermuda locations in order to enable our NEOs to establish social networks with clients and executives in our industry in furtherance of our business.

Home Leave.  This benefit is common practice for expatriates who are working outside of their home country. We believe that this helps the expatriate and his/her family keep in touch with the home country in respect of both business and social networks. Such a benefit is provided by other companies within our peer group, is necessary for both recruitment and retention purposes and is important for the success of the overseas assignment.

Change in Control and Severance Benefits

In General.  We provide the opportunity for certain of our NEOs to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position. Our severance and change in control provisions for the NEOs are summarized in “— Employment-Related Agreements” and “— Potential Payments upon Termination or Change in Control.”

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth, for the years ended December 31, 2008, 2007 and 2006 the compensation for services in all capacities earned by the Company’s Chief Executive Officer, Chief Financial Officer and its next three most highly compensated executive officers. These individuals are referred to as the “named executive officers.”

Summary Compensation Table(1)

						Change in
						Pension Value
						and
						Nonqualified
				Stock	Option	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)(2)	($)(3)	($)(4)	($)(5)	Earnings ($)	($)	Total ($)

Christopher O’Kane,	2008	$817,835	—	$35,373	$578,552	—	$147,210	$1,578,970
Chief Executive	2007	$824,746	$1,501,358	$605,128	$815,181	—	$148,454	$3,894,867
Officer(6)	2006	$724,053	$1,106,100	$53,854	$1,137,658	—	$115,739	$3,137,404
Richard Houghton,	2008	$631,359	—	$69,343	$24,875	—	$88,390	$813,967
Chief Financial	2007	$429,518	$500,453	$141,243	$24,875	—	$60,132	$1,156,221
Officer(7)
Julian Cusack,	2008	$534,569	—	$23,805	$239,485	—	$460,235	$1,258,094
Chief Operating	2007	$376,331	$625,000	$170,824	$337,404	—	$233,517	$1,743,076
Officer(8)	2006	$444,801	$450,000	$34,442	$473,204	—	$295,045	$1,697,492
Brian Boornazian,	2008	$462,500	$245,000	$20,916	$193,651	—	$31,916	$953,983
President, Aspen Re(9)	2007	$436,250	$800,000	$362,680	$224,346	—	$24,854	$1,848,130
	2006	$404,544	$725,000	$57,283	$146,127	—	$14,110	$1,347,064
James Few,	2008	$446,667	$205,000	$31,212	$233,233	—	$281,523	$1,197,635
Managing Director,	2007	$434,999	$725,000	$348,176	$288,999	—	$275,191	$2,072,365
Aspen Re(10)	2006	$417,500	$675,000	$52,977	$314,007	—	$268,078	$1,727,562

(1)	Unless otherwise indicated, compensation payments paid in British Pounds have been translated into U.S. Dollars at the average exchange rate of $1.8524 to £1, $2.0018 to £1 and $1.8435 to £1 for 2008, 2007 and 2006, respectively.

(2)	The salaries provided represent earned salaries.

(3)	For a description of our bonus plan, see “Compensation Discussion and Analysis — Cash Compensation — Annual Cash Bonuses” above.

(4)	Consists of performance share awards and/or restricted share units, as applicable. Valuation is based on the FAS 123(R) cost of all outstanding awards as recognized in Note 16 of our financial statements, without regard to forfeiture assumptions.

(5)	Consists of stock options. Valuation is based on the FAS 123(R) cost of all outstanding options as recognized in Note 16 of our financial statements, without regard to forfeiture assumptions. For a description of the forfeitures during the year, see “Outstanding Equity Awards at Fiscal Year-End” below.

(6)	Mr. O’Kane’s compensation was paid in British Pounds. With respect to “All Other Compensation,” this consists of the Company’s contribution to the pension plan of $147,210, $148,454 and $115,739 in 2008, 2007 and 2006, respectively.

(7)	Mr. Houghton’s compensation was paid in British Pounds. For 2007, the salary reflects Mr. Houghton’s pro rated salary from his commencement date on April 30, 2007 and the bonus amount in 2007 includes a minimum guaranteed bonus of £200,000. With respect to “All Other Compensation” this consists of the Company’s contribution to the pension plan of $88,390 and $60,132 in 2008 and 2007, respectively.

(8)	For 2008, Mr. Cusack was paid in U.S. Dollars until May 2008. Starting in May 2008, per his new employment agreement, he was paid in British Pounds except for £70,000 which were paid in U.S. Dollars and converted at the applicable exchange rate at the time of payment. For purposes of this table, we have used the average exchange rate from May 1, 2008 to December 31, 2008 of $1.7896:£1 in respect of his salary paid in British Pounds. For 2007 and 2006, Mr. Cusack’s compensation was paid in U.S. Dollars, except for £12,500 and £30,000, respectively. With respect to “All Other Compensation,” this includes (i) a housing allowance in Bermuda of $180,000, $165,000 and $180,000 for 2008, 2007 and 2006, respectively, (ii) home leave travel expenses for Mr. Cusack and his family of $28,400, $9,321 and $8,880, for 2008, 2007 and 2006, respectively, (iii) a payroll tax contribution in an amount of $11,163, $16,602 and $11,049, for 2008, 2007 and 2006, respectively, (iv) club membership fees of $7,000, $3,150 and $3,000 for 2008, 2007 and 2006, respectively, (v) the Company’s contribution to the pension plan of $111,946, $39,444 and $92,116 for 2008, 2007 and 2006, respectively, (vi) a tax gross-up payment in respect of Mr. Cusack’s housing allowance of $114,193 for 2008 and (vii) a tax reimbursement gross-up of $7,534 for 2008.

(9)	Mr. Boornazian’s compensation was paid in U.S. Dollars. With respect to “All Other Compensation,” this consists of (i) the Company’s contribution to the 401(K) plan (consisting of profit sharing and matching contributions) of $20,700, $20,000 and $8,800 for 2008, 2007 and 2006, respectively, (ii) additional premium paid of $4,856, $4,854 and $5,310 for 2008, 2007 and 2006, respectively for additional life insurance and disability benefits and (iii) club membership fees of $6,360 for 2008.

(10)	Mr. Few’s compensation was paid in U.S. Dollars. With respect to “All Other Compensation,” this includes (i) a housing allowance in Bermuda of $180,000 for each of 2008, 2007 and 2006, (ii) home leave travel expenses for Mr. Few’s family of $31,403, $27,923 and $23,942 for 2008, 2007 and 2006, respectively, (iii) a payroll tax contribution in an amount of $11,163, $16,602 and $11,049, for 2008, 2007 and 2006, respectively, (iv) club membership fees of $5,121, $8,776 and $4,500, for 2008, 2007 and 2006, respectively, and (v) the Company’s contribution to the pension plan of $53,837, $41,890 and $48,587, for 2008, 2007 and 2006, respectively.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of options to purchase ordinary shares and other awards granted during the twelve months ended December 31, 2008 to the named executive officers:

			Estimated Future Payout Under			Closing Price	Fair Value
			Equity Incentive Plan Awards			on Date	of Stock
	Grant	Approval	Threshold	Target	Maximum	of Grant	Awards
Name	Date(1)	Date(1)	(#)(2)	(#)(2)	(#)(3)	($)	(#)(4)

Christopher O’Kane	05/02/2008	04/29/2008	0	57,416	76,554	$26.14	$1,405,257
Richard Houghton	05/02/2008	04/29/2008	0	26,794	35,726	$26.14	$655,783
Julian Cusack	05/02/2008	04/29/2008	0	26,794	35,726	$26.14	$655,783
Brian Boornazian	05/02/2008	04/29/2008	0	28,708	38,278	$26.14	$702,628
James Few	05/02/2008	04/29/2008	0	22,966	30,622	$26.14	$562,093

(1)	In 2007, we adopted a policy whereby the Compensation Committee approves annual grants at a regularly scheduled meeting. However, if such a meeting takes place while the Company is in a close period (i.e., prior to the release of our quarterly or yearly earnings), the grant date will be the day on which our close period ends. The approval date of April 29, 2008 was during our close period, and therefore the grant date was May 2, 2008, the day our close period ended.

In respect of ad hoc grants of RSUs (if not in a close period), in particular with respect to new hires, the grant date is the later of (i) the date on which the Compensation Committee approves the grant or (ii) the date on which the employee commences employment with the Company.

(2)	Under the terms of the 2008 performance share awards, one-third of the grant is eligible for vesting each year. In any given year, if the ROE is less than 10%, then the portion of the grant for such year will not vest and is forfeited. If the ROE is between 10% and 15%, the percentage of the performance shares eligible for vesting in that year will be between 10% and 100% on a straight-line basis. If the ROE is between 15% and 25%, then the percentage of the performance shares eligible for vesting in that year will be between 100% and 200% on a straight-line basis. If in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant (i.e., the ROE was greater than 15% in such year) and the average ROE over such year and the preceding year is less than 10%, then only 100% of the shares that are eligible for vesting in such year shall vest. The amounts provided represent 100% of the performance shares vested at an ROE of 15% each year. For a more detailed description of our performance share awards granted in 2008, refer to “Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — 2008 Performance Share Awards” below.

(3)	Amounts provided represent no vesting in respect of one-third of the initial grant as our ROE for 2008 was less than 10% and assumes a vesting of 200% for the remaining two-thirds of the grant.

(4)	Valuation is based on the dollar amount of performance share awards recognized for financial statement purposes pursuant to FAS 123(R), which is $24.48 for the performance shares granted on May 2, 2008. Refer to Note 16 of our financial statements with respect to our performance share awards.

Narrative Description of Summary Compensation and Grants of Plan-Based Awards

Share Incentive Plan

We have adopted the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended (the “2003 Share Incentive Plan”) to aid us in recruiting and retaining key employees and directors and to motivate such employees and directors. The 2003 Share Incentive Plan was amended at our annual general meeting in 2005 to increase the number of shares that can be issued under the plan. The total number of ordinary shares that may be issued under the 2003 Share Incentive Plan is 9,476,553. On February 5, 2008, the Compensation Committee of the Board approved an amendment to the 2003 Share Incentive Plan providing delegated authority to subcommittees or individuals to grant restricted share units to individuals who are not “insiders” subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or are not expected to be “covered persons” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The 2003 Share Incentive Plan provides for the grant to selected employees and non-employee directors of share options, share appreciation rights, restricted shares and other share-based awards. The shares subject to initial grant of options (the “initial grant options”) represented an aggregate of 5.75% of our ordinary shares on a fully diluted basis (3,884,030 shares), assuming the exercise of all outstanding options issued to Wellington and the Names’ Trustee. In addition, an aggregate of 2.5% of our ordinary shares on a fully diluted basis (1,840,540 shares), were reserved for additional grant or issuance of share options, share appreciation rights, restricted shares and/or other share-based awards as and when determined in the sole discretion of our Board of Directors or the Compensation Committee. No award may be granted under the 2003 Share Incentive Plan after the tenth anniversary of its effective date. The 2003 Share Incentive Plan provides for equitable adjustment of affected terms of the plan and outstanding awards in the event of any change in the outstanding ordinary shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange, or any distribution to shareholders of shares other than regular cash dividends or any similar transaction. In the event of a change in control (as defined in the 2003 Share Incentive Plan), our Board of Directors or the Compensation Committee may accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an award (except that shares subject to the initial grant options shall vest); or cancel awards for fair value; or provide for the issuance of substitute awards that substantially preserve the terms of any affected awards; or provide that for a period of at least 15 days prior to the change in control share options will be exercisable and that upon the occurrence of the change in control, such options shall terminate and be of no further force and effect.

Initial Options.  The initial grant options have a term of ten years and an exercise price of $16.20 per share, which price was calculated based on 109% of the calculated fair market value of our ordinary shares as of May 29, 2003 and was determined by an independent consultant. Sixty-five percent (65%) of the initial grant options are subject to time-based vesting with 20% vesting upon grant and 20% vesting on each December 31 of calendar years 2003, 2004, 2005 and 2006. The remaining 35% of the initial grant options are subject to performance-based vesting determined by achievement of ROE targets, and subject to achieving a threshold combined ratio target, in each case, over the applicable one or two-year performance period. Initial grant options that do not vest based on the applicable performance targets may vest in later years to the extent performance in such years exceeds 100% of the applicable targets, and in any event, any unvested and outstanding performance-based initial grant options will become vested on December 31, 2009. Upon termination of a participant’s employment, any unvested options shall be forfeited, except that if the termination is due to death or disability (as defined in the option agreement), the time-based portion of the initial grant options shall vest to the extent such option would have otherwise become vested within 12 months immediately succeeding such termination due to death or disability. Upon termination of employment, vested initial grant options will be exercisable, subject to expiration of the options, until (i) the first anniversary of termination due to death or disability or, for nine members of senior management, without cause or for good reason (as those terms are defined in the option agreement), (ii) six months following termination without cause or for good reason for all other participants, (iii) three months following termination by the participant for any reason other than those stated in (i) or (ii) above or (iv) the date of termination for cause. As provided in the 2003 Share Incentive Plan, in the event of a change in control unvested and outstanding initial grant options shall immediately become fully vested. As at December 31, 2008, 85.73% of the initial options have vested. The remaining outstanding amount of the initial options will vest on December 31, 2009.

The initial grant options may be exercised by payment in cash or its equivalent, in ordinary shares, in a combination of cash and ordinary shares, or by broker-assisted cashless exercise. The initial grant options are not transferable by a participant during his or her lifetime other than to family members, family trusts, and family partnerships.

2004 Options.  In 2004, we granted a total of 500,113 nonqualified stock options to various employees of the Company. Each nonqualified stock option represents the right and option to purchase, on the terms and conditions set forth in the agreement evidencing the grant, ordinary shares of the Company, par value 0.15144558 cent per share. The exercise price of the shares subject to the option is $24.44 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE. Of the total grant of 2004 options, 51.48% have vested. The remaining amounts have been forfeited due to the performance targets not being met.

2005 Options.  On March 3, 2005, we granted an aggregate of 512,172 nonqualified stock options. The exercise price of the shares subject to the option is $25.88 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE. We also granted an additional 13,709 nonqualified stock options during 2005; the exercise price of those shares varied from $25.28 to $26.46. The ROE target was not met in 2005, and as a result, all granted options have been forfeited.

2006 Options.  On February 16, 2006, we granted an aggregate of 1,072,490 nonqualified stock options. The exercise price of the shares subject to the option is $23.65 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on February 17, 2006 as reported by the NYSE. We granted an additional 142,158 options on August 4, 2006, for an exercise price of $23.19. Of the total grant, 92.2% have vested, with the remaining amounts forfeited due to performance targets not being met.

One-third (1/3) of the shares underlying the options will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2006 (the “2006 Option Award”). If the Company fails to reach the ROE target for the 2006 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of options will become eligible for vesting based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67%. However, no options will become eligible for vesting for the 2006 Option Award if the ROE for the 2006 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms. As the ROE target was achieved in 2006, one-third of the options granted are eligible for vesting.

Two-thirds (2/3) of the options will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such

ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company’s actual average annual ROE for the 2006, 2007 and 2008 fiscal years meets or exceeds the average annual ROE target for such period (the “2006-2008 Option Award”). If the Company fails to achieve the average annual ROE target for the 2006, 2007 and 2008 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of options will become eligible for vesting based on the percentage of the average annual ROE target achieved, for example, with 10% being eligible for vesting at 66.67%. However, no options will be eligible for vesting for the 2006-2008 Option Award if the actual average annual ROE for the 2006, 2007 and 2008 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Options which are eligible for vesting, as described above, as part of the 2006 Option Award and the 2006-2008 Option Award will vest and become exercisable upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such 2008 ROE is approved by the Board of Directors or an authorized committee thereof, subject to the optionee’s continued employment (and lack of notice of resignation or termination) until such date.

Once the options are exercisable, as described above, the optionee may exercise all or any part of the vested portion of their option at any time prior to the earliest to occur of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the optionee’s termination of employment (x) due to death or disability (as defined in the option agreement), (y) by the Company without cause (as defined in the option agreement), or (z) by the optionee with good reason (as defined in the option agreement), (iii) three months following the date of the optionee’s termination of employment by the optionee without good reason, or (iv) the date of the optionee’s termination of employment by the Company for cause.

Options are exercised by providing written notice specifying the number of shares for which the option is being exercised and the method of payment of the exercise price. Payment of the exercise price may be made in cash (or cash equivalent), in shares, in a combination of cash and shares, or by broker-assisted cashless exercise. The optionee may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the option, its exercise or any payment or transfer under or with respect to the option. Options may not be assigned, sold or otherwise transferred by the optionee other than by will or by the laws of descent and distribution.

2007 Options.  On May 1, 2007, the Compensation Committee approved a grant of an aggregate of 607,641 nonqualified stock options with a grant date of May 4, 2007. The exercise price of the shares subject to the option is $27.28 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on May 4, 2007 as reported by the NYSE. The Compensation Committee granted an additional 15,198 options on October 22, 2007, for an exercise price of $27.52.

The options will become fully vested and exercisable upon the third anniversary of the date of grant, subject to the optionee’s continued employment with the Company (and lack of notice of resignation or termination). The option grants are not subject to performance conditions. If the optionee’s employment with the Company is terminated for any reason, the option shall, to the extent not then vested, be canceled by the Company without consideration and if the option has vested, it shall be exercisable, as set forth below. However, in the event the optionee is terminated for cause (as defined in the option agreement), the vested option shall be immediately canceled without consideration to the extent not previously exercised.

Once the options are exercisable, the optionee may exercise all or any part of the vested option at any time prior to the earliest to occur of (i) the seventh anniversary of the date of grant, (ii) the first anniversary of the optionee’s termination of employment due to death or disability (as defined in the option agreement), (iii) the first anniversary of the optionee’s termination of employment by the Company without cause (for any reason other than due to death or disability), (iv) three months following the date of the optionee’s termination of employment by the optionee for any reason (other than due to death or disability), or (v) the date of the optionee’s termination of employment by the Company for cause (as defined in the option agreement).

Restricted Share Units.  In 2006, we granted 184,356 RSUs which vest in one-third tranches over three years. In 2007, we granted 120,387 RSUs to our employees which vest in one-third tranches over three years. In 2008, we granted 67,290 RSUs to our employees which vest in one-third tranches over three years. Vesting of a participant’s units may be accelerated, however, if the participant’s employment with the Company and its subsidiaries is terminated without cause (as defined in such participant’s award agreement), on account of the participant’s death or disability (as defined in such participant’s award agreement), or, with respect to some of the participants, by the participant with good reason (as defined in such participant’s award agreement). Participants will be paid one ordinary share for each unit that vests as soon as practicable following the vesting date.

Recipients of the RSUs generally will not be entitled to any rights of a holder of ordinary shares, including the right to vote, unless and until their units vest and ordinary shares are issued; provided, however, that participants will be entitled to receive dividend equivalents with respect to their units. Dividend equivalents will be denominated in cash and paid in cash if and when the underlying units vest. Participants may, however, be permitted by the Company to elect to defer the receipt of any ordinary shares upon the vesting of units, in which case payment will not be made until such time or times as the participant may elect. Payment of deferred share units would be in ordinary shares with any cash dividend equivalents credited with respect to such deferred share units paid in cash.

2004 Performance Share Awards.  On December 22, 2004, we granted an aggregate of 150,074 performance share awards to various employees of the Company. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets. With respect to the 2004 performance share awards, 17.16% of the total grant has vested. The remainder of the 2004 performance share grants was forfeited due to the non-achievement of performance targets.

2005 Performance Share Awards.  On March 3, 2005, we granted an aggregate of 123,002 performance share awards to various officers and other employees and an additional 8,225 performance share awards were granted in 2005. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets. All 2005 performance share awards were forfeited as the performance targets were not met.

2006 Performance Share Awards.  On February 16, 2006, we granted an aggregate of 316,912 performance share awards to various officers and other employees. We granted an additional 1,042 performance share awards on August 4, 2006. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets. Of the total grant, 92.2% have vested, with the remaining amounts forfeited due to performance targets not being met.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2006 (the “2006 Performance Award”). If the Company fails to reach the ROE target for the 2006 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will become eligible for vesting based on the percentage of target ROE achieved; for example, with 10% becoming eligible for vesting at 66.67%. However, no performance shares will become eligible for vesting for the 2006 Performance Award if the ROE for the 2006 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms. One-third of the grant based on the ROE target for 2006 is available for vesting as the 2006 ROE target was achieved.

Two-thirds (2/3) of the performance shares will become eligible for vesting and payable upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company’s actual average annual ROE for the 2006, 2007 and 2008 fiscal years meets or exceeds the average annual ROE target for such period (the “2006-2008 Performance Award”). If the Company fails to achieve the average annual ROE target for the 2006, 2007 and 2008 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will become eligible for vesting based on the percentage of the average annual ROE target achieved; for example, with 10% becoming eligible for vesting at 66.67%. However, no performance shares will be eligible for vesting for the 2006-2008 Performance Award if the actual average annual ROE for the 2006, 2007 and 2008 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Performance shares which are eligible for vesting, as described above, as part of the 2006 Performance Award and the 2006-2008 Performance Award will vest upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such 2008 ROE is approved by the Board of Directors or an authorized committee thereof, subject to the participant’s continued employment (and lack of notice of resignation or termination) until such date.

Payment of vested performance shares will occur as soon as practicable after the date the performance shares become vested. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2007 Performance Share Awards.  On May 1, 2007, the Compensation Committee approved a grant of an aggregate of 427,796 performance share awards with a grant date of May 4, 2007. The Compensation Committee granted an additional 11,407 performance shares with a grant date of October 22, 2007. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-quarter (1/4) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2007, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2007 Performance Award”). No performance shares will become eligible for vesting for the 2007 Performance Award if the ROE for the 2007 fiscal year is less than 10%. If the Company’s ROE for the 2007 fiscal year is between 10% and 15%, then 10% to 100% of the 2007 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2007 fiscal year is between 15% and 25%, then 100% to 200% of the 2007 Performance Award will become eligible for vesting on a straight-line basis. There is no additional vesting if the 2007 ROE is greater than 25%. Based on the achievement of a 2007 ROE of 21.6%, 166% of one-quarter of the 2007 performance share awards is eligible for vesting.

One-quarter (1/4) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2008 Performance Award”). No performance shares will become eligible for vesting for the 2008 Performance Award if the ROE for the 2008 fiscal year is less than 10%. If the Company’s ROE for the 2008 fiscal year is between 10% and 15%, then 10% to 100% of the 2008 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2008 fiscal year is between 15% and 25%, then 100% to 200% of the 2008 Performance Award will become eligible for vesting on a straight-line basis. There is no additional vesting if the 2008 ROE is greater than 25%. Based on the 2008 ROE of 3.3%, one-quarter of the 2007 performance share awards was forfeited.

One-quarter (1/4) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2009, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2009 Performance Award”). No performance shares will become eligible for vesting for the 2009 Performance Award if the ROE for the 2009 fiscal year is less than 10%. If the Company’s ROE for the 2009 fiscal year is between 10% and 15%, then 10% to 100% of the 2009 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2009 fiscal year is between 15% and 25%, then 100% to 200% of the 2009 Performance Award will become eligible for vesting on a straight-line basis. There is no additional vesting if the 2009 ROE is greater than 25%.

One-quarter (1/4) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2010, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2010 Performance Award”). No performance shares will become eligible for vesting for the 2010 Performance Award if the ROE for the 2010 fiscal year is less than 10%. If the Company’s ROE for the 2010 fiscal year is between 10% and 15%, then 10% to 100% of the 2010 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2010 fiscal year is between 15% and 25%, then 100% to 200% of the 2010 Performance Award will become eligible for vesting on a straight-line basis. There is no additional vesting if the 2010 ROE is greater than 25%.

Performance shares which are eligible for vesting, as described above, as part of the 2007 Performance Award, the 2009 Performance Award and the 2010 Performance Award will vest upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2010, or (ii) the date such 2010 ROE is approved by the Board of Directors or an authorized committee thereof, subject to the participant’s continued employment (and lack of notice of resignation or termination) until such date.

Payment of vested performance shares will occur as soon as practicable after the date the performance shares become vested. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2008 Performance Share Awards.  On April 29, 2008, the Compensation Committee approved a grant of an aggregate of 587,095 performance share awards with a grant date of May 2, 2008. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2008 Performance Award”). No performance shares will become eligible for vesting for the 2008 Performance Award if the ROE for the 2008 fiscal year is less than 10%. If the Company’s ROE for the 2008 fiscal year is between 10% and 15%, then 10% to 100% of the 2008 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2008 fiscal year is between 15% and 25%, then 100% to 200% of the 2008 Performance Award will become eligible for vesting on a straight-line basis. However, if the ROE for the 2008 fiscal year is greater than 15% and the average ROE over 2008 and the immediately preceding fiscal year is less than 10%, then the percentage of eligible shares for vesting will be 100%. If the ROE for the 2008 fiscal year is greater than 15% and the average ROE over 2008 and the immediately preceding fiscal year is 10% or greater, then the percentage of eligible shares for vesting will vest in accordance with the schedule for vesting described above. There is no additional vesting if the 2008 ROE is greater than 25%. Based on the achievement of a 2008 ROE of 3.3%, none of the 2008 Performance Award is eligible for vesting.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2009, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2009 Performance Award”). No performance shares will become eligible for vesting for the 2009 Performance Award if the ROE for the 2009 fiscal year is less than 10%. If the Company’s ROE for the 2009 fiscal year is between 10% and 15%, then 10% to 100% of the 2009 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2009 fiscal year is between 15% and 25%, then 100% to 200% of the 2009 Performance Award will become eligible for vesting on a straight-line basis. However, if the ROE for the 2009 fiscal year is greater than 15% and the average ROE over 2009 and 2008 is less than 10%, then the percentage of eligible shares for vesting will be 100%. If the ROE for the 2009 fiscal year is greater than 15% and the average ROE over 2009 and 2008 is 10% or greater, then the percentage of eligible shares for vesting will vest in accordance with the schedule for vesting described above. There is no additional vesting if the 2009 ROE is greater than 25%.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2010, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the “2010 Performance Award”). No performance shares will become eligible for vesting for the 2010 Performance Award if the ROE for the 2010 fiscal year is less than 10%. If the Company’s ROE for the 2010 fiscal year is between 10% and 15%, then 10% to 100% of the 2010 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2010 fiscal year is between 15% and 25%, then 100% to 200% of the 2010 Performance Award will become eligible for vesting on a straight-line basis. However, if the ROE for the 2010 fiscal year is greater than 15% and the average ROE over 2010 and 2009 is less than 10%, then the percentage of eligible shares for vesting will be 100%. If the ROE for the 2010 fiscal year is greater than 15% and the average ROE over 2010 and 2009 is 10% or greater, then the percentage of eligible shares for vesting will vest in accordance with the schedule for vesting described above. There is no additional vesting if the 2010 ROE is greater than 25%.

Performance shares which are eligible for vesting, as described above, as part of the 2008 Performance Award, the 2009 Performance Award and the 2010 Performance Award will vest upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2010, or (ii) the date such 2010 ROE is approved by the Board of Directors or an authorized committee thereof, subject to the participant’s continued employment (and lack of notice of resignation or termination) until such date.

Payment of vested performance shares will occur as soon as practicable after the date the performance shares become vested. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

Employment-Related Agreements

The following information summarizes the (i) service agreements for Mr. O’Kane, which commenced on September 24, 2004, (ii) amended and restated service agreement for Mr. Cusack which became effective when he assumed his duties as Chief Operating Officer in May 2008, (iii) service agreement for Mr. Houghton dated April 3, 2007, (iv) employment agreement for Mr. Boornazian which commenced on January 12, 2004 (as supplemented by addendum dated February 5, 2008 and as further amended dated October 28, 2008 and

December 31, 2008 and (v) service agreement for Mr. Few which commenced on March 10, 2005. In respect of each of the agreements with Messrs. O’Kane, Cusack, Houghton, Few and Boornazian:

(i) in the case of Messrs. O’Kane, Houghton and Cusack, employment terminates automatically when the employee reaches 65 years of age, but in the case of Mr. Few employment will terminate automatically when the employee reaches 60 years of age;

(ii) in the case of Messrs. O’Kane, Houghton, Cusack and Few, employment may be terminated for cause if:

•	the employee becomes bankrupt, is convicted of a criminal offence (other than a traffic violation or a crime with a penalty other than imprisonment), commits serious misconduct or other conduct bringing the employee or Aspen Holdings or any of its subsidiaries into disrepute;

•	the employee materially breaches any provisions of the service agreement or conducts himself in a manner prejudicial to the business;

•	the employee is disqualified from being a director in the case of Messrs. O’Kane, Cusack and Houghton; or

•	the employee breaches any code of conduct or ceases to be registered by any regulatory body;

(iii) in the case of Messrs. O’Kane, Cusack and Few, employment may be terminated if the employee materially breaches any provision of the shareholder’s agreement with Aspen Holdings and such breach is not cured by the employee within 21 days after receiving notice from the Company;

(iv) in the case of Mr. Boornazian employment may be terminated for cause if:

•	the employee’s willful misconduct is materially injurious to Aspen Re America or its affiliates;

•	the employee intentionally fails to act in accordance with the direction of the Chief Executive Officer or Board;

•	the employee is convicted of a felony;

•	the employee violates a law, rule or regulation that governs Aspen Re America’s business, has a material adverse effect on Aspen Re America’s business, or disqualifies him from employment; or

•	the employee intentionally breaches a non-compete or non-disclosure agreement;

(v) in the case of Messrs. O’Kane, Houghton, Cusack and Few, employment may be terminated by the employee without notice for good reason if:

•	the employee’s annual salary or bonus opportunity is reduced;

•	there is a material diminution in the employee’s duties, authority, responsibilities or title, or the employee is assigned duties materially inconsistent with his position;

•	the employee is removed from any of his positions (or in the case of Mr. O’Kane is not elected or re-elected to such positions);

•	an adverse change in the employee’s reporting relationship occurs in the case of Messrs. O’Kane, Cusack and Few; or

•	the employee is required to relocate more than 50 miles from the employee’s current office;

•	provided that, in each case, the default has not been cured within 30 days of receipt of a written notice from the employee;

(vi) in the case of Mr. Boornazian, employment may be terminated by the employee for good reason upon 90 days’ notice if:

•	there is a material diminution in the employee’s responsibilities, duties or authority;

•	the employee’s annual salary is materially reduced; or

•	there is a material breach by the Company of the employment agreement;

(vii) in the case of Mr. O’Kane, if the employee is terminated without cause or resigns with good reason, the employee is entitled (subject to execution of a release) to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment to two times the sum of (x) the employee’s highest salary during the term of the agreement and (y) the average annual bonus paid to the executive in the previous three years (or lesser period if employed less than three years); and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. Fifty percent of this severance payment is paid to the employee within 14 days of the execution by the employee of a valid release and the remaining 50% is paid in four equal installments during the 12 months following the first anniversary of the date of termination, conditional on the employee complying with the non-solicitation provisions applying during that period;

(viii) in the case of Messrs. Houghton, Cusack and Few, if the employee is terminated without cause or resigns with good reason, the employee is entitled (subject to execution of a release) to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment of the sum of (x) the employee’s highest salary rate during the term of the agreement and (y) the average bonus under the Company’s annual incentive plan actually earned by the employee during the three years (or number of complete years employed, if fewer) immediately prior to the year of termination; and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that the employee is paid in lieu of notice under the agreement (including if the Company exercises its right to enforce garden leave under the agreement) the severance payment will be inclusive of that payment;

(ix) in the case of Mr. Boornazian, if the employee is terminated without cause or resigns with good reason, the employee is entitled (subject to execution of a release) to (i) any earned but unpaid salary, accrued but unused vacation days and any reimbursed business expenses; (ii) 50% of his salary; and (iii) 100% of his bonus potential pro rated by the number of days he was employed in the applicable year;

(x) in the case of Messrs. O’Kane, Houghton, Cusack, Few and Boornazian, if the employee is terminated without cause or resigns for good reason in the six months prior to a change of control or the two-year period following a change of control, in addition to the benefits discussed above, all share options and other equity-based awards granted to the executive during the course of the agreement shall immediately vest and remain exercisable in accordance with their terms. In addition, in the case of Mr. O’Kane, he may be entitled to excise tax gross-up payments;

(xi) the agreements contain provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation; and

(xii) in the case of Messrs. O’Kane, Houghton, Cusack and Few, the employees have for the benefit of their respective beneficiaries life insurance (and in the case of Mr. Boornazian, supplemental life insurance benefits). There are no key man insurance policies in place.

Christopher O’Kane.  Mr. O’Kane entered into a service agreement with Aspen U.K. Services and Aspen Holdings under which he has agreed to serve as Chief Executive Officer of Aspen Holdings and Aspen U.K. and director of both companies, terminable upon 12 months’ notice by either party. The agreement originally provided that Mr. O’Kane shall be paid an annual salary of £346,830, subject to annual review. Mr. O’Kane’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in the Company’s pension scheme, medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our Board of Directors may determine. Effective April 1, 2009, Mr. O’Kane’s salary will be £480,000.

Richard Houghton.  Mr. Houghton entered into a service agreement with Aspen U.K. Services under which he agreed to serve as Chief Financial Officer of Aspen Holdings, terminable upon 12 months’ notice by either party. The agreement originally provided that Mr. Houghton shall be paid an annual salary of £320,000, subject to annual review. Mr. Houghton’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in the Company’s pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus, based on a bonus potential of 100% of salary which may be exceeded, to be awarded annually as the Compensation Committee of our Board of Directors may determine. Effective April 1, 2009, Mr. Houghton’s salary will be £360,000.

Julian Cusack.  Mr. Cusack entered into service agreements with effect from May 1, 2008 to serve as Group Chief Operating Officer and to continue to serve as Chief Executive Officer and Chairman of Aspen Bermuda, terminable upon 12 months’ notice by either party. The agreements provide that Mr. Cusack shall be paid an annual salary of £350,000, subject to annual review. Mr. Cusack is also entitled to reimbursement of housing costs in Bermuda, up to a maximum of $180,000 per annum, two return airfares per annum for him and his family from Bermuda to the U.K. as well as reimbursement of reasonable relocation expenses. The service contracts also provide for the payment by the Company of U.K. income tax attributable to the reimbursement of Bermuda housing expenses and home leave. Mr. Cusack’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in the Company’s pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus based on a bonus potential of 100% of his salary to be awarded annually as the Compensation Committee of our Board of Directors may determine. Effective April 1, 2009, Mr. Cusack’s salary will be £360,000.

Brian Boornazian.  Mr. Boornazian entered into an employment agreement with Aspen U.S. Services under which he has agreed to serve as President and Chief Underwriting Officer, Property Reinsurance, of Aspen Re America for a three-year term, with annual extensions thereafter. The agreement originally provided that Mr. Boornazian will be paid an annual salary of $330,000, subject to review from time to time, as well as a discretionary bonus, and shall be eligible to participate in all incentive compensation, retirement and deferred compensation plans available generally to senior officers. Effective April 1, 2009, Mr. Boornazian’s salary will be $500,000.

On February 5, 2008, the Compensation Committee approved an amendment to Mr. Boornazian’s employment agreement to include a clause in respect of change of control. Senior executives reporting to the

Chief Executive Officer of the Company have service agreements that are consistent in their principal terms, including with respect to change-of-control provisions; however, this clause was not included in Mr. Boornazian’s original service agreement. The clause provides that if Mr. Boornazian is terminated without cause or resigns for good reason in the six-month period prior to a change in control or the two-year period after a change in control, all share options and other equity-based awards granted to Mr. Boornazian during the course of the agreement will immediately vest and remain exercisable in accordance with their terms. Mr. Boornazian’s agreement was further amended on October 28, 2008 and December 31, 2008 to reflect compliance with Internal Revenue Code Section 409A (“409A”).

James Few.  Mr. Few entered into a service agreement with Aspen Bermuda under which he has agreed to serve as Head of Property Reinsurance and Chief Underwriting Officer of Aspen Bermuda. The agreement may be terminated upon 12 months’ notice by either party. The agreement originally provided that Mr. Few will be paid an annual salary of $400,000, subject to annual review. Mr. Few is also provided with an annual housing allowance of $180,000, two return airfares between Bermuda and the U.K. per annum for himself and his family and reasonable relocation costs. The agreement also entitles him to private medical insurance, permanent health insurance, personal accident insurance and life assurance. Under the agreement Mr. Few remains a member of the Aspen U.K. Services pension scheme. The service agreement also provides for a discretionary bonus to be awarded at such times and at such level as the Compensation Committee of our Board of Directors may determine. Effective April 1, 2009, Mr. Few’s salary will be $475,000.

Retirement Benefits

We do not have a defined benefit plan. Generally, retirement benefits are provided to our named executive officers according to their home country.

United Kingdom.  In the U.K. we have a defined contribution plan which was established in 2005 for our U.K. employees. All permanent and fixed term employees are eligible to join the plan. Messrs. O’Kane, Houghton, Cusack and Few were all participants in the plan during 2008. The employee contributes 3% of their base salary into the plan. The employer contributions made to the pension plan are based on a percentage of base salary based on the age of the employee. There are two scales: a standard scale for all U.K. participants; and a directors’ scale which applies to certain key senior employees who were founders of the Company or who are executive directors of our Board of Directors. Messrs O’Kane, Houghton and Cusack were paid employer contributions based on the directors’ scale.

	Employee		Company
	Contribution —		Contribution —
	Percentage of		Percentage of
Scale	Salary	Age of Employee	Employee’s Salary

Standard Scale	3%	18 - 19	5%
	3%	20 - 24	7%
	3%	25 - 29	8%
	3%	30 - 34	9.5%
	3%	35 - 39	10.5%
	3%	40 - 44	12%
	3%	45 - 49	13.5%
	3%	50 - 54	14.5%
	3%	55 plus	15.5%
Director Scale	3%	20 - 24	7%
	3%	25 - 29	8%
	3%	30 - 34	9.5%
	3%	35 - 39	12%
	3%	40 - 44	14%
	3%	45 - 49	16%
	3%	50 - 54	18%
	3%	55 plus	20%

The employee and employer contributions are paid to individual investment accounts set up in the name of the employee. Employees may choose from a selection of investment funds although the day-to-day management of the investments are undertaken by professional investment managers. At retirement this fund is then used to purchase retirement benefits.

If an employee leaves the Company before retirement all contributions to the account will cease. If an employee has at least two years of qualifying service, the employee has the option of (i) keeping his or her account, in which case the full value in the pension will continue to be invested until retirement age, or (ii) transferring the value of the account either to another employer’s approved pension plan or to an approved personal pension plan. Where an employee leaves the Company with less than two years of service, such employee will receive a refund equal to the part of their account which represents their own contributions only. This refund is subject to U.K. tax and social security.

In the event of death in service before retirement, the pension plan provides a lump sum death benefit equal to four times the employee’s basic salary, plus, where applicable, a dependent’s pension equal to 30% of the employee’s basic salary and a children’s pension equal to 15% of the employee’s basic salary for one child and up to 30% of the employee’s basic salary for two or more children. Under U.K. legislation, these benefits are subject to notional earnings limits (currently £108,600 for 2006/2007, £112,800 for 2007/2008 and £117,600 for 2008/2009). Where an employee’s basic salary is greater than the notional earnings maximum, an additional benefit is provided through a separate cover outside the pension plan.

United States.  In the U.S. we operate a 401(k) plan. Employees of Aspen U.S. Services are eligible to participate in this plan. Mr. Boornazian participates in this plan.

Participants may elect a salary reduction contribution into the 401(k) plan. Their taxable income is then reduced by the amount contributed into the plan. This lets participants reduce their current federal and most state income taxes. The 401(k) safe harbor plan allows employees to contribute a percentage of their salaries (up to the maximum deferral limit set forth in the plan). We make a qualified matching contribution of 100% of the employees’ salary reduction contribution up to 3% of their salary, plus a matching contribution of 50% of the employees’ salary reduction contribution from 3% to 5% of their salary for each payroll period. The employer’s matching contribution is subject to limits based on the employees’ earnings as set by the IRS annually. Participants are always fully vested in their 401(k) plan with respect to their contributions and the employer’s matching contributions.

Discretionary profit sharing contributions are made annually to all employees by Aspen U.S. Services and are based on the following formula:

Contribution
by the
Company as a
Percentage of
Employee’s
Age of Employee	Salary

20 — 29	3%
30 — 39	4%
40 — 49	5%
50 and older	6%

Profit sharing contributions are paid in the first quarter of each year in respect the previous fiscal year. The profit sharing contributions are subject to a limit based on the employees’ earnings as set by the IRS annually. The profit sharing contributions are subject to the following vesting schedule:

Vesting
Years of Vesting Service	Percentage

Less than 3 years	0%
3 years	100%

Once the employee has three years of service, his or her profit sharing contributions are fully vested and all future contributions are vested.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding options to purchase ordinary shares and other stock awards by the named executive officers during the twelve months ended December 31, 2008:

		Option Awards							Stock Awards
													Equity
											Equity		Incentive Plan
					Equity						Incentive		Awards:
					Incentive						Plan Awards:		Market
					Plan Awards:					Market	Number of		Value or
		Number of			Number of				Number of	Value of	Unearned		Payout Value
		Securities		Number of	Securities				Shares or	Shares or	Shares,		of Unearned
		Underlying		Securities	Underlying				Units of	Units of	Units or		Shares, Units or
		Unexercised		Underlying	Unexercised				Stock That	Stock That	Other Rights		Other Rights
		Options (#)		Unexercised	Unearned		Option	Option	Have Not	Have Not	That Have		That Have
	Year of	Exercisable		Options (#)	Options		Exercise	Expiration	Vested	Vested	Not Vested		Not Vested
Name	Grant	(1)		Unexercisable	(#)(1)		Price ($)	Date	(#)(1)	($)(2)	(#)(1)		($)(2)

Christopher O’Kane	2003	850,295		141,535	—		$16.20	08/20/2013			—		—
	2004	23,603	(3)		—	(3)	$24.44	12/23/2014			—		—
	2005	—	(4)		—	(4)	$25.88	03/03/2015			—	(6)	—
	2006	—			87,713	(5)	$23.65	02/16/2016			5,847	(7)	$141,790
	2007	—		75,988	—		$27.28	05/04/2014			52,186	(8)	$1,265,511
	2008										38,277	(9)	$928,217
Richard Houghton	2007	—		12,158	—		$27.28	05/04/2014	5,333	$129,325	8,349	(8)	$202,463
	2008										17,863	(9)	$433,178
Julian Cusack	2003	160,215		48,259	—		$16.20	08/20/2013			—		—
	2004	14,162	(3)		—	(3)	$24.44	12/23/2014			—		—
	2005	—	(4)		—	(4)	$25.88	03/03/2015			—	(6)	—
	2006	—			59,029	(5)	$23.65	02/16/2016			3,935	(7)	$95,424
	2007	—		18,997	—		$27.28	05/04/2014			13,047	(8)	$316,390
	2008										17,863	(9)	$433,178
Brian Boornazian	2004	7,868	(3)		—	(3)	$24.44	12/23/2014			—		—
	2005	—	(4)		—	(4)	$25.88	03/03/2015			—	(6)	—
	2006	—			51,859	(5)	$23.65	02/16/2016			3,457	(7)	$83,832
	2007	—		45,593	—		$27.28	05/04/2014			31,312	(8)	$759,316
	2008										19,139	(9)	$464,121
James Few	2003	83,955		13,975	—		$16.20	08/20/2013			—		—
	2004	35,404	(3)		—	(3)	$24.44	12/23/2014			—		—
	2005	—	(4)		—	(4)	$25.88	03/03/2015			—	(6)	—
	2006	—			63,404	(5)	$23.65	02/16/2016			5,159	(7)	$125,106
	2007	—		41,793	—		$27.28	05/04/2014			28,703	(8)	$696,048
	2008										15,311	(9)	$371,292

(1)	For a description of the terms of the grants and the related vesting schedule, see “Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan” above.

(2)	Calculated based upon the closing price of $24.25 per share of the Company’s ordinary shares at December 31, 2008.

(3)	As the performance targets for the 2004 options were not fully met based on the 2004 ROE achieved, 51.48% of the grant vested and the remaining portion of the grant was forfeited.

(4)	As the performance targets have not been met, the 2005 options were forfeited.

(5)	The 2006 options will become exercisable on the date our external auditors complete the audit of our financial statements containing the information necessary to compute the ROE for 2008, i.e., upon the filing of this report. The table assumes a full vesting of one-third of the options based on the achievement of the 2006 ROE and 88.3% vesting for two-thirds of the grant based on the average three year (2006-2008) ROE which was less than the average target ROE for the three-year period.

(6)	With respect to the 2005 performance shares, of which one-third of the grant is earned based on the achievement of the 2005 ROE target and two-thirds have a performance condition based on an average three-year (2005-2007) ROE, one-third of the grants has been forfeited as the 2005 ROE target has not been met. As the performance target for 2005, and the average performance target for 2005-2007 were not met, the entire grant has been forfeited.

(7)	The 2006 performance shares will vest on the date our external auditors complete the audit of our financial statements containing the information necessary to compute the ROE for 2008, i.e., upon the filing of this report. With respect to the 2006 performance shares, of which one-third of the grant is earned based on achievement of the 2006 ROE target and two-thirds have a performance condition based on an average three year (2006-2008) ROE, the table assumes that one-third of the grants is eligible for vesting as the 2006 ROE target has been met and a scale back of two-thirds of the grant based on the average three year (2006-2008) ROE as it was less than the average target ROE for the three-year period. Of the total grant, 92.2% has vested.

(8)	With respect to the 2007 performance shares, amount represents (i) 166% vesting in respect of one-fourth of the initial grant as our ROE for 2007 was 21.6%, (ii) no vesting for one-fourth of the grant in respect of the 2008 ROE as it was less than 10% and (iii) assumes a vesting of 100% for the remaining half of the grant.

(9)	With respect to the 2008 performance shares, amount represents no vesting in respect of one-third of the initial grant as our ROE for 2008 was less than 10%, and assumes a vesting of 100% for the remaining two-thirds of the grant.

Option Exercises and Stock Vested

The following table summarizes stock option exercises and share issuances by our named executive officers during the twelve months ended December 31, 2008:

	Option Awards			Stock Awards
	Number of			Number of
	Shares			Shares
	Acquired on	Value Realized on		Acquired on	Value Realized
Name	Exercise (#)	Exercise ($)		Vesting (#)	on Vesting ($)(2)

Christopher O’Kane	—	—		—	—
Richard Houghton	—	—		2,667	$69,715
Julian Cusack	17,130	$176,869	(1)	—	—
Brian Boornazian	—	—		—	—
James Few	—	—		—	—

(1)	Value realized is calculated based on the sale price on the date of exercise less the exercise price.

(2)	The restricted share units (net of tax) for Mr. Houghton vested on May 2, 2008. The market value was calculated based on the closing price of $26.14 on May 2, 2008.

Potential Payments Upon Termination or Change in Control

Assuming the employment of our named executive officers were to be terminated without cause or for good reason (as defined in their respective employment agreements), each as of December 31, 2008, the following individuals would be entitled to payments and to accelerated vesting of their outstanding equity awards, as described in the table below:

	Christopher O’Kane(1)				Richard Houghton(1)				Julian Cusack
			Value of				Value of				Value of
	Total Cash		Accelerated		Total Cash		Accelerated		Total Cash		Accelerated
	Payout		Equity Awards		Payout		Equity Awards		Payout		Equity Awards

Termination without Cause (or other than for Cause) or for Good Reason(2)	$4,167,900	(6)	—		$1,574,540	(8)	—		$1,365,006	(10)	—
Death(3)	$1,250,370		—		$648,340		—		$648,340		—
Disability(4)	$416,790		—		$324,170		—		$324,170		—
Change in Control(5)	$4,167,900	(6)	$4,353,854	(7)	$1,574,540	(8)	$1,036,872	(9)	$1,365,006	(10)	$1,582,989	(11)

(1)	The calculations for the payouts for Messrs. O’Kane and Houghton were converted from British Pounds into U.S. Dollars at the average exchange rate of $1.8524 to £1 for 2008.

(2)	For a description of termination provisions, see “Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Employment-Related Agreements” above.

(3)	In respect of death, the executives are entitled to the pro rated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of the bonus potential for 2008.

(4)	In respect of disability, the executive would be entitled to six months’ salary after which he would be entitled to long-term disability benefits under our health insurance coverage.

(5)	The total cash payout and the acceleration of vesting are provided only if the employment of the above named executive is terminated by the Company without Cause or by the executive with Good Reason (as described above under “Employment-Related Agreements” and as defined in each of the individual’s respective employment agreement) within the six-month period prior to a change in control or within a two-year period after a change in control. The occurrence of any of the following events constitutes a “Change in Control”:

(A)	the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any person or group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(B)	any person or group is or becomes the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the beneficial owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by a person or group if immediately after such acquisition a person or group who is a shareholder of the Company on the effective date of our 2003 Share Incentive Plan continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring person or group;

(C)	the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(D)	a change in the composition of the Board such that the individuals who, as of the effective date of the 2003 Share Incentive Plan, constitute the Board of Directors (such Board of Directors shall be referred to for purposes of this section only as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board of Directors subsequent to the Effective Date, whose election, or nomination for election, by a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A of the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board of Directors shall not be so considered as a member of the Incumbent Board.

(6)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. O’Kane for the previous three years ($833,580) plus twice the sum of the highest salary paid during the term of the agreement ($833,580) and the average bonus actually earned during three years immediately prior to termination ($833,580). Mr. O’Kane’s agreement includes provisions with respect the treatment of “parachute payments” under the U.S. Internal Revenue Code. As Mr. O’Kane is currently not a U.S. taxpayer, the above amounts do not reflect the impact of such provisions.

(7)	Represents the acceleration of vesting of the unearned portion of the 2003 options, the entire grant of the 2006 options and 2006 performance shares, the entire grant of the 2007 options and 2007 performance shares and the entire 2008 performance shares. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 31, 2008 of $24.25. With respect to performance shares, the value is based on the closing price of our shares on December 31, 2008. The amounts do not include the (i) 2005 options, as the performance targets were not met and the options were forfeited, (ii) 2005 performance share awards as the performance targets were not met and the performance shares were forfeited, and (iii) 2004 options as the earned portion has vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets.

(8)	Represents Mr. Houghton’s bonus for 2007 ($463,100), which included a guaranteed bonus of £200,000, as Mr. Houghton was hired in 2007 and therefore an average bonus over a three-year period preceding termination is not applicable, plus the sum of the highest salary paid during the term of the agreement ($648,340) and the average bonus actually earned during three years immediately prior to termination ($463,100).

(9)	Represents the acceleration of vesting of the entire grant of the 2007 options and 2007 performance shares, the entire grant of the 2008 performance shares, as well as restricted share units. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 31, 2008 of $24.25. With respect to performance shares, the value is based on the closing price of our shares on December 31, 2008.

(10)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. Cusack for the previous three years ($358,333) plus the sum of the highest salary paid during the term of the agreement ($648,340) and the average bonus actually earned during three years immediately prior to termination ($358,333). Mr. Cusack’s agreement includes provisions with respect the treatment of “parachute payments” under the U.S. Internal Revenue Code. As Mr. Cusack is currently not a U.S. taxpayer, the above amounts do not reflect the impact of such provisions.

(11)	Represents the acceleration of vesting of the unearned portion of the 2003 options, the entire grant of 2006 options and 2006 performance shares, the entire grant of the 2007 options and 2007 performance shares, and the entire grant of 2008 performance shares. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 31, 2008 of $24.25. With respect to performance shares, the value is based on the closing price of our shares on December 31, 2008. The amounts do not include the (i) 2005 options, as the performance targets were not met and the options were forfeited, (ii) 2005 performance share awards, as the 2005 performance targets were not met and the performance shares were forfeited and (iii) 2004 options as the earned portion has vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets.

	Brian Boornazian				James Few
			Value of				Value of
			Accelerated				Accelerated
	Total Cash		Equity		Total Cash		Equity
	Payout		Awards		Payout		Awards

Termination without Cause (or other than for Cause) or for Good Reason(1)	$869,500	(2)	—		$1,466,667	(6)	—
Death	$634,500	(3)	—		$517,500	(7)	—
Disability	$634,500	(3)	—		$225,000	(8)	—
Change in Control	$869,500	(4)	$1,787,631	(5)	$1,466,667	(6)(9)	$1,732,629	(9)(10)

(1)	For a description of termination provisions, see “Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Employment-Related Agreements” above.

(2)	Represents 100% of the bonus potential for 2008 and 50% of annual base salary.

(3)	Mr. Boornazian would be entitled to the pro rated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of the bonus potential for 2008.

(4)	On February 5, 2008, the Compensation Committee approved an amendment to Mr. Boornazian’s employment agreement to include a Change-in-Control provision. In the event of a change in control, Mr. Boornazian would be entitled to 50% of his annual base salary and 100% of the bonus potential based on the actual bonus earned for the year in which the date of termination occurs. See “Employment Agreements — Brian Boornazian.”

(5)	Represents the acceleration of vesting of the entire grant of 2006 options and 2006 performance shares, the entire grant of the 2007 options and the 2007 performance shares and the entire grant of the 2008 performance shares. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 31, 2008 of $24.25. With respect to performance shares, the value is based on the closing price of our shares on December 31, 2008. The amounts do not include the (i) 2005 options, as the performance targets were not met and the options were forfeited, (ii) 2005 performance share awards, as the performance targets were not met and the performance shares were forfeited and (iii) 2004 options as the earned portion has vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets.

(6)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. Few for the previous three years ($508,333) plus the sum of the highest salary paid during the term of the agreement ($450,000) and the average bonus actually earned during three years immediately prior to termination ($508,333).

(7)	In respect of death, Mr. Few would be entitled to the pro rated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of bonus potential for 2008.

(8)	In respect of disability, Mr. Few would be entitled to six months’ salary after which he would be entitled to long-term disability benefits under our health insurance coverage.

(9)	Same as Footnote 5 in the table above.

(10)	Represents the acceleration of vesting of the unearned portion of the 2003 options, the entire grant of 2006 options and 2006 performance shares, the entire grant of the 2007 options and 2007 performance shares, and the entire grant of 2008 performance shares. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 31, 2008 of $24.25. With respect to performance shares, the value is based on the closing price of our shares on December 31, 2008. The amounts do not include the (i) 2005 options, as the performance targets were not met and the options were forfeited, (ii) 2005 performance share awards, as the performance targets were not met and the performance shares were forfeited and (iii) 2004 options as the earned portion has vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets.

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive not for good reason. A change in control does not affect the amount or timing of these cash severance payments.

Non-Employee Director Compensation

						Grant Date
						Fair Value	Grant Date
						of 2008	Fair Value
	Fees Earned	Stock	Option			Stock	of 2008
	or Paid in	Awards	Awards	All Other		Awards	Options
Name	Cash ($)(1)	($)(2)	($)(3)	Compensation ($)	Total ($)	(#)(4)	(#)(5)

Liaquat Ahamed(5)	$79,404	$65,018	—	—	$144,422	$50,006	—
Matthew Botein(6)	$72,281	$65,635	—	—	$137,916	$50,006	—
Richard Bucknall(7)	$133,442	$65,635	—	—	$199,077	$50,006	—
John Cavoores(8)	$77,281	$69,230	$3,342	—	$149,853	$50,006	—
Ian Cormack(9)	$137,281	$69,230	$16,691	—	$223,202	$50,006	—
Heidi Hutter(10)	$141,232	$69,230	$27,099	—	$237,561	$50,006	—
Glyn Jones(11)	$370,480	$133,514	$3,342	—	$507,336	$199,997	—
David Kelso(12)	$87,281	$69,230	$6,285	—	$162,796	$50,006	—
Norman Rosenthal(13)	$87,281	$69,230	$16,691	—	$173,202	$50,006	—

(1)	Effective July 2007, for directors who are paid for their services to Aspen Holdings in British Pounds rather than U.S. Dollars such as Mr. Bucknall, his remuneration is converted at an exchange rate of $1.779:£1. For fees paid to directors in British Pounds such as Mr. Jones for his salary of £200,000, and Ms. Hutter and Mr. Bucknall, for their services to AMAL, for reporting purposes, an exchange rate of $1.8524:£1 has been used for 2008, the average rate of exchange.

(2)	Consists of performance share awards and restricted share units. Valuation is based on the FAS 123(R) cost of all outstanding awards as recognized in Note 16 of our financial statements, without regard to forfeiture assumptions.

(3)	Consists of stock options. Valuation is based on the FAS 123(R) cost of all outstanding options as recognized in Note 16 of our financial statements, without regard to forfeiture assumptions.

(4)	Valuation is based on the dollar amount of restricted share units granted in 2008 recognized for financial statement purposes pursuant to FAS 123(R). For restricted share units granted on May 2, 2008, the FAS 123(R) value is $26.14. Refer to Note 16 of our financial statements with respect to non-employee director awards.

(5)	Represents the pro rata amount of the annual fee of $72,500 through February 6, 2008, the pro rata amount of the board fee of $50,000 from February 6, 2008, $25,000 attendance fee ($5,000 for each board meeting attended by a director) and the pro rated amount of $5,000 for serving as the Chair of the Investment Committee with effect on April 30, 2008. Mr. Ahamed was granted 847 restricted share units on February 8, 2008 representing the pro rata amount of restricted share units granted to members of the Board on May 4, 2007 and 1,913 restricted share units on May 2, 2008, of which 1,820 have vested and have been issued.

(6)	Represents the pro rata amount of the annual fee of $72,500 through February 6, 2008, the pro rata amount of the annual board fee of $50,000 from February 6, 2008 and $20,000 attendance fee ($5,000 for each board meeting attended by a director). Mr. Botein was granted 1,913 restricted share units on May 2, 2008, of which 1,115 have vested as at December 31, 2008 and have been issued. Mr. Botein also holds 1,500 ordinary shares which have been issued upon vesting of the restricted share units granted in 2007.

(7)	Represents the pro rata amount of the annual fee of $72,500, through February 6, 2008, the pro rata amount of the annual board fee of $50,000 from February 6, 2008, $25,000 attendance fee ($5,000 for each board meeting attended by a director), $10,000 for serving on the Audit Committee, $5,000 for serving as the Chair of the Compensation Committee, $10,000 for serving as director of Aspen U.K., and the pro rata amount of £20,000 for serving as director of AMAL from February 28, 2008. Mr. Bucknall was granted 1,913 restricted share units on May 2, 2008, of which 1,115 have vested as at December 31, 2008 and have been issued. Mr. Bucknall also holds 7,000 ordinary shares which include the issuance of 1,500 ordinary shares upon the vesting of restricted share units granted in 2007.

(8)	Represents the pro rata amount of the annual fee of $72,500, through February 6, 2008, the pro rata amount of the annual board fee of $50,000 from February 6, 2008 and $25,000 attendance fee ($5,000 for each board meeting attended by a director). Mr. Cavoores was granted 1,913 restricted share units on May 2, 2008, of which 1,115 had vested as at December 31, 2008 and have been issued. Mr. Cavoores also holds 1,845 ordinary shares which have been issued upon the vesting of the restricted share units granted in 2007. Mr. Cavoores also holds 2,012 unvested options.

(9)	Represents the pro rata amount of the annual fee of $72,500, through February 6, 2008, the pro rata amount of the annual board fee of $50,000 from February 6, 2008, $25,000 attendance fee ($5,000 for each board meeting attended by a director), $25,000 fee for serving as the Audit Committee Chairman, $10,000 for serving on the Board of Aspen U.K. and $25,000 for serving as the Chair of the Audit Committee of Aspen U.K. Mr. Cormack holds a total of 45,175 options as at December 31, 2008, of which 34,926 options have vested. Mr. Cormack was granted 1,913 restricted share units on May 2, 2008, of which 1,115 had vested as at December 31, 2008. Mr. Cormack also holds 4,015 ordinary shares including the issuance of 1,845 ordinary shares upon the vesting of restricted share units granted in 2007.

(10)	Represents the pro rata amount of the annual fee of $72,500, through February 6, 2008, the pro rata amount of the annual board fee of $50,000 from February 6, 2008, $25,000 attendance fee ($5,000 for each board meeting attended by a director), $10,000 for serving as a member of the Audit Committee, $5,000 for serving as the Chair of the Risk Committee, $10,000 for serving on the Board of Aspen U.K. and the pro rata amount of £25,000 for serving as the Chair of AMAL from February 28, 2008. Eighty percent of the total compensation is paid to The Black Diamond Group LLC, of which Ms. Hutter is the Chief Executive Officer. Ms. Hutter holds a total of 85,925 options as at December 31, 2008, of which 69,861 options have vested. Ms. Hutter was granted 1,913 restricted share units on May 2, 2008, of which 1,115 had vested as at December 31, 2008 and have been issued. Ms. Hutter also holds 6,185 ordinary shares including the issuance of 1,845 ordinary shares upon the vesting of restricted share units granted in 2007.

(11)	Represents Mr. Jones’ annual salary of £200,000 (converted at £1: $1.8524). In connection with his appointment as Chairman in 2007, Mr. Jones was granted 7,380 restricted share units, 1/3rd of which vests annually from the grant date; 2,460 shares have vested and have been issued. Mr. Jones was also granted 7,651 restricted share units on May 2, 2008, 1/3rd of which vests annually from the date of grant. Mr. Jones also holds 2,012 unvested options.

(12)	Represents the pro rata amount of the annual fee of $72,500, through February 6, 2008, the pro rata amount of the annual board fee of $50,000 from February 6, 2008, $25,000 attendance fee ($5,000 for each board meeting attended by a director) and $10,000 for serving as a member of the Audit Committee. Mr. Kelso holds 4,435 outstanding unvested options as at December 31, 2008. Mr. Kelso was granted 1,913 restricted share units on May 2, 2008, of which 1,115 have vested as at December 31, 2008 and have been issued. Mr. Kelso also holds 3,845 ordinary shares including the issuance of 1,845 ordinary shares upon the vesting of restricted share units granted in 2007.

(13)	Represents the pro rata amount of the annual fee of $72,500, through February 6, 2008, the pro rata amount of the annual board fee of $50,000 from February 6, 2008, $25,000 attendance fee ($5,000 for each board meeting attended by a director) and $10,000 for serving as a member of the Audit Committee. Dr. Rosenthal holds a total of 45,175 options as at December 31, 2008, of which 34,926 options have vested. Dr. Rosenthal was granted 1,913 restricted share units on May 2, 2008, of which 1,115 have vested as at December 31, 2008 and have been issued. Dr. Rosenthal also holds 8,695 ordinary shares including the issuance of 1,845 ordinary shares upon the vesting of restricted share units granted in 2007. Dr. Rosenthal will not be standing for re-election at the next annual general meeting on April 29, 2009. In recognition of his years of service to the Company, the Compensation Committee agreed that any unvested portions of previously awarded equity will vest on April 29, 2009. Dr. Rosenthal will have a year from such date to exercise his options. His unvested restricted share units will vest in accordance with their terms, subject to the final tranche vesting on April 29, 2009.

Summary of Non-Employee Director Compensation

Annual Fees.  The compensation of non-executive directors is benchmarked against peer companies and companies listed on the FTSE 250, taking into account complexity, time commitment and committee duties. With effect from February 8, 2007, members of our Board of Directors who are not otherwise affiliated with the Company as employees or officers were paid an annual fee of $72,500. With effect from February 6, 2008, this fee structure was replaced by an annual fee of $50,000, plus a fee of $5,000 for each board meeting (or single group of board and/or committee meetings) attended by the director. Directors who are not employees of the Company, other than the Chairman, are entitled to an annual grant of $50,000 in restricted share units. The Chairman is entitled to an annual grant of $200,000 in restricted share units.

The chairman of each committee of our Board of Directors (other than if the Chair is also the Chairman of the Board) other than the Audit Committee receives an additional $5,000 per annum and the Audit Committee chairman receives an additional $25,000 per annum. Other members of the Audit Committee also receive an additional $10,000 per annum for service on that Committee. In addition, members of our Board of Directors who are also members of the Board of Directors of Aspen U.K. receive an additional $10,000 (Messrs. Bucknall and Cormack and Ms. Hutter). Mr. Cormack also receives an additional $25,000 for serving as the Chairman of the Audit Committee of Aspen U.K. Ms. Hutter also receives £25,000 for serving as the Chair of AMAL and Mr. Bucknall receives £20,000 for serving as a director of AMAL.

Mr. Jones received an annual salary of £200,000 for 2008 for serving as Chairman of our Board of Directors. Mr. Jones’ annual salary for 2009 will remain at £200,000.

Non-Employee Directors Stock Option Plan.  At our annual general meeting of shareholders held on May 25, 2006, our shareholders approved the 2006 Stock Option Plan for non-employee directors of the Company (“2006 Stock Option Plan”) under which a total of 400,000 ordinary shares may be issued in relation to options granted under the 2006 Stock Option Plan. At our annual general meeting on May 2, 2007, the 2006 Stock Option Plan was amended and renamed the 2006 Stock Incentive Plan for Non-Employee Directors (the “Amended 2006 Stock Option Plan”) to allow the issuance of restricted share units.

Following the annual general meeting of our shareholders, on May 25, 2006, our Board of Directors approved the grant of 4,435 options under the 2006 Stock Option Plan for each of the non-employee directors at the time. Eighty percent of the options granted to Ms. Hutter were issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. Messrs. Cavoores and Jones were not members of the Board of Directors at the time of grant, and therefore did not receive any options until following their appointment. The exercise price is $21.96, the average of the high and low prices of the Company’s ordinary shares on the date of grant (May 25, 2006). Each of Messrs. Jones and Cavoores were granted 2,012 options on July 30, 2007, representing a pro rated amount of the options granted to the directors in 2006, as they joined the Board on October 30, 2006 and did not receive options in such year. Subject to the grantee’s continued service as a director, the options will vest on the third anniversary of the grant date.

Following the annual general meeting on May 2, 2007, our Board of Directors approved the grant of 1,845 restricted share units under the Amended 2006 Stock Option Plan for each of our non-employee directors at the time, other than Mr. Jones, our Chairman. The date of grant of the restricted share units is May 4, 2007 (being the day on which our close period ends following the release of our earnings). With respect to Ms. Hutter, 80% of the restricted share units will be issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. In addition, Mr. Ahamed was granted 847 restricted share units on February 8, 2008, representing a pro rated amount of the restricted share units granted to the directors in 2007, as he joined the Board on October 31, 2007 and did not receive any restricted share units in such year. Subject to the director remaining on the Board, one-twelfth (1/12) of the restricted share units will vest on each one month anniversary of the date of grant, with 100% of the restricted share units becoming vested on the first anniversary of the grant date. The shares under the restricted share units will be paid out on the first anniversary of the grant date. If a director leaves the Board for any reason other than “Cause” (as defined in the award agreement), then the director will receive the shares under the restricted share units that have vested through the date the director leaves the Board. In connection with Mr. Jones’ appointment as our Chairman, he was granted 7,380 ordinary shares with a grant date of May 4, 2007, one-third of which vests annually over a three-year period from the date of grant.

On April 30, 2008, our Board of Directors approved the grant of 1,913 restricted share units under the Amended 2006 Stock Option Plan for each of our non-employee directors at the time, other than Mr. Jones, our Chairman. The date of grant of the restricted share units is May 2, 2008 (being the day on which our close period ends following the release of our earnings). With respect to Ms. Hutter, 80% of the restricted share units will be issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. Subject to the director remaining on the Board, one-twelfth (1/12) of the restricted share units will vest on each one month anniversary of the date of grant, with 100% of the restricted share units becoming vested on the first anniversary of the grant date. All restricted share units which vest as at December 31, 2008 will be issued as soon as practicable after year-end, with the remainder being issued on the first anniversary of the grant date. If a director leaves the Board for any reason other than “Cause” (as defined in the award agreement), then the director will receive the shares under the restricted share units that have vested through the date the director leaves the Board. Mr. Jones was granted 7,651 ordinary shares with a grant date of May 2, 2008, one-third of which vests annually over a three-year period from the date of grant.

COMPENSATION COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Our Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Act with management.

Based on the review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K.

Compensation Committee

Richard Bucknall (Chair)
Matthew Botein
John Cavoores

February 26, 2009

AUDIT COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

This report is furnished by the Audit Committee of the Board of Directors with respect to the Company’s financial statements for the year ended December 31, 2008. The Audit Committee held four meetings in 2008.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary.

The Company’s management is responsible for the preparation and presentation of complete and accurate financial statements. The Company’s independent registered public accounting firm, KPMG Audit Plc, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role in connection with the audit of the Company’s financial statements for the year ended December 31, 2008, the Audit Committee has: (1) reviewed and discussed the audited financial statements with management; (2) reviewed and discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61, as amended; and (3) received the written disclosures and the letter from the independent registered public accounting firm and reviewed and discussed with the independent registered public accounting firm the matters required by the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. Based on these reviews and discussions, the Audit Committee has determined its independent registered public accounting firm to be independent and has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the United States Securities and Exchange Commission (“SEC”) and for presentation to the shareholders at the 2009 Annual General Meeting.

Audit Committee

Ian Cormack (Chair)
Richard Bucknall
Heidi Hutter
David Kelso
Norman L. Rosenthal

February 26, 2009

POLICY ON SHAREHOLDER PROPOSALS FOR DIRECTOR CANDIDATES
AND EVALUATION OF DIRECTOR CANDIDATES

Our Board of Directors has adopted policies and procedures relating to director nominations and shareholder proposals, and evaluations of director candidates.

Submission of Shareholder Proposals.  Shareholder recommendations of director nominees to be included in the Company’s proxy materials will be considered only if received no later than the 120th calendar day before the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s annual general meeting. The Company may in its discretion exclude such shareholder recommendations even if received in a timely manner. Accordingly, this policy is not intended to waive the Company’s right to exclude shareholder proposals from its proxy statement.

If shareholders wish to nominate their own candidates for director on their own separate slate (as opposed to recommending candidates to be nominated by the Company in the Company’s proxy), shareholder nominations for directors at the annual general meeting of shareholders must be submitted at least 90 calendar days before the annual general meeting of shareholders.

A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors should send a written notice by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829 and include the following information:

•	the name of each person recommended by the shareholder(s) to be considered as a nominee;

•	the name(s) and address(es) of the shareholder(s) making the nomination, the number of ordinary shares which are owned beneficially and of record by such shareholder(s) and the period for which such ordinary shares have been held;

•	a description of the relationship between the nominating shareholder(s) and each nominee;

•	biographical information regarding such nominee, including the person’s employment and other relevant experience and a statement as to the qualifications of the nominee;

•	a business address and telephone number for each nominee (an e-mail address may also be included); and

•	the written consent to nomination and to serving as a director, if elected, of the recommended nominee.

In connection with the Corporate Governance and Nominating Committee’s evaluation of director nominees, the Company may request that the nominee complete a Directors’ and Officers’ Questionnaire regarding such nominee’s independence, related parties transactions, and other relevant information required to be disclosed by the Company.

Minimum Qualifications for Director Nominees.  A nominee recommended for a position on the Company’s Board of Directors must meet the following minimum qualifications:

•	he or she must have the highest standards of personal and professional integrity;

•	he or she must have exhibited mature judgment through significant accomplishments in his or her chosen field of expertise;

•	he or she must have a well-developed career history with specializations and skills that are relevant to understanding and benefiting the Company;

•	he or she must be able to allocate sufficient time and energy to director duties, including preparation for meetings and attendance at meetings;

•	he or she must be able to read and understand financial statements to an appropriate level for the exercise of his or her duties; and

•	he or she must be familiar with, and willing to assume, the duties of a director on the Board of Directors of a public company.

Process for Evaluation of Director Nominees.  The Corporate Governance and Nominating Committee has the authority and responsibility to lead the search for individuals qualified to become members of our Board of Directors to the extent necessary to fill vacancies on the Board of Directors or as otherwise desired by the Board of Directors. The Corporate Governance and Nominating Committee will identify, evaluate and recommend that the Board of Directors select director nominees for shareholder approval at the applicable annual meetings based on minimum qualifications and additional criteria that the Corporate Governance and Nominating Committee deems necessary, as well as the diversity and other needs of the Board of Directors.

The Corporate Governance and Nominating Committee may in its discretion engage a third-party search firm and other advisors to identify potential nominees for director. The Corporate Governance and Nominating Committee may also identify potential director nominees through director and management recommendations, business, insurance industry and other contacts, as well as through shareholder nominations.

The Corporate Governance and Nominating Committee may determine that members of the Board of Directors should have diverse experiences, skills and perspectives as well as knowledge in the areas of the Company’s activities.

Certain additional criteria for consideration as director nominee may include, but not be limited to, the following as the Corporate Governance and Nominating Committee sees fit:

•	the nominee’s qualifications and accomplishments and whether they complement the Board of Directors’ existing strengths;

•	the nominee’s leadership, strategic, or policy setting experience;

•	the nominee’s experience and expertise relevant to the Company’s insurance and reinsurance business, including any actuarial or underwriting expertise, or other specialized skills;

•	the nominee’s independence qualifications, as defined by NYSE listing standards;

•	the nominee’s actual or potential conflict of interest, or the appearance of any conflict of interest, with the best interests of the Company and its shareholders;

•	the nominee’s ability to represent the interests of all shareholders of the Company; and

•	the nominee’s financial literacy, accounting or related financial management expertise as defined by NYSE listing standards, or qualifications as an audit committee financial expert, as defined by SEC rules and regulations.

Shareholder Communications to the Board of Directors

The Board of Directors provides a process for shareholders to send communications to the Board of Directors or any of the directors. Shareholders may send written communications to the Board of Directors or any one or more of the individual directors by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295- 1829. All communications will be referred to the Board or relevant directors. Shareholders may also send e-mails to any of our directors via our website at www.aspen.bm.

Board of Directors Policy on Directors’ Attendance at AGMs

Directors are expected to attend the Company’s annual general meeting of shareholders.

Compliance with Section 16(a) of the Exchange Act

The Company, as a foreign private issuer, is not required to comply with the provisions of Section 16 of the Exchange Act relating to the reporting of securities transactions by certain persons and the recovery of “short-swing” profits from the purchase or sale of securities.

BENEFICIAL OWNERSHIP

The following table sets forth information as of February 17, 2009 (including, in this table only, options that would be exercisable by March 19, 2009) regarding beneficial ownership of ordinary shares and the applicable voting rights attached to such share ownership in accordance with our bye-laws by:

•	each person known by us to beneficially own approximately 5% or more of our outstanding ordinary shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

As of February 17, 2009, 81,534,032 ordinary shares were outstanding.

	Number of Ordinary	Percentage of Ordinary
Name and Address of Beneficial Owner(1)	Shares(2)	Shares Outstanding(2)

Barclays Global Investors, NA(3)	4,363,103	5.3%
400 Howard Street San Francisco, CA 94105
Snow Capital Management, L.P.(4)	3,953,384	4.8%
2100 Georgetowne Drive, Suite 400 Sewickley, PA 15143
FMR LLC(5)	3,491,806	4.2%
82 Devonshire Street Boston, MA 02109
Glyn Jones	2,460	*
Christopher O’Kane(6)	998,628	1.2%
Richard Houghton	1,573	*
Julian Cusack(7)	237,580	*
Brian Boornazian(8)	83,628	*
James Few(9)	192,212	*
Liaquat Ahamed(10)	2,438	*
Matthew Botein(11)	3,092	*
Richard Bucknall(12)	8,592	*
John Cavoores(13)	3,437	*
Ian Cormack(14)	40,533	*
Heidi Hutter(15)	77,638	*
David Kelso(16)	5,437	*
Norman Rosenthal(17)	45,213	*
All directors and executive officers as a group (22 persons)	2,007,676	2.4%

*	Less than 1%

(1)	Unless otherwise stated, the address for each director and officer is c/o Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM 11, Bermuda.

(2)	Represents the outstanding ordinary shares. With respect to the directors and officers, includes the vested options exercisable and awards issuable for ordinary shares.

Our bye-laws generally provide for voting adjustments in certain circumstances.

(3)	As filed with the SEC on Schedule 13G by Barclays Global Investors, NA on February 5, 2009. Barclays Global Investors, NA holds sole dispositive power over 2,242,228 ordinary shares and Barclays Global Fund Advisors holds sole dispositive power over 2,120,875 ordinary shares.

(4)	As filed with the SEC on Schedule 13G/A by Snow Capital Management, L.P. on February 11, 2009.

(5)	As filed with the SEC on Schedule 13G/A by FMR LLC on February 17, 2009. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Adviser Act of 1940, is the beneficial owner of 3,032,506 ordinary shares, as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Pyramis Global Advisors Trust Company, 53 State Street, Boston, MA, 02109, an indirect wholly-owned, subsidiary of FMR LLC, is the beneficial owner of 454,100 ordinary shares. FIL Limited, Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to non-U.S. investment companies and certain institutional investors, is the beneficial owner of 5,200 ordinary shares.

(6)	Includes 31,170 ordinary shares, 961,611 ordinary shares issuable upon exercise of vested options as well as 5,847 performance shares that vest and are issuable upon filing of this report, held by Mr. O’Kane.

(7)	Represents ordinary shares issuable upon exercise of 233,406 vested options and 3,935 performance shares that vest and are issuable upon filing of this report, held by Mr. Cusack.

(8)	Includes 20,444 ordinary shares, 59,727 ordinary shares issuable upon exercise of vested options and 3,457 performance shares that vest and are issuable upon filing of this report, held by Mr. Boornazian.

(9)	Includes 4,290 ordinary shares, 182,763 ordinary shares issuable upon exercise of vested options and 5,159 performance shares that vest and are issuable upon filing of this report, held by Mr. Few.

(10)	Represents 1,820 ordinary shares and 618 vested restricted share units that are issuable.

(11)	Represents 2,615 ordinary shares and 477 vested restricted share units that are issuable.

(12)	Represents 8,115 ordinary shares and 477 vested restricted share units that are issuable.

(13)	Represents 2,960 ordinary shares and 477 vested restricted share units that are issuable.

(14)	Includes 5,130 ordinary shares, 34,926 ordinary shares issuable upon exercise of vested options held by Mr. Cormack and 477 vested restricted share units that are issuable.

(15)	Ms. Hutter, one of our directors, is the beneficial owner of 1,462 ordinary shares. As Chief Executive Officer of The Black Diamond Group, LLC, Ms. Hutter has shared voting and investment power over the 5,838 ordinary shares beneficially owned by The Black Diamond Group, LLC. The business address of Ms. Hutter is c/o Black Diamond Group, 515 Congress Avenue, Suite 2220, Austin, Texas 78701. Ms. Hutter also holds vested options exercisable for 69,861 ordinary shares and 477 vested restricted share units that are issuable.

(16)	Includes 4,960 ordinary shares and 477 vested restricted share units that are issuable.

(17)	Includes 9,810 ordinary shares, 34,926 ordinary shares issuable upon exercise of vested options held by Dr. Rosenthal and 477 vested restricted share units that are issuable. Dr. Rosenthal, one of our directors, was nominated by Blackstone and appointed by the Board of Directors. Dr. Rosenthal disclaims beneficial ownership of any ordinary shares held by Blackstone from time to time. The business address of Dr. Rosenthal is c/o Norman L. Rosenthal & Associates, Inc., 415 Spruce Street, Philadelphia, PA 19106.

The table below includes securities to be issued upon exercise of options granted pursuant to the Company’s 2003 Share Incentive Plan and the Amended 2006 Stock Option Plan as of December 31, 2008. The 2003 Share Incentive Plan, as amended, and the 2006 Stock Option Plan were approved by shareholders at our annual general meetings.

	A	B	C
Number of Securities
Remaining Available for
		Weighted-Average	Future Issuance Under
	Number of Securities to	Exercise	Equity Compensation
	be Issued Upon Exercise	of Price of Outstanding	Plans (Excluding
	of Outstanding Options,	Options, Warrants and	Securities Reflected in
Plan Category	Warrants and Rights	Rights(1)	Column A)

Equity compensation plans approved by security holders	5,010,319	$14.75	3,526,136
Equity compensation plans not approved by security holders	—	—	—
Total	5,010,319	$14.75	3,526,136

(1)	The weighted average exercise price calculation includes option exercise prices between $16.20 and $27.28 plus outstanding restricted share units and performance shares which have a $Nil exercise price.

PERFORMANCE GRAPH

The following information is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

The following graph compares cumulative return on our ordinary shares, including reinvestment of dividends of our ordinary shares, to such return for the S&P 500 Composite Stock Price Index and S&P’s Super Composite Property-Casualty Insurance Index, for the period commencing December 31, 2003 and ending on December 31, 2008, assuming $100 was invested on December 31, 2003. The measurement point on the graph below represents the cumulative shareholder return as measured by the last sale price at the end of each calendar month during the period from December 31, 2003 through December 31, 2008. As depicted in the graph below, during this period, the cumulative total return (1) on our ordinary shares was 7.99%, (2) for the S&P 500 Composite Stock Price Index was -10.49% and (3) for the S&P Super Composite Property-Casualty Insurance Index was — 1.31%.

PROPOSAL FOR ELECTION OF DIRECTOR

(Proposal No. 1)

Proposal No. 1 calls for a vote FOR the re-election of Messrs. Richard Houghton, Glyn Jones and Julian Cusack as Class II directors at the Annual General Meeting. If elected, each director will serve until the Company’s Annual General Meeting of Shareholders in 2012 or until his successor is elected and qualified.

Biographical information relating to the directors under Proposal No. 1 is presented in this Proxy Statement under “Management — Board of Directors of the Company.”

Votes Required

Proposal No. 1 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF
THE NOMINEES FOR CLASS II DIRECTOR.

APPOINTMENT OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

Proposal No. 2 calls for a vote FOR the appointment of KPMG Audit Plc as the Company’s independent registered public accounting firm. On February 2, 2009, the Audit Committee selected, subject to appointment by the Company’s Shareholders, KPMG Audit Plc to continue to serve as independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2009. KPMG Audit Plc has served as the Company’s independent auditor since 2002.

A representative of KPMG Audit Plc is expected to be present at the Annual General Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual General Meeting.

Fees Billed to the Company by KPMG Audit Plc

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2008 and 2007 by KPMG Audit Plc (“KPMG”), the Company’s principal accounting firm.

	Twelve Months Ended	Twelve Months Ended
	December 31, 2008	December 31, 2007
	($ in thousands)

Audit Fees(a)	$2,685.3	$2,009.3
Audit-Related Fees(b)	$206.0	$382.5
Tax Fees(c)	—	—
All Other Fees(d)	—	—

Total Fees	$2,891.3	$2,391.8

(a)	Audit fees related to the audit of the Company’s financial statements for the twelve months ended December 31, 2008 and 2007, the review of the financial statements included in our quarterly reports on Form 10-Q during 2008 and 2007 and for services that are normally provided by KPMG in connection with statutory and regulatory filings for the relevant fiscal years.

(b)	Audit-related fees are fees related to assurance and related services for the performance of the audit or review of the Company’s financial statements (other than the audit fees disclosed above).

(c)	Tax fees are fees related to tax compliance, tax advice and tax planning services.

(d)	All other fees relate to fees billed to the Company by KPMG for all other non-audit services rendered to the Company.

The Audit Committee has considered whether the provision of non-audit services by KPMG is compatible with maintaining KPMG’s independence with respect to the Company and has determined that the provision of the specified non-audit services is consistent with and compatible with KPMG maintaining its independence. The Audit Committee approved all services that were provided by KPMG.

Votes Required

Proposal No. 2 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE APPOINTMENT OF
KPMG AUDIT PLC AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

AMENDMENT AND RESTATEMENT OF THE BYE-LAWS OF THE COMPANY

(Proposal No. 3)

The Board unanimously determined at its meeting held on February 3, 2009 that it is in the best interests of the Company and its shareholders to make certain amendments to our Bye-Laws as described in Appendix I of this Proxy Statement.

In order to facilitate review of the bye-law amendment proposal, we have prepared an amended and restated version of our Bye-Laws reflecting all of the proposed changes, marked copies of which are included as Exhibit A to Appendix I. Shareholders are urged to carefully review Appendix I and the proposals which are described in more detail in Appendix I.

Votes Required

Except in the case of the amendments to Bye-Laws 65 and 84, the amendments to the Bye-Laws requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Pursuant to Bye-Law 49, the amendments to Bye-Laws 65 and 84 requires approval by the affirmative vote of at least seventy-five percent (75%) of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF EACH OF THE
PROPOSED AMENDMENTS TO THE BYE-LAWS.

AMENDMENT OF THE MEMORANDUM OF ASSOCIATION OF THE COMPANY

(Proposal No. 4)

The Board unanimously determined at its meeting held on February 3, 2009 that it is in the best interests of the Company and its shareholders to make certain amendments to our Memorandum of Association as described in Appendix II of this Proxy Statement.

The proposed amendments to the Memorandum of Association of the Company remove the minimum authorized share capital and provide for unrestricted objects and powers. These proposed amendments reflect changes as a result of the enactment of the Bermuda Companies Amendment Act 2006.

Authorized Share Capital

Prior to the enactment of the Companies Amendment Act 2006, a company (other than a mutual fund) was required to maintain a minimum level of authorized and issued share capital ($12,000). This amount was an arbitrary amount which did not have any bearing on the business activity undertaken by companies. The Companies Amendment Act 2006 abolished this requirement. A company may now have any amount of authorized share capital. These provisions do not apply to insurance companies (such as Aspen Bermuda) which are registered under the Insurance Act 1978 (as amended) and other companies carrying on business requiring a license, for which a minimum level of share capital is prescribed under the relevant licensing laws or regulations.

The Company intends to avail itself of these changes and it is now proposed to remove the requirement in the Company’s Memorandum of Association for a minimum subscribed capital of US$12,000.

Unrestricted Objects and Powers

Prior to the coming into force of the Companies Amendment Act 2006, a company was required to set out in its Memorandum of Association its objects and powers. Typically, companies (such as the Company and Aspen Bermuda) established a broad range of specified objects and powers, in addition to the statutory objects and powers set out in Second Schedule and First Schedule of the Companies Act 1981, respectively. The rationale for including such a broad range of objects and powers was to ensure that a company had the requisite corporate capacity and power to enter into as wide a range of business as possible. The Companies Act 1981, as amended, now permits a company to have unrestricted objects and the capacity and powers of a natural person. For those companies which adopt such objects and powers and thereby enjoy maximum flexibility in their capacity and power as permitted by Bermuda law, the ultra vires rule becomes redundant. The First and Second Schedules of the Companies Act 1981, as amended, have been repealed, accordingly. These amendments do not affect the objects and powers of any company in existence prior to the operative date of the Companies Amendment Act 2006.

It is proposed to amend the Memorandum of Association of the Company to permit it to enjoy unrestricted objects and powers.

Votes Required

Proposal No. 4 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF EACH OF THE
PROPOSED AMENDMENTS TO THE MEMORANDUM OF ASSOCIATION.

RESOLUTIONS FOR ASPEN INSURANCE UK LIMITED (“ASPEN U.K.”)

(Proposals No. 5 and 6)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 5 calls for a vote on a resolution proposed by the Company in respect of Aspen U.K., an indirect wholly-owned insurance company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Glyn Jones, Christopher O’Kane, Richard Houghton, Ian Cormack, Richard Bucknall, Stephen Rose and Oliver Peterken and Ms. Heidi Hutter as company directors to the board of directors of Aspen U.K.

Biographical information relating to the directors under Proposal No. 5 is presented in this Proxy Statement under “Management — Board of Directors of the Company,” “— Executive Officers of the Company” and “— Boards of Directors of Non-U.S. Subsidiaries.”

Proposal No. 6 calls for a vote on a resolution proposed by the Company in respect of Aspen U.K. as an instruction for the Company’s representatives or proxies to vote FOR amendments to Aspen U.K.’s Articles of Association to modify the voting push-up provision in Article 28, so that Article 28 is only applicable in the event that the voting rights of any shares of the Company are adjusted pursuant to Company Bye-Laws 63-67. The primary purpose of these provisions in the Articles of Association of the U.K. subsidiaries, such as Aspen U.K., is to mitigate the risk of a direct or indirect U.S. shareholder of the Company having current income inclusions pursuant to the controlled foreign corporation rules under the U.S. Internal Revenue Code. The amended Articles update these provisions of the Articles of Association with a more flexible approach, which appears appropriate in circumstances such as ours where we have a broad and un-concentrated shareholder base. The changes are set out in Appendix III.

Votes Required

Proposal No. 5 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 6 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE RESOLUTIONS
PROPOSED BY THE COMPANY IN RESPECT OF ASPEN U.K.

RESOLUTIONS FOR ASPEN INSURANCE UK SERVICES LIMITED (“ASPEN SERVICES”)

(Proposals No. 7 and 8)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 7 calls for a vote on a resolution proposed by the Company in respect of Aspen Services, an indirect wholly-owned services company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Christopher O’Kane, Richard Houghton and Stephen Rose as company directors to the board of directors of Aspen Services.

Biographical information relating to the directors under Proposal No. 7 is presented in this Proxy Statement under “Management — Board of Directors of the Company” and “— Boards of Directors of Non-U.S. Subsidiaries.”

Proposal No. 8 calls for a vote on a resolution proposed by the Company in respect of Aspen Services as an instruction for the Company’s representatives or proxies to vote FOR amendments to Aspen Services’ Articles of Association to modify the voting push-up provision in Article 28, so that Article 28 is only applicable in the event that the voting rights of any shares of the Company are adjusted pursuant to Company Bye-Laws 63-67. The primary purpose of these provisions in the Articles of Association of the U.K. subsidiaries, such as Aspen Services, is to mitigate the risk of a direct or indirect U.S. shareholder of the Company having current income inclusions pursuant to the controlled foreign corporation rules under the U.S. Internal Revenue Code. The amended Articles update these provisions of the Articles of Association with a more flexible approach, which appears appropriate in circumstances such as ours where we have a broad and un-concentrated shareholder base. The changes are set out in Appendix III.

Votes Required

Proposal No. 7 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 8 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN SERVICES.

RESOLUTIONS FOR ASPEN (UK) HOLDINGS LIMITED (“ASPEN (UK) HOLDINGS”)

(Proposals No. 9 and 10)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 9 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings, a wholly-owned intermediary holding company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Christopher O’Kane, Richard Houghton and Stephen Rose as company directors to the board of directors of Aspen (UK) Holdings.

Biographical information relating to the directors under Proposal No. 9 is presented in this Proxy Statement under “Management — Board of Directors of the Company” and “— Boards of Directors of Non-U.S. Subsidiaries.”

Proposal No. 10 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings as an instruction for the Company’s representatives or proxies to vote FOR amendments to Aspen (UK) Holdings’ Articles of Association to modify the voting push-up provision in Article 28, so that Article 28 is only applicable in the event that the voting rights of any shares of the Company are adjusted pursuant to Company Bye-Laws 63-67. The primary purpose of these provisions in the Articles of Association of the U.K. subsidiaries, such as Aspen (UK) Holdings, is to mitigate the risk of a direct or indirect U.S. shareholder of the Company having current income inclusions pursuant to the controlled foreign corporation rules under the U.S. Internal Revenue Code. The amended Articles update these provisions of the Articles of Association with a more flexible approach, which appears appropriate in circumstances such as ours where we have a broad and un-concentrated shareholder base. The changes are set out in Appendix III.

Votes Required

Proposal No. 9 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 10 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN (UK) HOLDINGS.

RESOLUTIONS FOR AIUK TRUSTEES LIMITED (“AIUK TRUSTEES”)

(Proposals No. 11 and 12)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 11 calls for a vote on a resolution proposed by the Company in respect of AIUK Trustees, an indirect wholly-owned company organized under the laws of England and Wales which administers Aspen U.K.’s pension plan, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Stephen Rose, John Henderson, Christopher Woodman, Michael Cain and Ms. Katharine Wade as company directors to the board of directors of AIUK Trustees.

Biographical information relating to the directors under Proposal No. 11 is presented in this Proxy Statement under “Management — Executive Officers of the Company” and “— Boards of Directors of Non-U.S. Subsidiaries.”

Proposal No. 12 calls for a vote on a resolution proposed by the Company in respect of AIUK Trustees as an instruction for the Company’s representatives or proxies to vote FOR amendments to AIUK Trustees’ Articles of Association to modify the voting push-up provision in Article 28, so that Article 28 is only applicable in the event that the voting rights of any shares of the Company are adjusted pursuant to Company Bye-Laws 63-67. The primary purpose of these provisions in the Articles of Association of the U.K. subsidiaries, such as AIUK Trustees, is to mitigate the risk of a direct or indirect U.S. shareholder of the Company having current income inclusions pursuant to the controlled foreign corporation rules under the U.S. Internal Revenue Code. The amended Articles update these provisions of the Articles of Association with a more flexible approach, which appears appropriate in circumstances such as ours where we have a broad and un-concentrated shareholder base. The changes are set out in Appendix III.

Votes Required

Proposal No. 11 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 12 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF AIUK TRUSTEES.

RESOLUTIONS FOR ASPEN UNDERWRITING LIMITED (“AUL”)

(Proposals No. 13 and 14)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 13 calls for a vote on a resolution proposed by the Company in respect of AUL, a wholly-owned company organized under the laws of England and Wales, which acts as the corporate member of Aspen’s Syndicate 4711 at Lloyd’s of London, as an instruction for the Company’s representatives or proxies to vote FOR the election of Ms. Karen Green and Mr. Christopher O’Brien as company directors to the board of directors of AUL.

Biographical information relating to the directors under Proposal No. 13 is presented in this Proxy Statement under “Management — Executive Officers of the Company” and “— Boards of Directors of Non-U.S. Subsidiaries.”

Proposal No. 14 calls for a vote on a resolution proposed by the Company in respect of AUL as an instruction for the Company’s representatives or proxies to vote FOR amendments to AUL’s Articles of Association to modify the voting push-up provision in Article 18, so that Article 18 is only applicable in the event that the voting rights of any shares of the Company are adjusted pursuant to Company Bye-Laws 63-67. The primary purpose of these provisions in the Articles of Association of the U.K. subsidiaries, such as AUL, is to mitigate the risk of a direct or indirect U.S. shareholder of the Company having current income inclusions pursuant to the controlled foreign corporation rules under the U.S. Internal Revenue Code. The amended Articles update these provisions of the Articles of Association with a more flexible approach, which appears appropriate in circumstances such as ours where we have a broad and un-concentrated shareholder base. The changes are set out in Appendix III.

Votes Required

Proposal No. 13 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 14 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF AUL.

RESOLUTIONS FOR ASPEN MANAGING AGENCY LIMITED (“AMAL”)

(Proposals No. 15 and 16)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 15 calls for a vote on a resolution proposed by the Company in respect of AMAL, a wholly-owned company organized under the laws of England and Wales, which acts as the managing agent of Aspen’s Syndicate 4711 at Lloyd’s of London, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Richard Bucknall, John Hobbs, James Ingham-Clark, Robert Long, Christopher O’Brien, Matthew Yeldham, Ms. Karen Green and Ms. Heidi Hutter as company directors to the board of directors of AMAL.

Biographical information relating to the directors under Proposal No. 15 is presented in this Proxy Statement under “Management — Board of Directors of the Company,” “Management — Executive Officers of the Company” and “— Boards of Directors of Non-U.S. Subsidiaries.”

Proposal No. 16 calls for a vote on a resolution proposed by the Company in respect of AMAL as an instruction for the Company’s representatives or proxies to vote FOR amendments to AMAL’s Articles of Association to modify the voting push-up provision in Article 18, so that Article 18 is only applicable in the event that the voting rights of any shares of the Company are adjusted pursuant to Company Bye-Laws 63-67. The primary purpose of these provisions in the Articles of Association of the U.K. subsidiaries, such as AMAL, is to mitigate the risk of a direct or indirect U.S. shareholder of the Company having current income inclusions pursuant to the controlled foreign corporation rules under the U.S. Internal Revenue Code. The amended Articles update these provisions of the Articles of Association with a more flexible approach, which appears appropriate in circumstances such as ours where we have a broad and un-concentrated shareholder base. The changes are set out in Appendix III.

Votes Required

Proposal No. 15 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 16 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF AMAL.

RESOLUTIONS FOR ASPEN INSURANCE LIMITED (“ASPEN BERMUDA”)

(Proposals No. 17, 18, 19 and 20)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 17 calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda, a wholly-owned insurance company organized under the laws of Bermuda, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Christopher O’Kane, Julian Cusack, James Few, Oliver Peterken, David Skinner, Ms. Karen Green and Ms. Heather Kitson as company directors for election to the board of directors of Aspen Bermuda for 2009 and the authorization of the board of directors of Aspen Bermuda to appoint any individual as an alternate director or as a director to fill any casual vacancy created from time to time (provided the number of directors does not exceed 11) of Aspen Bermuda for 2009 and to fix the remuneration of such directors.

Biographical information relating to the directors under Proposal No. 17 is presented in this Proxy Statement under “Management — Board of Directors of the Company,” “— Executive Officers of the Company” and “— Boards of Directors of Non-U.S. Subsidiaries.”

Proposal No. 18  calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda as an instruction for the Company’s representatives or proxies to vote FOR the appointment of KPMG as the auditor of Aspen Bermuda for fiscal year ended December 31, 2009 and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Proposal No. 19 calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda as an instruction for the Company’s representatives or proxies to vote FOR certain amendments to Aspen Bermuda’s Bye-Laws as described in Appendix IV of this Proxy Statement.

Proposal No. 20 calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda as an instruction for the Company’s representatives or proxies to vote FOR certain amendments to Aspen Bermuda’s Memorandum of Association as described in Appendix V of this Proxy Statement.

The proposed amendments to the Memorandum of Association of Aspen Bermuda provide for unrestricted objects and powers. These proposed amendments reflect changes as a result of the enactment of the Bermuda Companies Amendment Act 2006.

Unrestricted Objects and Powers

Prior to the coming into force of the Companies Amendment Act 2006, a company was required to set out in its Memorandum of Association its objects and powers. Typically, companies (such as Aspen Bermuda) established a broad range of specified objects and powers, in addition to the statutory objects and powers set out in Second Schedule and First Schedule of the Companies Act 1981, respectively. The rationale for including such a broad range of objects and powers was to ensure that a company had the requisite corporate capacity and power to enter into as wide a range of business as possible. The Companies Act 1981, as amended, now permits a company to have unrestricted objects and the capacity and powers of a natural person. For those companies which adopt such objects and powers and thereby enjoy maximum flexibility in their objects and power as permitted by Bermuda law, the ultra vires rule becomes redundant. The First and Second Schedules of the Companies Act 1981, as amended, have been repealed, accordingly.

These amendments do not affect the objects and powers of any company in existence prior to the operative date of the Companies Amendment Act 2006.

It is proposed to amend the Memorandum of Association of Aspen Bermuda to permit it to enjoy unrestricted objects and powers.

Votes Required

Proposals No. 17, 18, 19 and 20 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN BERMUDA.

OTHER MATTERS

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters according to their best judgment.

By Order of the Board of Directors,

Heather Kitson
Secretary

Hamilton, Bermuda
March 20, 2009
* * * * * * *

The Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2008, has been posted on the “Investor Relations” page of our website at www.aspen.bm. The Annual Report does not form any part of the material for the solicitation of proxies. This Proxy Statement differs in some respects from a proxy statement required to be filed by a U.S. domestic issuer because the Company is a “foreign private issuer”. Certain additional information relating to the Company may be found in its Annual Report on Form 10-K for the year ended December 31, 2008. Upon written request of a Shareholder, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of the Annual Report on Form 10-K, please contact Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, Attn: Head of Investor Relations. In addition, financial reports and recent filings with the SEC, including the Annual Report on Form 10-K, are available on the Internet at http://www.sec.gov. Company information is also available on the Internet at http://www.aspen.bm.

Appendix I

AMENDMENTS TO THE BYE-LAWS
OF ASPEN INSURANCE HOLDINGS LIMITED

In order to facilitate review of the various Bye-Law amendment proposals, we have prepared an amended and restated version of our Bye-Laws reflecting all of the proposed changes, a marked copy of which is included as Exhibit A of this Appendix. The following proposals describe the Bye-Law amendments that have been recommended by the Board of Directors and are being presented for a vote of shareholders.

The amendments described below have been marked in Exhibit A to show the changes proposed; deleted text is shown in [brackets] and inserted text is shown in boldface type. Defined terms and Bye-Law references are also in bold and do not reflect proposed amendments.

References to the Act are to the Bermuda Companies Act 1981.

DELETION OF BYE-LAWS 1.1.14, 1.1.21 and 1.1.35

The Board of Directors proposes the deletion of Bye-Laws 1.1.14, 1.1.21 and 1.35 to remove the definitions of “Montpelier Re”, “Phoenix” and “3i” respectively which are carryover definitions from the Company’s initial private funding and are no longer relevant.

AMENDMENTS TO BYE-LAW 1.1.24

The Board of Directors proposes to amend Bye-Law 1.1.24 to include reference to any branch register in the definition relating to the Register of Shareholders.

AMENDMENTS TO BYE-LAW 1.2.1

The Board of Directors proposes to amend Bye-Law 1.2.1 by the addition of wording to clarify that the provision relates to a corporation which is a shareholder present in person at a general meeting.

AMENDMENTS TO BYE-LAWS 1.2.5 and 109

The Board of Directors proposes to amend Bye-Laws 1.2.5 and 109 by the insertion of the words “electronic record” to make these Bye-Laws consistent with other Bye-Laws.

AMENDMENTS TO BYE-LAW 5

The Board of Directors proposes to amend Bye-Law 5 to permit, in accordance with Bermuda law, a reduction of capital to be effected by the reduction of part of a class of shares.

AMENDMENTS TO BYE-LAWS 45, 78, 107, 113 and 130

The Board of Directors proposes to amend Bye-Laws 45 and 113 by the addition of “(5)” after the word “five” and to amend Bye-Laws 78, 107 and 130 by the addition of “(2)” after the word “two”, in each case to make numerical references throughout the Bye-Laws consistent.

AMENDMENTS TO BYE-LAW 65

The Board of Directors proposes to amend Bye-Law 65 to remove references to “Wellington Entity”, “Montpelier Re”, “Phoenix” and “3i” which references are a carryover from the Company’s initial private funding and are no longer relevant in this Bye-Law.

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AMENDMENTS TO BYE-LAW 81

The Board of Directors proposes to amend Bye-Law 81 to correct a typographical error by changing the word “mutates” to “mutatis”.

AMENDMENTS TO BYE-LAW 84

The Board of Directors proposes to amend Bye-Law 84 to modify the voting push-up provision so that it only applies to push-up the votes with respect to a Company subsidiary for exercise by the Company’s shareholders in the event that the voting rights of any shares of the Company are adjusted pursuant to Bye-Laws 63-67. The primary purpose of this Bye-Law provision is to mitigate the risk of a direct or indirect U.S. shareholder of the Company having current income inclusions pursuant to the controlled foreign corporation rules under the U.S. Internal Revenue Code. The amended Bye-Law updates this Bye-Law provision with a more flexible approach, which appears appropriate in circumstances such as ours where we have a broad and un-concentrated shareholder base.

DELETION OF BYE-LAW 88 AND AMENDMENTS TO RENUMBERING

The Board of Directors proposes to delete Bye-Law 88 entitled “Observers’ Rights” and to make consequential amendments to the Company’s Bye-Laws generally to take into account the resulting renumbering of the Bye-Laws and cross-referencing. Bye-Law 88 is a carryover from the Company’s initial private funding and is no longer relevant.

AMENDMENT TO BYE-LAW 106

The Board of Directors proposes to amend Bye-Law 106 by the addition of the words “, authorities and discretions” in certain instances to make Bye-Law 106 consistent with Bye-Laws 105 and 107.

ADDITION OF NEW BYE-LAW 143

The Board of Directors proposes the addition of a new Bye-Law 143 which provides that in the event of the suspension or curtailment of postal services within Bermuda or any other territory, a general meeting may be convened by notice advertised in a national newspaper in the territory concerned.

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Exhibit A to Appendix I

AMENDED AND RESTATED
BYE - LAWS
OF
ASPEN INSURANCE HOLDINGS LIMITED

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I N D E X

Bye-Law	Subject	Page

1	Interpretation	I-A-3
2	Registered Office	I-A-6
3	Share Capital	I-A-6
4-7	Alteration of Capital	I-A-9
8-12	Shares	I-A-10
13-14	Modification of Rights	I-A-10
15-18	Certificates	I-A-11
19-20	Register of Shareholders	I-A-11
21	Register of Directors and Officers	I-A-12
22-26	Transfer of Shares	I-A-12
27-30	Transmission of Shares	I-A-13
31-33	General Meetings and Resolutions in Writing	I-A-13
34-38	Notice of General Meetings	I-A-14
39-46	Proceedings at General Meetings	I-A-15
47	U.S. Periodic Reporting	I-A-16
48-62	Voting	I-A-16
63-66	Adjustment of Voting Power	I-A-18
67	Other Adjustments of Voting Power	I-A-19
68	Notification of Voting Power	I-A-19
69-75	Requirement to Provide Information and Notice	I-A-20
76	Purchase of Shares	I-A-21
77-83	Proxies and Corporate Representatives	I-A-21
84-85	Certain Subsidiaries	I-A-23
86-87	Election of Directors	I-A-23
88-89	Removal of Directors	I-A-24
90-91	Vacancies on the Board	I-A-24
92-96	Alternate Directors	I-A-25
97	Remuneration of Directors	I-A-25
98	Directors’ Interests	I-A-26
99-103	Powers and Duties of the Board	I-A-26
104-106	Delegation of the Board’s Powers	I-A-27
107-117	Proceedings of the Board	I-A-27
118	Officers	I-A-28
119	Minutes	I-A-28
120-121	Secretary and Resident Representative	I-A-29
122-124	The Seal	I-A-29
125-131	Dividends and Other Payments	I-A-29
132	Reserves	I-A-30
133-134	Capitalisation of Profits	I-A-30
135-136	Record Dates	I-A-31
137-139	Accounting Records	I-A-32
140	Audit	I-A-32
141-143	Service of Notices and Other Documents	I-A-32
144	Winding Up	I-A-33
145-154	Indemnity and Insurance	I-A-33
155	Alteration of Bye-Laws	I-A-35

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AMENDED AND RESTATED BYE - LAWS
OF
ASPEN INSURANCE HOLDINGS LIMITED

INTERPRETATION

1.  1.1 In these Bye-Laws, unless the context otherwise requires:

1.1.1 “Affiliate” means, in relation to any undertaking, any other undertaking that controls, is controlled by or is under common control with such first undertaking. For the purpose of this definition, the term “control” means the power to direct the management and policies of an undertaking, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and, except when used in the term “Controlled Shares” as defined in Bye-Law 66 below, the terms “controlled” and “controlling” have meanings correlative to the foregoing;

1.1.2 “Bermuda” means the Islands of Bermuda;

1.1.3 “Board” means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

1.1.4 “Business Day” means a day (excluding Saturdays and Sundays) on which banks generally are open in New York, London and Bermuda for the transaction of normal banking business;

1.1.5 “Cause” means willful misconduct, fraud, gross negligence, embezzlement or any criminal conduct;

1.1.6 “Code” means the Internal Revenue Code of 1986, as amended, of the United States of America;

1.1.7 “Companies Act” means the Companies Act 1981 of Bermuda as amended from time to time and any legislation enacted to supersede the same and every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

1.1.8 “Company” means the company incorporated in Bermuda under the name of Exali Reinsurance Holdings Limited on 22 May 2002 which subsequently changed its name to Aspen Insurance Holdings Limited on 22 November 2002, and as such name may be changed from time to time in accordance with Bermuda law;

1.1.9 “Director” means such person or persons as shall be elected to the Board from time to time pursuant to Bye-Laws 86 and 87 or appointed to the Board from time to time pursuant to Bye-Law 90;

1.1.10 “Indemnified Person” means any Director, Officer, Resident Representative, member of a committee duly constituted under Bye-Law 106 and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

1.1.11 “Investment Date” means June 21, 2002;

1.1.12 “Listing” means (i) the first admission of Ordinary Shares or any shares for which the Ordinary Shares have been exchanged or into which the Ordinary Shares have been converted or any shares in a company of which the Company is a subsidiary on the London Stock Exchange, (ii) the sale and issuance of Ordinary Shares pursuant to the first registered public offering under the United States securities laws or (iii) any amalgamation, scheme of arrangement, consolidation or other business combination transaction as a result of which the Shareholders receive as consideration equity securities of a class or series that is listed on the London Stock Exchange or publicly traded on a securities exchange in the United States;

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1.1.13 “Lloyd’s” means The Society and Corporation of Lloyd’s incorporated by the Lloyd’s Acts 1871-1982 or, as the context may require, the Council of Lloyd’s and any person or delegate acting under its authority;

1.1.14 [“Montpelier Re” means Montpelier Reinsurance Ltd;]

1.1.14 “Names” means the underwriting members of Lloyd’s participating in Syndicate 2020 for the 2002 year of account (or in respect of those individual who have died, part of the 2002 year of account),other than the Wellington Corporate Members;

1.1.15 “Names Trust” means the trust established under Declaration of Trust, as may be amended from time to time, between the Names’ Trustee and WUSL for the benefit of the Names;

1.1.16 “Names’ Trustee” means The Names’ Trustees Limited solely as trustee of the Names Trust, including any successor to The Names’ Trustees Limited as Trustee of the Names Trust;

1.1.17 “Non-Voting Ordinary Shares” means the Ordinary Shares in the capital of the Company having, inter alia, the rights and restrictions as set out in Bye-Law 3.3;

1.1.18 “Officer” means a person appointed by the Board pursuant to Bye-Law 118 and shall not include an auditor of the Company;

1.1.19 “Ordinary Shares” means ordinary shares in the capital of the Company having the rights and restrictions contained in these Bye-Laws;

1.1.20 “paid up” means paid up or credited as paid up;

1.1.21 [“Phoenix” means Phoenix Equity Partners IV “A” L.P., Phoenix Equity Partners IV “B” L.P., Phoenix Equity Partners IV “C” L.P,. Phoenix Equity Partners IV Co Investment Plan and Phoenix Equity Partners III and IV Executive Investment Plan L.P., acting by their manager (and in respect of the Co Investment Plan, its administrator), Phoenix Equity Partners Limited and Donaldson Lufkin & Jenrette Securities Corporation;]

1.1.21 “Preference Shares” means preference shares in the capital of the Company, which shall have the rights, terms, restrictions and preferences set out in or determined in accordance with these Bye-Laws;

1.1.22 “Register” means the Register of Shareholders of the Company and except in Bye-Laws 10 and 20, includes any branch register;

1.1.23 “Registered Office” means the registered office for the time being of the Company;

1.1.24 “Resident Representative” means (if any) the individual (or, if permitted in accordance with the Companies Act, a company) appointed to perform the duties of resident representative set out in the Companies Act and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

1.1.25 “Resolution” means a resolution of the Shareholders passed in general meeting or, where required, of a separate class or separate classes of shareholders passed in a separate general meeting or in either case adopted by resolution in writing, in accordance with the provisions of these Bye-Laws;

1.1.26 “Sale” means the transfer (whether through a single transaction or a series of transactions) of 50% or more of the Ordinary Shares in issue taken together to a person and its Affiliates or to a group of persons acting together;

1.1.27 “Seal” means the common seal of the Company and includes any authorised duplicate thereof;

1.1.28 “Secretary” includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

1.1.29 “share” means share in the capital of the Company and includes a fraction of a share;

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1.1.30 “Shareholder” means a shareholder or member of the Company;

1.1.31 “Syndicate 2020” means Syndicate 2020 at Lloyd’s as managed by Wellington Underwriting Agencies Limited on 21 June 2002;

1.1.32 “the Bye-Laws” means these Bye-Laws in their present form or as from time to time amended;

1.1.33 [“3i means 3i Group plc;”]

1.1.34 “transfer” means, in relation to any share, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, hypothecate or otherwise transfer such share or any beneficial interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, hypothecation or other transfer of such share or any beneficial interest therein or any agreement or commitment to do any of the foregoing;

1.1.35 “undertaking” means a company or partnership or an unincorporated association situated in any jurisdiction and, in relation to an undertaking which is not a company, expressions in these Bye-Laws appropriate to companies shall be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description;

1.1.36 “Wellington Corporate Members” means Premium Alpha Limited, Premium Beta Limited, Premium Gamma Limited, Premium Delta Limited, Premium Epsilon Limited, Premium Eta Limited, Premium Zeta Limited, Wellington One Limited, Wellington Two Limited, Wellington Three Limited, Wellington Four Limited and Wellington Five Limited;

1.1.37 “Wellington Entity” means Wellington Underwriting plc, its subsidiaries or the Names’ Trustee solely as trustee of the Names Trust;

1.1.38 “Wellington Option” means the collective reference to the Option Instrument dated 21 June 2002, as may be amended from time to time, issued by the Company creating options to subscribe for Non-Voting Ordinary Shares and the Option Certificates issued thereunder of even date in favor of WU plc (in respect of 3,781,120 Non-Voting Ordinary Shares of the Company) and in favor of the Names’ Trustee (in respect of 3,006,760 Non-Voting Ordinary Shares of the Company);

1.1.39 “WUSL” means Wellington Underwriting Services Limited, a company incorporated in England and Wales (registered no. 01949097) whose registered office is 88 Leadenhall Street, London, EC3A 3BA.

1.2  For the purposes of these Bye-Laws:

1.2.1 a corporation which is a shareholder shall be deemed to be present in person at a general meeting if its representative duly authorised pursuant to the Companies Act is present;

1.2.2 words importing only the singular number include the plural number and vice versa;

1.2.3 words importing only the masculine gender include the feminine and neuter genders respectively;

1.2.4 words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

1.2.5 a reference to writing shall include typewriting, printing, lithography, photography and [other modes of representing or reproducing words in a legible and non transitory form] electronic record;

1.2.6 any words or expressions defined in the Companies Act in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be);

1.2.7 a company is a “subsidiary” of another company, its “holding company”, if such other company owns either directly or indirectly through its subsidiaries shares of stock or other ownership

I-A-5

interests having a majority of the voting power in electing the board of directors thereof or other persons performing a similar function; and

1.2.8 a “member of the same group” as a body corporate means a subsidiary or holding company of the body corporate or a subsidiary of a holding company of the body corporate.

1.3  A reference to anything being done by electronic means includes it being done by any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an electronic record, and to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.4 A reference to a signature or to anything being signed or executed includes such forms of electronic signature or other means of verifying the authenticity of an electronic record as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.5 A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it and to every rule, regulation or order made under it (or under any such modification or re-enactment) and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order.

1.6 In these Bye-Laws:

1.6.1 powers of delegation shall not be restrictively construed but the widest lawful interpretation shall be given thereto;

1.6.2 the term “Board” in the context of the exercise of any power contained in these Bye-Laws includes any committee consisting of one or more Directors, any Director holding an executive office and any manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;

1.6.3 no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and

1.6.4 except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-Laws or under another delegation of the powers by the Board.

REGISTERED OFFICE

2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARE CAPITAL

3.  3.1  Division of Share Capital

Subject to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into shares of three classes, being 969,629,030 Ordinary Shares, 6,787,880 Non-Voting Ordinary Shares and 100,000,000 Preference Shares, as adjusted in the event of any share split, stock dividend, subdivision, combination, reclassification or other similar transaction, and as such share capital may be changed from time to time in accordance with Bermuda law.

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3.2  Ordinary Shares

The Ordinary Shares shall, subject to the other provisions in the Bye-Laws, entitle the holders thereof to the following rights:

3.2.1 as regards dividend:

(subject to the provisions of the Companies Act) after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any Preference Shares then in issue, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of the Ordinary Shares in respect of their holding of such shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

3.2.2 as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Ordinary Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of the holders of any Preference Shares then in issue having preferred rights on the return of capital) in respect of their holdings of Ordinary Shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

3.2.3 as regards voting in general meetings:

the holders of Ordinary Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Ordinary Shares present in person or by proxy shall on a poll have one vote for each Ordinary Share held by him (subject to modification to take into account the provisions of Bye-Laws 63-67).

3.3  Non-Voting Ordinary Shares

3.3.1 Save as provided in this Bye-Law 3.3, the Non-Voting Ordinary Shares shall rank pari passu with the Ordinary Shares and shall have the same rights and restrictions as the Ordinary Shares (and for such purpose, references to Ordinary Shares in these Bye-Laws shall be deemed to include Non-Voting Ordinary Shares except to the extent that such inclusion would conflict with the provisions of this Bye-Law 3.3 or except as otherwise expressly provided in these Bye-Laws).

3.3.2 The Non-Voting Ordinary Shares shall not carry any voting rights.

3.3.3 The Non-Voting Ordinary Shares shall, in all circumstances, be treated by the Company as having the same value as the Ordinary Shares carrying rights to vote.

3.3.4 No resolution which may affect the rights conferred on Non-Voting Ordinary Shares pursuant to this Bye-Law 3.3 shall be passed without the prior written consent of all the holders of Non-Voting Ordinary Shares.

3.3.5 On the first to occur of a Sale or Listing, each Non-Voting Ordinary Share in issue shall automatically convert into one Ordinary Share carrying rights to vote and each Non-Voting Ordinary Share issued at any time following a Sale or Listing shall automatically convert, immediately on issue, into one Ordinary Share carrying rights to vote. Following the conversion, the holders of Non-Voting Ordinary Shares shall return their share certificates to the Company and, upon receipt of each such certificate, the Company shall issue a replacement certificate representing the same number of Ordinary Shares carrying rights to vote to each of the relevant Shareholders.

3.4  Preference Shares

3.4.1 The Board is authorized, subject to Bye-Law 3.4.3 and any limitations prescribed by applicable law, to issue Preference Shares in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and the number

I-A-7

of shares constituting and the designation of any such series, without further vote or action by the Shareholders.

3.4.2 The authority of the Board with respect to each series of Preference Shares shall include, but not be limited to, determination of the following:

3.4.2.1 the distinctive designation of such series and the number of Preference Shares constituting such series, which number (except as otherwise provided by the Board in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board;

3.4.2.2 the rights in respect of dividends, if any, of such series of Preference Shares, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of shares of the Company, and whether such dividends shall be cumulative or non-cumulative;

3.4.2.3 the voting powers, if any, of the holders of such series of Preference Shares generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preference Shares or all series of Preference Shares as a class, or together with the holders of any other class of the capital stock of the Company to elect one or more directors of the Company (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Company or a specified number or portion of directorships in addition to the then-existing number of authorized directorships of the Company), generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto;

3.4.2.4 whether such series of Preference Shares may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates upon or after which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates), and whether they may be redeemed at the option of the Company, at the option of the holder, or at the option of both the Company and the holder;

3.4.2.5 the right, if any, of the holders of such series of Preference Shares to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Company and the terms and conditions of such conversion or exchange, including, without limitation, whether or not the number of shares of such other class or series into which shares of such series may be converted or exchanged shall be adjusted in the event of any share split, stock dividend, subdivision, combination, reclassification or other transaction or series of transactions affecting the class or series into which such series of Preference Shares may be converted or exchanged;

3.4.2.6 the amounts, if any, payable upon such series of Preference Shares in the event of voluntary liquidation, dissolution or winding up of the Company in preference of any other class or series of shares or in the event of any merger or consolidation of or sale of assets by the Company;

3.4.2.7 the terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of Preference Shares; and

3.4.2.8 any other relative rights, preferences, limitations and powers of such series of Preference Shares.

3.4.3 Notwithstanding the provisions of Bye-Law 3.4.2.3, the Board may issue Preference Shares having voting rights or powers together with the holders of any other class of the share capital of the Company to elect one or more directors of the Company (other than any mandatory voting rights or powers under the Companies Act) only if such issuance is approved by a Resolution of the holders of Ordinary Shares (but not any other class of shares) then outstanding (taking into consideration the provisions of Bye-Laws 63-67).

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ALTERATION OF CAPITAL

4.  The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution (taking into consideration the provisions of Bye-Laws 63-67) shall prescribe and in any manner permitted by the Companies Act.

5.  Subject to the Companies Act, the Memorandum of Association of the Company and any confirmation or consent required by applicable law or these Bye-Laws, the Company may from time to time by Resolution (taking into consideration the provisions of Bye-Laws 63-67) authorise the reduction of its issued share capital or any share premium account in any manner. In relation to any such reduction, the Company may by Resolution (taking into consideration the provisions of Bye-Laws 63-67) determine the terms upon which such reduction is to be effected, [provided that such] including in the case of a reduction [shall apply to the entire] of part of a class [or series] of shares, those shares to be affected.

6.  The Company may from time to time by Resolution (taking into consideration the provisions of Bye-Laws 63-67) and in any manner permitted by the Companies Act:

6.1 divide its shares into several classes or series and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

6.2 consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

6.3 sub-divide its shares or any of them into shares of smaller par value than is fixed by its Memorandum of Association, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

6.4 make provision for the issue and allotment of shares which do not carry any voting rights;

6.5 cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

6.6 change the currency denomination of its share capital.

Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and, in the case where a distribution to the Names’ Trust would result in individual Names having a fractional beneficial interest, to the Names’ Trust in order to adjust the rights of all parties, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

7. 7.1 The Board may, without the sanction of a Resolution, authorise the purchase by the Company of its own shares, of any class or series, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Act and any other applicable laws. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act.

7.2 The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Act. The whole or any part of the amount payable on any such acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies

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Act. The Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Act and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Act.

SHARES

8. 8.1 Subject to the restrictions, if any, that are provided for in these Bye-Laws from time to time and without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine. Further, the Board may create and issue shares of any existing class or series of shares. The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to Section 43 of the Companies Act, securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issue of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine.

8.2 Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

9  The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

10  Except as ordered by a court of competent jurisdiction or as required by applicable law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

11  The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Companies Act.

12  Notwithstanding Bye-Law 8, the Board may not grant options, warrants or other rights to acquire shares to directors, officers or employees of the Company at an exercise price less than the fair market value of any such shares on the date of grant, or an average over a several-day period around the date of grant.

MODIFICATION OF RIGHTS

13  Subject to the Companies Act, all or any of the special rights for the time being attached to any class or series of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five percent (75%) of the voting power of the issued shares of that class or series (taking into account the provisions of Bye-Laws 63-67) or with the sanction of a Resolution passed by the holders of not less than seventy-five percent (75%) of the voting power of the outstanding shares in issue at a separate general meeting (taking into account the provisions by Bye-Laws 63-67). In respect of any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy any of the shares of the relevant class or series, that every holder of shares of the relevant class or series shall be entitled on a poll to one vote for every such share held by him (subject to modification to take into account the provisions of Bye-Laws 63-67) and that any holder of shares of the relevant class or series present in person or by proxy may demand a poll.

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14  For the purpose of this Bye-Law, unless otherwise expressly provided by the rights attaching to or the terms of issue of such shares or class or series of shares, such rights or terms, as the case may be, shall not be deemed altered by:

14.2 the creation or issue of further shares ranking pari passu therewith;

14.3 the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

14.4 the purchase or redemption by the Company of any of its own shares.

CERTIFICATES

15  The preparation, issue and delivery of certificates shall be governed by the Companies Act. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

16  If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

17  All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons and may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on any certificate, ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

18  Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Act, and (i) the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations and (ii) any such transfer shall be subject to the applicable provisions of Bye-Law 22.

REGISTER OF SHAREHOLDERS

19  The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Act. Subject to the provisions of the Companies Act, the Company may keep one or more branch registers in any place, and the Board may make, amend and revoke any resolutions as it may think fit respecting the keeping of such registers.

20  The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Act and any other applicable law. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon (or between such times as the Board from time to time determines) on every Business Day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any share or fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 10.

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REGISTER OF DIRECTORS AND OFFICERS

21  The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Act. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon on every Business Day.

TRANSFER OF SHARES

22  Subject to the Companies Act and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of its shares by an instrument of transfer in the usual common form or by any other method permissible under applicable law, in either case as may be approved by the Board. No such instrument shall be required on the redemption of a share or on the purchase by the Company of a share.

23  The instrument of transfer of legal title in a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

23.2 the instrument of transfer is duly stamped and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

23.3 the instrument of transfer is in respect of only one class or series of shares;

23.4 the instrument of transfer does not result in joint holders of the shares to be transferred; and

23.5 it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 22 and 25.

24  The Board may decline to approve or register any transfer of shares to the extent that the Board determines, in its sole discretion, after taking into account, among other things, the limitation on voting rights contained in these Bye-Laws, that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any other Shareholder or its Affiliates would result from such transfer (including, without limitation, if such consequence arises as a result of any U.S. person becoming a 9.5% U.S. Shareholder (as defined in Bye-Law 66), provided, however, that (i) such determination shall only be made after giving effect to Bye-Laws 63-67, (ii) prior to declining to approve or register such transfer, the Board shall first have consulted with the relevant Shareholder and explored alternatives to avoid such consequences and (iii) the power of the Board to decline to approve or register such transfer shall be applied only to the extent, and for such number of shares, as is necessary to avoid such non-de minimis adverse tax, regulatory or legal consequences. The Board shall have the authority to request from any Shareholder, and each such Shareholder shall provide such information as the Board may reasonably request for the purpose of determining whether any transfer should be permitted.

25  If the Board declines to register a transfer it shall, within one (1) month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

26  No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share (except that

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the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

27  In the case of the death of an individual Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law. For greater certainty, where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

28  Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of such Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

29  A person becoming entitled to a share in consequence of the death of an individual Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

30  Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 27-29.

GENERAL MEETINGS AND RESOLUTIONS IN WRITING

31  The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Act at such times and places as the Board shall appoint.

32  The Board may, whenever it thinks fit, and shall, when required by the provisions of Companies Act, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

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33  33.2 Except in the case of the removal of auditors or Directors, anything which may be done by resolution of the Shareholders in general meeting or by resolution of any class of Shareholders in a separate general meeting may be done by resolution in writing, signed by the Shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent the majority of votes that would be required if the resolution had been voted on at a meeting of the Shareholders. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Act) by its representative on behalf of such Shareholder, in as many counterparts as may be necessary.

33.3  Notice of any resolution in writing to be made under this Bye-Law shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under this Bye-Law to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

33.4  The accidental omission to give notice, in accordance with this Bye-Law, of a resolution in writing to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the passing of the resolution in writing

33.5  For the purposes of this Bye-Law, the date of the Resolution in writing is the date when the Resolution in writing is signed by, or on behalf of, the Shareholder who establishes the majority of votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a Resolution is, in relation to a Resolution in writing made in accordance with this Bye-Law, a reference to such date.

33.6  A Resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class or series of Shareholders, as the case may be. A Resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Act and these Bye-Laws.

NOTICE OF GENERAL MEETINGS

34  An Annual General Meeting shall be called by not less than twenty-one (21) days notice in writing and a Special General Meeting shall be called by not less than twenty-one (21) days notice in writing. The notice period shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and the notice shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 141-143 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and every Director and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

35  Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

35.2 in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

35.3 in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares giving that right.

36  A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class or series of shares present in person or by proxy shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

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37  Subject to the Companies Act, the Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with Bye-Law 141 upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Bye-Law 34.

38  The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

39  No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, one or more Shareholders holding at least fifty percent (50%) of the voting power of the Ordinary Shares (taking into account the provisions of Bye-Laws 63-67) in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes.

40  If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present in person or by proxy, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy and holding at least ten percent (10%) in aggregate of the voting power of shares entitled to vote at such meeting (taking into account the provisions of Bye-Laws 63-67) shall be a quorum. The Company shall give not less than twenty-one (21) days notice of any meeting adjourned through want of a quorum and such notice shall state that two Shareholders present in person or by proxy and holding at least ten percent (10%) of the voting power of shares entitled to vote at such meeting (taking into account the provisions of Bye-Laws 63-67) shall be a quorum.

41  In accordance with section 71(5) of the Companies Act, a general meeting may be held with only one (1) individual present provided that the requirement for a quorum is satisfied.

42  A meeting of the Shareholders or any class or series thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

43  43.2 Subject to the Companies Act, a Resolution may only be put to a vote at a general meeting of the Company or of any class or series of Shareholders if:

43.2.1 it is proposed by or at the direction of the Board; or 43.2.2 it is proposed at the direction of a court of competent jurisdiction; or

43.2.3 it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Act; or

43.2.4 the chairman of the meeting in his absolute discretion decides that the Resolution may properly be regarded as within the scope of the meeting; or

43.2.5 the Resolution concerns a matter described in Bye-Law 84.

43.3  No amendment may be made to a Resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended Resolution may properly be put to a vote at that meeting.

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43.4  If the chairman of the meeting rules a Resolution or an amendment to a Resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the Resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a Resolution or an amendment to a Resolution shall be final and conclusive.

44  Each Director, and upon giving the notice referred to in Bye-Law 34 above, the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

45  The Board may choose one of their number to preside as chairman at every general meeting. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairan, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

46  The chairman of the meeting may, with the consent by Resolution of the persons present at any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Subject to the Companies Act, in addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without consent of the persons present at the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned for three (3) months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

U.S. PERIODIC REPORTING

47  For so long as the Company is required to maintain the registration of any of its shares under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company shall file with the U.S. Securities and Exchange Commission all annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports with respect to specified events on Form 8-K (as would be required of a United States domestic private issuer subject to those particular informational requirements of the Exchange Act). The audited financial information contained in such annual reports and unaudited quarterly financial information contained in such quarterly reports will be prepared in accordance with United States generally accepted accounting principles.

VOTING

48  Except as otherwise required by the Companies Act and these Bye-Laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative vote of a majority of the voting power of votes cast at such meeting (taking into account the provisions of Bye-Laws 63-67) and in the case of an equality of voting power of votes cast, the Resolution shall fail. Any amendment to this Bye-Law 48 shall be approved by the affirmative vote of at least a majority of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67).

49  Notwithstanding the provisions of Bye-Laws 48 and 50, the following actions shall be approved by the affirmative vote of at least seventy-five percent (75%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67): any amendment to Bye-Laws 13 (first sentence), 24, 63, 64, 65, 66, 67, 76, 84 or 85; provided, however, that in the case of any amendments to Bye-Laws 24, 63, 64, 65, 66, 67 or 76, such amendment shall only be subject to this Bye-Law 49 if the Board determines, in its sole discretion, that such amendment could adversely affect any Shareholder in any non-de minimis respect. Any amendment to this Bye-Law 49 shall be approved by the

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affirmative vote of at least seventy-five percent (75%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67).

50  Notwithstanding the provisions of Bye-Laws 48-49 (in addition to any approval requirements set out in the Companies Act), the following actions shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67): (i) a merger or amalgamation with, or a sale, lease or transfer of all or substantially all of the assets of the Company to, a third party, where any Shareholder does not have the same right to receive the same consideration as all other Shareholders in such transaction; or (ii) discontinuance of the Company out of Bermuda to another jurisdiction. Any amendment to this Bye-law 50 shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67).

51  At any general meeting, a Resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic record or on the withdrawal of any other demand for a poll) a poll is demanded by:

51.2 the chairman of the meeting; or

51.3 at least three (3) Shareholders present in person or represented by proxy; or

51.4 any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting power of shares entitled to vote at such meeting (taking into account the provisions of Bye-Laws 63-67); or

51.5 a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

52  The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands or count of votes received as electronic records declared before a poll was made. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a Resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such Resolution.

53  If a poll is duly demanded, the result of the poll shall be deemed to be the Resolution of the meeting at which the poll is demanded.

54  A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time later in the meeting as the chairman shall direct and the chairman may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

55  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

56  On a poll, votes may be cast either personally or by proxy.

57  A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

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58  In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the Resolution shall fail.

59  In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

60  A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

61  No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62  If:

62.2 any objection shall be raised to the qualification of any voter; or,

62.3 any votes have been counted which ought not to have been counted or which might have been rejected; or,

62.4 any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any Resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any Resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

ADJUSTMENT OF VOTING POWER

63  The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder. The Board shall implement the foregoing in the manner provided herein.

64  The Board shall from time to time, including prior to any time at which a vote of Shareholders is taken, take all reasonable steps necessary to ascertain, including those specified in Bye-Law 68, through communications with Shareholders or otherwise, whether there exists, or will exist at the time any vote of Shareholders is taken, a Tentative 9.5% U.S. Shareholder.

65  In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Shareholder and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one Shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Shareholders in descending order according to their respective Attribution Percentages, provided that, in the event of a tie, the reduction shall apply first to the Shareholder whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder’s economic interest in (as opposed to voting control with respect to) such shares. The votes of Shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such

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increase shall apply to all such Shareholders in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder, and provided, further, that [x] no portion of such increase shall apply to the shares held by [any Wellington Entity or the Names Trust, and (y) such increase shall be limited in the case of 3i, Phoenix and Montpelier Re so that no such increase would cause the voting power of 3i, Phoenix or Montpelier Re] the Names Trust to increase to 10% or more except, in the case of [either (x) or (y),] where the failure to apply such increase to the shares of any such Shareholders would result in any person becoming a 9.5% U.S. Shareholder. The adjustments of voting power described in this Bye-Law shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board may deviate from any of the principles described in this Bye-Law and determine that shares held by a Shareholder shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Shareholder or its Affiliates. For the avoidance of doubt, in applying the provisions of Bye-Laws 63-75, a share may carry a fraction of a vote.

66  In these Bye-Laws:

66.2.1.1.1 “Controlled Shares” in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person as determined pursuant to Sections 957 and 958 of the Code.

66.2.1.1.2 “9.5% U.S. Shareholder” means a “United States person” as defined in the Code (a “U.S. person”) whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

66.2.1.1.3 “Tentative 9.5% U.S. Shareholder” means a U.S. person that, but for adjustments to the voting rights of shares pursuant to Bye-Laws 63-67, would be a 9.5% U.S. Shareholder.

66.2.1.1.4 “Attribution Percentage” shall mean, with respect to a Shareholder and a Tentative 9.5% U.S. Shareholder, the percentage of the Shareholders’ shares that are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder.

OTHER ADJUSTMENTS OF VOTING POWER

67  In addition to the provisions of Bye-Laws 63-66, any shares shall not carry any right to vote to the extent that the Board unanimously determines, in its sole discretion, that it is necessary that such shares should not carry the right to vote in order to avoid material adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any other Shareholder or its Affiliates, provided that (i) no adjustment pursuant to this sentence shall be made if it would cause any person to become a 9.5% U.S. Shareholder or the Company to become a United Kingdom controlled foreign corporation and (ii) prior to making such determination, the Board shall first have consulted with the relevant Shareholder and explored alternatives to avoid such consequences.

NOTIFICATION OF VOTING POWER

68  Prior to any date on which Shareholders shall vote on any matter, the Board shall (i) if it considers it necessary or appropriate (x) retain the services of an internationally recognised accounting firm or organisation with comparable professional capabilities in order to assist the Company in applying the principles of Bye-Laws 63 through 75 and (y) obtain from such firm or organisation a statement setting forth the information obtained, procedures followed and determinations made with respect to Bye-Laws 63 through 75, and (ii) notify each Shareholder of the voting power conferred by its shares determined in accordance with Bye-Laws 63 through 75.

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REQUIREMENT TO PROVIDE INFORMATION AND NOTICE

69  The Company shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the Company may reasonably request for the purpose of determining whether any holder’s voting rights are to be adjusted pursuant to these Bye-Laws. If a Shareholder fails to respond to a request for information from the Company pursuant to this Bye-Law, or submits incomplete or inaccurate information in response to such a request, the Company may in its reasonable discretion (after considering the circumstances described in any response to the request by the Shareholder and providing such Shareholder with a cure period of such length, if any, as the Company in its reasonable discretion shall determine to be reasonable under the circumstances) determine that such Shareholder’s shares shall carry no or reduced, as the case may be, voting rights until otherwise determined by the Company in its reasonable discretion.

70  Any holder of shares shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is, or caused another person to become, a Tentative 9.5% U.S. Shareholder.

71  Notwithstanding the foregoing, no Shareholder shall be liable to any other Shareholder or the Company for any losses or damages resulting from such Shareholder’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under Bye-Law 69 or from such Shareholder’s failure to give notice under Bye-Law 70.

72  Any information provided by a Shareholder to the Company pursuant to this Bye-Law, or other information provided pursuant to this Bye-Law or for purposes of making the analysis required by, for purposes of implementing, Bye-Laws 24 and 63 through 75, shall be deemed confidential information (the “Confidential Information”) and shall be used by the Company solely for the purposes contemplated by those Bye-Laws (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information that it receives in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the United States Internal Revenue Service (the “Service”) if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-Laws, or (iii) as otherwise required by applicable law or regulation.

73  The Company shall take all measures practicable to ensure the continued confidentiality of the Confidential Information and shall grant the persons referred to in Bye-Law 72(ii) above access to the Confidential Information only to the extent necessary to allow them to assist the Company in any analysis required by, or for purposes of implementing, Bye-Laws 24 and 63 through 75 or to determine whether the Company would realise any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of Section 953(c) of the Code. Prior to granting access to the Confidential Information to such persons or to any officer or employee as set forth below, the Company shall inform them of its confidential nature and of the provisions of this Bye-Law and shall require them to abide by all the provisions hereof. The Company shall not disclose the Confidential Information to any Director, except following compliance with Bye-Law 74 to the extent required under applicable law or regulation. For the avoidance of doubt, the Company shall be permitted to disclose to the Shareholders and others the relative voting percentages of the Shareholders after application by Bye-Laws 63-67. At the written request of a Shareholder, the Confidential Information of such Shareholder shall be destroyed or returned to such Shareholder after the later to occur of (i) such Shareholder no longer being a Shareholder or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information for purposes of engaging in any tax related analysis.

74  The Company (i) shall notify a Shareholder immediately of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such Shareholder and, prior to such disclosure, shall permit such Shareholder a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of Bye-Law 73, and (ii) may, in the absence of a protective order, make such disclosure without liability hereunder, provided that the Company shall furnish only that portion of the Confidential Information which is

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legally required, shall give such Shareholder notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such Shareholder and at its expense, shall use best efforts to ensure that confidential treatment will be accorded all such disclosed information.

75  The Company and the Board may rely exclusively on the analysis, deliberation, reports and other communications of the persons specified in (ii) of Bye-Law 72 above with respect to the collection, disclosure or use of the Confidential Information, including, but not limited to implementing Bye-Laws 24, 84 or 85 or determining whether the Company would realize any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of Section 953(c) of the Code.

PURCHASE OF SHARES

76  If the Board unanimously determines that share ownership by any person may result in material adverse tax consequences to the Company, any subsidiary of the Company, or any other holder of shares or its Affiliates (including if such consequence arises as a result of any such U.S. person owning Controlled Shares of 9.5% or more of the value of the Company or the voting shares of the Company (provided that this Bye-Law shall only apply after the application of the provisions of Bye-Laws 63 through 75), the Company will have the option but not the obligation to purchase or assign to a third party the right to purchase the minimum number of shares held by such person solely to the extent, and for the number of shares, that it is necessary to eliminate such material adverse tax consequence at a price determined in the good faith discretion of the Board to represent such shares’ fair market value; provided that (i) if the shares are not traded on a securities exchange in or outside the United States, the fair market value per share shall be determined by the Board without a minority discount but with an appropriate liquidity discount, such value and liquidity discount, if any, as determined by the Board, or (ii) if the shares are traded on a securities exchange in or outside the United States, the fair market value per share shall be determined by the Board based on the average of the last sales price per share or if there is none, the average of the bid and asked price per share, without a minority discount or a liquidity discount, in each case for the eight business days prior to the repurchase date. If a Shareholder disagrees with the price so determined by the Board, the fair market value per share and the liquidity discount, if any, will be determined by an independent firm of internationally recognised chartered accountants acting as experts and not arbiters (“Expert”) and retained jointly by the Company and the Shareholder at the expense of the Company and if they cannot agree within 10 days of such disagreement such Expert shall be appointed by the president for the time being of the Institute of Chartered Accountants.

PROXIES AND CORPORATE REPRESENTATIVES

77  A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder. The instrument appointing a proxy or corporate representative shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

78  A Shareholder which is a corporation may, by written authorisation, appoint any person (or two (2) or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder and the Shareholder shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation that is a Shareholder.

79  Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by

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serving on the Company, in accordance with the manner provided for in Bye-Law 141 at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. For purposes of service on the Company pursuant to this Bye-Law, the provisions of Bye-Law 141 as to service on Shareholders shall mutatis mutandis apply to service on the Company. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or Resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting of the Company or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

80  Subject to Bye-Laws 78 and 79, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written Resolution, in any document sent therewith) by such date and time specified in the notice prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written Resolution, prior to the effective date of the written Resolution and in default the instrument of proxy or authorisation shall not be treated as valid.

81  Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written Resolution forms of instruments of proxy or authorisation for use at that meeting or in connection with that written Resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written Resolution or amendment of a Resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, [mutates] mutatis mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

82  A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written Resolution at which the instrument of proxy or authorisation is used.

83  Subject to the Companies Act, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign written Resolutions.

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CERTAIN SUBSIDIARIES

84  Voting of Subsidiary Shares

Notwithstanding any other provision of these Bye-Laws to the contrary, if the voting rights of any shares of the Company are adjusted pursuant to Bye-Laws 63-67 (inclusive) and the Company is required or entitled to vote at a general meeting of any subsidiary of the Company organized under the laws of a jurisdiction outside the United States of America (each, a “Non-U.S. Subsidiary”), the Directors shall refer the subject matter of the vote to the Shareholders of the Company on a poll (subject to Bye-Laws 48-75) and seek authority from the Shareholders in a general meeting of the Company for the Company’s corporate representative or proxy to vote in favor of the resolution proposed by the Non-U.S. Subsidiary. The Directors shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U.S. Subsidiary.

85  Bye-Laws or Articles of Association of Certain Subsidiaries

The Board shall ensure (subject to the laws of the relevant jurisdiction) that the bye-laws, articles of association or other constitutive documents of each Non-U.S. Subsidiary (for the purpose of this Bye-Law 85, a “Relevant Subsidiary”) contain provisions substantially similar to Bye-Laws 84-85 herein (provided that the bye-laws, articles of association or other constitutive documents of such Relevant Subsidiary need not necessarily include provisions substantially similar to Bye-Laws 48-75 herein) requiring all shares held by such Relevant Subsidiary in any other Non-U.S. Subsidiary to be voted in the appropriate proportions to the votes received from the shareholders of such Relevant Subsidiary at its general meeting for or against the resolution instructing such Relevant Subsidiary.

ELECTION OF DIRECTORS

86  The Board shall consist of not less than six (6) and not more than fifteen (15) Directors (as determined by resolution of the Board of Directors) or such number as the Shareholders may from time to time determine. The Board of Directors shall initially consist of eleven (11) Directors.

87  The Directors shall be divided by the Board into three classes, designated Class I, Class II and Class III. The terms of the initial Directors shall be as follows (i) Directors initially designated as Class I Directors shall serve for an initial term ending on the date of the third annual general meeting of Shareholders following the Investment Date, (ii) Directors initially designated as Class II Directors shall serve for an initial term ending on the fourth annual general meeting following the Investment Date, and (iii) Directors initially designated as Class III Directors shall serve for an initial term ending on the fifth annual general meeting following the Investment Date. After the expiration of the respective terms of the initial Directors as set forth above, Directors of each class shall be elected by the Shareholders and shall serve a term ending on the date of the third annual general meeting of Shareholders next following the annual general meeting at which such Director was elected. Notwithstanding the foregoing, directors who are 70 years or older shall be elected every year and shall not be subject to a three-year term. In addition, notwithstanding the foregoing, each Director shall hold office until such Director’s successor shall have been duly elected or until such Director is removed from office pursuant to Bye-Law 88 or such office is otherwise vacated. In the event of any change in the number of Directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class. In no event will a decrease in the number of Directors shorten the term of any incumbent Director.

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[OBSERVERS’ RIGHTS]

[88]  [The Board may grant, in its discretion and to Shareholders who so request, the right to           persons to attend meetings of the Board or committees appointed by the Board, in each case as non- voting observers. Any such observers shall be reasonably acceptable to the Board. The Board may establish such procedures and requirements as it deems appropriate in connection the observers’ rights set forth in this Bye-Law 88 and may require observers to comply with any such procedures or requirements as a condition to attending any meetings of the Board or committees appointed by the Board. The Board may authorize the Company to reimburse the reasonable travel or other expenses incurred by any such observer. Such grant of observers’ rights by the Board may be revoked by the Board, subject to any relevant contract in which the Company has agreed to grant observer rights. No breach of any observer’s rights shall invalidate any proceeding or resolution of the Board.]

REMOVAL OF DIRECTORS

88  The Shareholders may, at any general meeting convened and held in accordance with these Bye-Laws, remove a Director only for Cause by the affirmative vote of Shareholders holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company (taking into account the provisions of Bye-Laws 63-67); provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served upon such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

89  A vacancy on the Board created by the removal of a Director under the provisions of Bye-Law 88 may be filled by the Shareholders at the meeting at which such Director is removed or, in the absence of such election or appointment, the Board may fill the vacancy in accordance with the provisions of Bye-Law 90. A Director so elected or appointed by the Shareholders or, in absence thereof, the Board pursuant to this Bye-Law 89 shall hold office until the next annual general meeting or until such Director’s office is otherwise vacated and shall serve within the same class of Directors as the predecessor. At such next annual general meeting, the Shareholders shall elect a Director to fill such vacancy to serve the remaining term, if any, of such predecessor.

VACANCIES ON THE BOARD

90  The Board shall have the power from time to time and at any time, by the affirmative vote of at least a majority of the Directors then in office, to appoint any person as a Director to fill a vacancy on the Board. A Director so appointed shall hold office until the next annual general meeting or until such Director’s office is otherwise vacated and shall serve within the same class of Directors as the predecessor. At such next annual general meeting, following a vacancy filled by the Board, the Shareholders shall elect a Director to fill such vacancy to serve the remaining term, if any, of such predecessor.

91  The office of a Director shall be vacated upon the happening of any of the following events:

91.2 if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

91.3 if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

91.4 if he becomes bankrupt under the laws of any country or compounds with his creditors;

91.5 if he is prohibited by law from being a Director;

91.6 if he ceases to be a Director by virtue of the Companies Act or is removed from office pursuant to these Bye-Laws.

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ALTERNATE DIRECTORS

92  A Director (other than an Alternate Director) may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by resolution of the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

93  An Alternate Director shall cease to be an Alternate Director:

93.2 if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment;

93.3 on the happening of any event which, if he were a Director, would cause him to vacate his office as Director;

93.4 if he is removed from office pursuant to Bye-Law 92; or

93.5 if he resigns his office by notice to the Company.

94  An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

95  Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director.

96  Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provide to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

REMUNERATION OF DIRECTORS

97  The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

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DIRECTORS’ INTERESTS

98  Contracts and Disclosure of Directors’ Interests

98.2  Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such

Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

98.3  A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Companies Act.

98.4  Following a declaration being made pursuant to this Bye-Law, and unless disqualified by a majority of the disinterested Directors present at the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

POWERS AND DUTIES OF THE BOARD

99  Subject to the provisions of the Companies Act and these Bye-Laws the Board shall manage and control all of the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no direction given by the Company by Resolution, if any, shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

100  The Board may exercise all the powers of the Company except those powers that are required by the Companies Act or these Bye-Laws to be exercised by the Shareholders.

101  All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

102  The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or Affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or Affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

103  The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

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DELEGATION OF THE BOARD’S POWERS

104  The Board may by proxy or power of attorney appoint any company, firm or person or any fluctuating body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such proxy or power of attorney may contain such provisions for the protection and convenience of persons dealing with any such proxy/attorney and of such proxy/attorney as the Board may think fit, and may also authorise any such proxy/attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company.

105  The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 104, other individual any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers, authorities and discretions but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

106  The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

PROCEEDINGS OF THE BOARD

107  The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

108  Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, facsimile, email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record at his last known address or any other address given by him to the Company for this purpose and the provisions of Bye-Law 141 shall apply to any notice so given as to the deemed date of service of such notice. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

109  The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of Directors in office from time to time and in no event shall be less than two Directors. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

110  The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

111  So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

112  The Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the

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time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

113  The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

114  A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (or by an Alternate Director, as provided for in Bye-Law 92) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

115  A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

116  All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

117  If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director (including the chairman) to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be determined by a resolution of the Board (on which such Director shall not vote) and such resolution shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

OFFICERS

118  The Officers of the Company who may or may not be Directors may be appointed by the Board at any time. Any person appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Act or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

MINUTES

119  The Board shall cause minutes to be made and books kept for the purpose of recording:

119.2 all appointments of Officers made by the Board;

119.3 the names of the Directors and other persons (if any) present at each meeting of the Board;

119.4 all proceedings at meetings of the Company, of the holders of any class or series of shares in the Company and of the Board; and

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119.5 all proceedings of its managers (if any).

Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 139 and the minute books relating to meetings of the Shareholders of the Company. Such minute books shall be maintained in Bermuda.

SECRETARY AND RESIDENT REPRESENTATIVE

120  The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Act together with such other duties as shall from time to time be prescribed by the Board.

121  A provision of the Companies Act or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

122  The Board may authorise the production of a common Seal of the Company and one or more duplicate common Seals of the Company, which shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

123  Any document required to be under Seal or executed as a deed on behalf of the Company may be

123.2 executed under the Seal in accordance with these Bye-Laws; or

123.3 signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

124  The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be signed by either a Director, or by the Secretary or by any one person authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

125.  The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 133, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

126.  Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

126.1 all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

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126.2 dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

127.  The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

128.  No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

129.  Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

130.  Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

131.  Subject to approval by a Resolution, the Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

RESERVES

132.  The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

133.  The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class or series of Shareholders or holders of any options over shares who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same shall not be paid in

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cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid. amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

134.  Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholder and, in the case where a distribution to the Names’ Trust would result in individual Names having a fractional beneficial interest, to the Names’ Trust in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

135.  Notwithstanding any other provisions of these Bye-Laws, the Company may (by resolution of the Board) fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

136.  In relation to any general meeting of the Company or of any class or series of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a “record date”) prior to the date fixed for the meeting (the “meeting date”) and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

136.1 each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class or series (a “record date holder”) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class or series (in each case subject to Bye-Laws 63-67) in relation to that meeting in respect of the shares, or the shares of the relevant class or series, registered in his name at the record date;

136.2 as regards any shares, or shares of the relevant class or series, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date (“relevant shares”), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

136.3 accordingly, except through his proxy pursuant to Bye-Law 136.2, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class or series, in respect of the relevant shares at that meeting.

The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board’s powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

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ACCOUNTING RECORDS

137.  The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Act.

138.  The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

139.  A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors’ report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Act.

AUDIT

140.  Save and to the extent that an audit is waived in the manner permitted by the Companies Act, auditors shall be appointed and their duties regulated in accordance with the Companies Act, any other applicable law and such requirements not inconsistent with the Companies Act as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

141.  Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 139) may be sent to, served on or delivered to any Shareholder by the Company:

141.1 personally;

141.2 by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register;

141.3 by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

141.4 by, where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

141.5 by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 141.1, 141.2, 141.3 or 141.4 of this Bye-Law, in accordance with the Companies Act.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

142. Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company:

142.1 if sent by personal delivery, at the time of delivery;

142.2 if sent by post, forty-eight (48) hours after it was put in the post;

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142.3 if sent by courier or facsimile, twenty-four (24) hours after sending;

142.4 if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve (12) hours after sending; or

142.5 if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Act and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-Laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

143.  If any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five (5) clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable

WINDING UP

144.  If the Company shall be wound up, the liquidator may, with the sanction of a Resolution and any other sanction required by the Companies Act, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes or series of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY AND INSURANCE

145.  Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all actions, costs, charges, liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided always that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Act.

146.  No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

147.  Without limiting the generality of Bye-Law 145, every Indemnified Person shall be indemnified out of the assets of the Company against all liabilities incurred by him by or by reason of any act done,

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conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Act in which relief from liability is granted to him by the court.

148.  To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

149.  Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company provided however that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

150.  Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-Laws 145 and 147 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if any allegation of fraud or dishonesty is proved against the Indemnified Person. Provided that, no monies shall be paid hereunder unless payment of the same shall be authorized in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

150.1 by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

150.2 in the case such a meeting cannot be constituted by lack of disinterested quorum, by independent legal counsel in a written opinion; or

150.3 by a Resolution of the Shareholders.

151.  Each Shareholder of the Company, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law 151 are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.

152.  Without prejudice to the provisions of Bye-Laws 145 and 147, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

153.  These Bye-Laws 145-154 shall provide the broadest indemnity allowable at law, and to the extent any indemnification hereunder is prohibited, unenforceable or not authorized under applicable law, Bye-Laws 145-154 shall be interpreted as broadly as possible without invalidating the remaining provisions hereof. Specifically, to the extent prohibited by Bermuda law, these Bye-Laws shall not result in indemnification of any person, including an Indemnified Person, to the extent he is guilty of fraud or dishonesty.

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154.  No amendment or repeal of any provision of these Bye-Laws 145-154 shall alter, to the detriment of any Indemnified Person, the rights of such Indemnified Person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

ALTERATION OF BYE-LAWS

155.  These Bye-Laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on the resolution, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders by Resolution passed by an affirmative vote of a majority of the voting power of votes cast at such meeting (taking into account the provisions of Bye-Laws 63-67) or such greater majority as required by Bye-Laws 13, 48, 49 or 50 (as applicable).

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Appendix II

AMENDMENTS TO THE MEMORANDUM OF ASSOCIATION OF THE COMPANY

The Board of Directors recommends amending the Memorandum of Association of the Company to implement changes made by the Companies Amendment Act 2006 to the Companies Act 1981 of Bermuda which removes the requirement for a minimum subscribed share capital (except where required by other Bermuda legislation) and permits a company to have unrestricted objects and the powers of a natural person.

Set forth below are Clauses 5, 6 and 7 of the Company’s conformed Memorandum of Association marked to show the changes proposed. Deleted text is shown in [brackets] and inserted text is shown in boldface type.

5.  The authorised share capital of the Company is US$1,630,185.83 divided into 1,076,416,910 shares of par value US$0.015144558 each. [The minimum subscribed share capital of the Company is 12,000.00 in United States Currency.]

6.  The objects for which the Company is formed and incorporated are[:-] unrestricted. [As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act 1981.]

7.  The Company has the following powers: [set out in The Schedule annexed hereto.]

(i) the powers of a natural person;

(ii) subject to the provisions of Section 42 of the Companies Act 1981, the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(iii) the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and

(iv) the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

[The Schedule

(referred to in Clause 7 of the Memorandum of Association)

(a) to borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by the creation and issue of securities;

(b) to enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the company or another subsidiary of a holding company of the company or otherwise associated with the company;

(c) to accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise;

(d) to sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities;

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(e) to issue and allot securities of the company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the company or any services rendered to the company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

(f) to grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the company or otherwise associated with the company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the company or whom the company considers have any moral claim on the company or to their relations connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payment towards insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the company or of its members or for any national, charitable, benevolent, educational, social, public, general or useful object;

(g) subject to the provisions of Section 42 of the Companies Act 1981, to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(h) to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981.]

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Appendix III

AMENDMENTS TO THE ARTICLES OF ASSOCIATION
OF ASPEN (UK) HOLDINGS, ASPEN U.K., ASPEN SERVICES,
AIUK TRUSTEES, AUL AND AMAL

The following proposals describe the amendments to the Articles of Association (the “Articles”) that have been recommended by the Board of Directors and are presented for a vote of shareholders, taking into account changes to the numbering of the Articles as a result of amendments to the Articles already approved by the shareholders at the 2008 Annual General Meeting which do not take effect until October 1, 2009.

The relevant Articles have been marked to show proposed changes, inserted text is shown in bold, there is no deleted text.

In respect of AUL and AMAL the changes are to Article 18 of the Articles. In respect of Aspen (UK) Holdings, Aspen U.K., Aspen Services and AIUK Trustees the changes are to Article 28 of the Articles. The numbering differences are shown in [brackets].

[18]  VOTING AT A SUBSIDIARY’S GENERAL MEETING

[18.1/28] Notwithstanding any other provision of these articles to the contrary, if the voting rights of any shares of the Company’s shareholder/ultimate parent*, Aspen Insurance Holdings Limited (“AIHL”), are adjusted pursuant to AIHL’s Bye laws 63-67 (inclusive)1 and the Company is required or entitled to vote at a general meeting of any subsidiary of the Company which is organised under the laws of a jurisdiction outside the United States of America, the directors shall refer the subject matter of the vote to the members of the Company on a poll and seek authority from the members in a general meeting of the Company for the Company’s corporate representative or proxy to vote in favour of the resolution proposed by the relevant subsidiary. The directors shall cause the Company’s corporate representative or proxy to vote this Company’s shares in the relevant subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to demand a poll and to vote the appropriate proportion of its shares for and the appropriate proportion of shares against the resolution proposed by the relevant subsidiary.

 *  Depending on whether the U.K. subsidiary is a direct or indirect subsidiary of AIHL, the articles of association of the relevant U.K. subsidiary will state either “the Company’s shareholder” or “the Company’s ultimate parent.”
 1  AIHL’s Bye-laws 63-67 (inclusive) as currently in effect are set out in Annex 1 hereto.

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ANNEX 1

ADJUSTMENT OF VOTING POWER

63.  The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder. The Board shall implement the foregoing in the manner provided herein.

64.  The Board shall from time to time, including prior to any time at which a vote of Shareholders is taken, take all reasonable steps necessary to ascertain, including those specified in Bye-Law 68, through communications with Shareholders or otherwise, whether there exists, or will exist at the time any vote of Shareholders is taken, a Tentative 9.5% U.S. Shareholder.

65.  In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Shareholder and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one Shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Shareholders in descending order according to their respective Attribution Percentages, provided that, in the event of a tie, the reduction shall apply first to the Shareholder whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder’s economic interest in (as opposed to voting control with respect to) such shares. The votes of Shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such Shareholders in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder, and provided, further, that (x) no portion of such increase shall apply to the shares held by any Wellington Entity or the Names Trust, and (y) such increase shall be limited in the case of 3i, Phoenix and Montpelier Re so that no such increase would cause the voting power of 3i, Phoenix or Montpelier Re to increase to 10% or more except, in the case of either (x) or (y), where the failure to apply such increase to the shares of any such Shareholders would result in any person becoming a 9.5% U.S. Shareholder. The adjustments of voting power described in this Bye-Law shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board may deviate from any of the principles described in this Bye-Law and determine that shares held by a Shareholder shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Shareholder or its Affiliates. For the avoidance of doubt, in applying the provisions of Bye-Laws 63-75, a share may carry a fraction of a vote.

66.  In these Bye-Laws:

(i). “Controlled Shares” in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person as determined pursuant to Sections 957 and 958 of the Code.

(ii). “9.5% U.S. Shareholder” means a “United States person” as defined in the Code (a “U.S. person”) whose Controlled Shares constitute nine and one-half percent

(9.5%) or more of the voting power of all shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

(iii). “Tentative 9.5% U.S. Shareholder” means a U.S. person that, but for adjustments to the voting rights of shares pursuant to Bye-Laws 63-67, would be a 9.5% U.S. Shareholder.

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(iv). “Attribution Percentage” shall mean, with respect to a Shareholder and a Tentative 9.5% U.S. Shareholder, the percentage of the Shareholders’ shares that are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder.

OTHER ADJUSTMENTS OF VOTING POWER

67.  In addition to the provisions of Bye-Laws 63-66, any shares shall not carry any right to vote to the extent that the Board unanimously determines, in its sole discretion, that it is necessary that such shares should not carry the right to vote in order to avoid material adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any other Shareholder or its Affiliates, provided that (i) no adjustment pursuant to this sentence shall be made if it would cause any person to become a 9.5% U.S. Shareholder or the Company to become a United Kingdom controlled foreign corporation and (ii) prior to making such determination, the Board shall first have consulted with the relevant Shareholder and explored alternatives to avoid such consequences.

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Appendix IV

AMENDMENTS TO THE BYE-LAWS
OF ASPEN INSURANCE LIMITED

The following proposals describe the Bye-Law amendments that have been recommended by the Board of Directors and are presented for a vote of shareholders.

In the description of each proposal below, where Bye-Laws have been marked to show changes proposed, deleted text is shown in [brackets] and inserted text is shown in boldface type.

References to the Act are to the Bermuda Companies Act 1981.

AMENDMENT TO BYE-LAW 1.1

The Board of Directors proposes to amend Bye-Law 1.1 by the deletion of the definition “Group” which is not referred to elsewhere in the Bye-Laws. Set forth below is Bye-Law 1.1 marked to show the change.

1.1 [“Group” means the Company and its subsidiaries or any holding company of the Company or the subsidiaries of any holding company of the Company in each case from time to time and “member of the group” shall be construed accordingly;]

DELETION OF BYE-LAW 1.9

The Board of Directors proposes to delete Bye-Law 1.9 which provides for the definition of “member of the group” which is not referred to elsewhere in the Bye-Laws. Set forth below is Bye-Law 1.9 marked to show the change.

[1.9 a “member of the group” as a body corporate means a subsidiary or holding company of the body corporate or a subsidiary of a holding company of the body corporate.]

AMENDMENTS TO BYE-LAW 35

The Board of Directors proposes to amend Bye-Law 35 by the deletion of the reference to Bye-Law “33.36” and by the addition of the word “this” to correct the Bye-Law reference. Set forth below is Bye-Law 35 marked to show the change.

35.  The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with Bye-Law 108[9] upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law [33.36]. A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class or series of shares present in person or by proxy shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

AMENDMENTS TO BYE-LAWS 38, 83 AND 84

The Board of Directors proposes to amend Bye-Laws 38 and 83 to include ‘‘(5)” after the word “five” and to amend Bye-Law 84 to include “(2)” after the word “two”, in each case to standardize numerical references. Set forth below are Bye-Laws 38, 83 and 84 marked to show the changes.

38.  If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting one Shareholder present in person or by proxy and entitled to vote shall be a quorum. The Company shall give not less than five (5) days notice of any meeting adjourned through want of a quorum and such notice shall state that the one Shareholder present in person or by proxy (whatever the number of shares held by them) and entitled to vote shall be a quorum.

83.  The Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

84.  The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

AMENDMENT TO BYE-LAW 80

The Board of Directors proposes to amend Bye-Law 80 by the insertion of the words “or electronic record” to make the provision consistent with other Bye-Laws. Set forth below is Bye-Law 80 marked to show the change.

80.  Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier, email or other mode of representing or reproducing words in a legible and non-transitory form or electronic record at his last known address or any other address given by him to the Company for this purpose and the provisions of Bye-Law 108[9] shall apply to any notice so given as to the deemed date of service of such notice. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

AMENDMENT TO BYE-LAW 81.1

The Board of Directors proposes to amend Bye-Law 81.1 to remove the restriction on what constitutes quorate meetings. Set forth below is Bye-Law 81.1 marked to show the change.

81.1  The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two individuals. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present. [No meetings of the Board shall be quorate if the majority of the Directors present consist of persons who are resident in the United Kingdom for United Kingdom tax purposes.]

AMENDMENTS TO BYE-LAW 124 AND ADDITION OF ANNEX TO BYE-LAWS

The Board of Directors proposes to amend Bye-Law 124 to modify the voting push-up provision so that it only applies to push-up the votes with respect to an Aspen Insurance Limited subsidiary for exercise by the Company in the event that the voting rights of any shares of the Company are adjusted pursuant to Company Bye-Laws 63-67. The primary purpose of this Bye-Law provision is to mitigate the risk of a direct or indirect U.S. shareholder of the Company having current income inclusions pursuant to the controlled foreign corporation rules under the U.S. Internal Revenue Code. The amended Bye-Law updates this Bye-Law provision with a more flexible approach, which appears appropriate in circumstances such as ours where we have a broad and un-concentrated shareholder base. Set forth below are the proposed changes to Bye-Law 124, including the proposed footnote and corresponding Annex.

124.  Notwithstanding any other provision of these Bye-Laws to the contrary, if the voting rights of any shares of the Company’s parent, Aspen Insurance Holdings Limited (“AIHL”), are adjusted pursuant to

AIHL’s Bye-Laws 63-67 (inclusive)2 and the Company is required or entitled to vote at a general meeting of any subsidiary of the Company which is organized under the laws of a jurisdiction outside the United States of America, the directors shall refer the subject matter of the vote to the Shareholders of the Company on a poll and seek authority from the Shareholders in general meeting of the Company for the Company’s corporate representative or proxy to vote in favor of the resolution proposed by the relevant subsidiary. The directors shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the relevant subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respective, as an instruction for the Company’s corporate representative or proxy to demand a poll and to vote the appropriate proportion of its shares for and the appropriate proportion of shares against the resolution proposed by the relevant subsidiary.

ANNEX

(EXTRACT OF ASPEN INSURANCE HOLDINGS LIMITED’S BYE-LAWS)
ADJUSTMENT OF VOTING POWER

63.  The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder. The Board shall implement the foregoing in the manner provided herein.

64.  The Board shall from time to time, including prior to any time at which a vote of Shareholders is taken, take all reasonable steps necessary to ascertain, including those specified in Bye-Law 68, through communications with Shareholders or otherwise, whether there exists, or will exist at the time any vote of Shareholders is taken, a Tentative 9.5% U.S. Shareholder.

65.  In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Shareholder and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one Shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Shareholders in descending order according to their respective Attribution Percentages, provided that, in the event of a tie, the reduction shall apply first to the Shareholder whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder’s economic interest in (as opposed to voting control with respect to) such shares. The votes of Shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such Shareholders in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder, and provided, further, that no portion of such increase shall apply to the shares held by the Names Trust to increase to 10% or more except, in the case of where the failure to apply such increase to the shares of any such Shareholders would result in any person becoming a 9.5% U.S. Shareholder. The adjustments of voting power described in this Bye-Law shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board may deviate from any of the principles described in this Bye-Law and determine that shares held by a Shareholder shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Shareholder or its Affiliates. For the avoidance of doubt, in applying the provisions of Bye-Laws 63-75, a share may carry a fraction of a vote.

 2  AIHL’s Bye-Laws 63-67 (inclusive) as currently in effect are set out in the Annex hereto.

66. In these Bye-Laws:

(i) “Controlled Shares” in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person as determined pursuant to Sections 957 and 958 of the Code.

(ii) “9.5% U.S. Shareholder” means a “United States person” as defined in the Code (a “U.S. person”) whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

(iii) “Tentative 9.5% U.S. Shareholder” means a U.S. person that, but for adjustments to the voting rights of shares pursuant to Bye-Laws 63-67, would be a 9.5% U.S. Shareholder.

(iv) “Attribution Percentage” shall mean, with respect to a Shareholder and a Tentative 9.5% U.S. Shareholder, the percentage of the Shareholders’ shares that are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder.

OTHER ADJUSTMENTS OF VOTING POWER

67.  In addition to the provisions of Bye-Laws 63-66, any shares shall not carry any right to vote to the extent that the Board unanimously determines, in its sole discretion, that it is necessary that such shares should not carry the right to vote in order to avoid material adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any other Shareholder or its Affiliates, provided that (i) no adjustment pursuant to this sentence shall be made if it would cause any person to become a 9.5% U.S. Shareholder or the Company to become a United Kingdom controlled foreign corporation and (ii) prior to making such determination, the Board shall first have consulted with the relevant Shareholder and explored alternatives to avoid such consequences.

AMENDMENTS TO BYE-LAWS 37-126 AND TO BYE-LAWS GENERALLY

The Board of Directors proposes to amend Bye-Laws 37-126 by the renumbering of these Bye-Laws resulting from previous incorrect numbering and by amending the cross-referencing throughout the Bye-Laws as a result of this renumbering.

Appendix V

AMENDMENTS TO THE MEMORANDUM OF ASSOCIATION
OF ASPEN BERMUDA

The Board of Directors recommends amending the Memorandum of Association of Aspen Bermuda to implement changes made by the Companies Amendment Act 2006 to the Companies Act 1981 of Bermuda which permits a company to have unrestricted objects and the powers of a natural person.

Set forth below are Clauses 6 and 7 of Aspen Bermuda’s Memorandum of Association marked to show the changes proposed. Deleted text is shown in [brackets] and inserted text is shown in boldface type.

6.  The objects for which the Company is formed and incorporated are[:-] unrestricted. [As set forth in paragraphs (a) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act 1981.]

7.  The Company has the following powers: [set out in The Schedule annexed hereto.]

(i) the powers of a natural person;

(ii) subject to the provisions of Section 42 of the Companies Act 1981, the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(v) the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981 and subject also to the Company conforming with the requirements of the Insurance Act 1978 and with conditions imposed or directions given thereunder; and

(vi) the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

[The Schedule

(referred to in Clause 7 of the Memorandum of Association)

(i) to borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by the creation and issue of securities;

(j) to enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the company or another subsidiary of a holding company of the company or otherwise associated with the company;

(k) to accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise;

(l) to sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities;

(m) to issue and allot securities of the company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the company or any services rendered to the company or

V-1

as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

(n) to grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the company or otherwise associated with the company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the company or whom the company considers have any moral claim on the company or to their relations connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payment towards insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the company or of its members or for any national, charitable, benevolent, educational, social, public, general or useful object;

(o) subject to the provisions of Section 42 of the Companies Act 1981, to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(p) to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981 and subject also to the Company conforming with the requirements of the Insurance Act 1978 and with conditions imposed or directions given thereunder.]

V-2

Proxy Card — ASPEN INSURANCE HOLDINGS LIMITED

The Board of Directors recommends a vote “FOR” each proposal listed below.	Please mark your votes as indicated in this example	☒

Please see description of proposals on bottom portion of this card.

	Proposal 1.	For ☐	Withhold All ☐	For All Except ☐	Proposal 6.	For ☐	Against ☐	Abstain ☐		Proposal 11.	For ☐	Withhold All ☐	For All Except ☐	Proposal 16.	For ☐	Against ☐	Abstain ☐
	Proposal 2.	For ☐	Against ☐	Abstain ☐	Proposal 7.	For ☐	Withhold All ☐	For All Except ☐		Proposal 12.	For ☐	Against ☐	Abstain ☐	Proposal 17.	For ☐	Withhold All ☐	For All Except ☐
	Proposal 3.	For ☐	Against ☐	Abstain ☐	Proposal 8.	For ☐	Against ☐	Abstain ☐		Proposal 13.	For ☐	Withhold All ☐	For All Except ☐	Proposal 18.	For ☐	Against ☐	Abstain ☐
	Proposal 4.	For ☐	Against ☐	Abstain ☐	Proposal 9.	For ☐	Withhold All ☐	For All Except ☐		Proposal 14.	For ☐	Against ☐	Abstain ☐	Proposal 19.	For ☐	Against ☐	Abstain ☐
	Proposal 5.	For ☐	Withhold All ☐	For All Except ☐	Proposal 10.	For ☐	Against ☐	Abstain ☐		Proposal 15.	For ☐	Withhold All ☐	For All Except ☐	Proposal 20.	For ☐	Against ☐	Abstain ☐

To withhold authority for any individual nominee under Proposal 1, Proposal 5, Proposal 7, Proposal 9, Proposal 11 , Proposal 13, Proposal 15 and Proposal 17, write the number of each nominee you wish to withhold on the line(s) below:

										Mark Here for Address Change or Comments SEE REVERSE	☐

Signature						Date			Signature						Date
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

ÙFOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Aspen Insurance Holdings Limited	INTERNET http://www.proxyvoting.com/ahl Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Proxy Card — ASPEN INSURANCE HOLDINGS LIMITED

ASPEN INSURANCE HOLDINGS LIMITED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2009

The undersigned hereby appoints Christopher O’Kane and Richard Houghton, jointly and severally, as proxies of the undersigned, with full power of substitution and with the authority in each to act in the absence of the other, to vote on behalf of the undersigned, all Ordinary Shares of the undersigned at the Annual General Meeting of Shareholders to be held on April 29, 2009, and at any adjournment thereof, upon the subjects described in the letter furnished herewith, subject to any directions indicated below.

Your vote is important! Please complete, date, sign and return this form to Aspen Insurance Holdings Limited, c/o BNY Mellon Shareowner Services, attn: Proxy Processing, P.O. Box 3862, South Hackensack, NJ 07606, in the accompanying envelope, which does not require postage if mailed in the United States.

This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will vote FOR each proposal listed below and in accordance with the proxyholder's best judgment as to any other business as may properly come before the Annual General Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 29, 2009.

The proxy statement and annual report to security holders are available at http://www.aspen.bm.

(Continued on reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3862 SOUTH HACKENSACK, NJ 07606
Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Proposal 1	To re-elect (1) Mr. Richard Houghton, (2) Mr. Julian Cusack and (3) Mr. Glyn Jones as Class II directors of the Company.	Proposal 11
To authorize the election of Messrs. (18) Stephen Rose, (19) John Henderson, (20) Christopher Woodman, (21) Michael Cain and (22) Ms. Katharine Wade as company directors to the board of directors of AIUK Trustees Limited.

Proposal 2
To appoint KPMG Audit Plc, London, England, to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009 and to authorize the Board of Directors through the Audit Committee to set the remuneration for the independent registered public accounting firm.
		Proposal 12	To amend AIUK Trustees Limited's articles of association as described in Appendix III of the attached Proxy Statement.
Proposal 3	To adopt the amended and restated Bye-laws of the Company to reflect the changes described in Appendix I of the attached Proxy Statement.	Proposal 13	To authorize the election of (23) Ms. Karen Green and (24) Mr. Christopher O’Brien as company directors to the board of Aspen Underwriting Limited.
Proposal 4	To adopt the amendments to the Memorandum of Association of the Company to reflect the changes described in Appendix II of the attached Proxy Statement.	Proposal 14	To amend Aspen Underwriting Limited’s articles of association as described in Appendix III of the attached Proxy Statement.
Proposal 5
To authorize the election of Messrs. (4) Glyn Jones, (5) Christopher O’Kane, (6) Richard Bucknall, (7) Ian Cormack, (8) Richard Houghton, (9) Stephen Rose, (10) Oliver Peterken and (11) Ms. Heidi Hutter as company directors to the board of directors of Aspen Insurance UK Limited.
Proposal 15
To authorize the election of Messrs. (25) Richard Bucknall, (26) John Hobbs, (27) James Ingham Clark, (28) Robert Long, (29) Christopher O’Brien, (30) Matthew Yeldham, (31) Ms. Karen Green and (32) Ms. Heidi Hutter as company directors to the board of Aspen Managing Agency Limited.

Proposal 6	To amend Aspen Insurance UK Limited’s articles of association as described in Appendix III of the attached Proxy Statement.	Proposal 16	To amend Aspen Managing Agency Limited’s articles of association as described in Appendix III of the attached Proxy Statement.
Proposal 7	To authorize the election of Messrs. (12) Christopher O'Kane, (13) Richard Houghton and (14) Stephen Rose as company directors to the board of directors of Aspen Insurance UK Services Limited.	Proposal 17
To authorize the election of Messrs. (33) Christopher O’Kane, (34) Julian Cusack, (35) James Few, (36) Oliver Peterken, (37) David Skinner, (38) Ms. Karen Green and (39) Ms. Heather Kitson as company directors to the board of directors of Aspen Insurance Limited and the authorization of the board of directors of Aspen Insurance Limited to appoint any individual as an alternate director or as a director to fill any casual vacancy created from time to time provided the number of directors does not exceed 11 for 2009 and to fix the remuneration of such directors.

Proposal 8	To amend Aspen Insurance UK Services Limited’s articles of association, as described in Appendix III of the attached Proxy Statement.	Proposal 18
To authorize the appointment of KPMG as the auditor of Aspen Insurance Limited for fiscal year ended December 31, 2009 and grant authority to the Company’s Board of Directors through its Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Proposal 9	To authorize the election of Messrs. (15) Christopher O’Kane, (16) Richard Houghton and (17) Stephen Rose as company directors to the board of directors of Aspen (UK) Holdings Limited.	Proposal 19	To amend Aspen Insurance Limited’s Bye-Laws as described in Appendix IV of the Proxy Statement.
Proposal 10	To amend Aspen (UK) Holdings Limited’s articles of association as described in Appendix III of the attached Proxy Statement.	Proposal 20	To amend Aspen Insurance Limited’s Memorandum of Association to reflect the changes described in Appendix V of the attached Proxy Statement.